Prospectus Supplement dated March 28, 2006 (to Prospectus dated September 29, 2005)

$661,696,000 (Approximate)

Citigroup Mortgage Loan Trust 2006-HE1
Issuing Entity

Asset-Backed Pass-Through Certificates, Series 2006-HE1

Citigroup Mortgage Loan Trust Inc.
Depositor

Citigroup Global Markets Realty Corp.
Sponsor

Wells Fargo Bank, N.A.
JPMorgan Chase Bank, National Association
Servicers

Citibank, N.A.
Trust Administrator

You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement and page 5 in the prospectus.
This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

Offered Certificates          The trust created for the Series 2006-HE1 certificates will hold a pool of one- to four-family residential first lien and second lien, fixed-rate and adjustable-rate mortgage loans. The trust will issue thirteen classes of offered certificates. You can find a list of these classes, together with their initial certificate principal balances and pass-through rates, on page S-5 of this prospectus supplement. Credit enhancement for the offered certificates will be provided in the form of excess interest, subordination and overcollateralization. The offered certificates will also have the benefit of a cap contract.

Underwriting                       Citigroup Global Markets Inc., as underwriter, will offer to the public the offered certificates at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates, before deducting expenses, will be approximately 100.00% of the aggregate initial certificate principal balance of the offered certificates. See “Method of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Citigroup

Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and
•	this prospectus supplement, which describes the specific terms of this series of certificates.

Citigroup Mortgage Loan Trust Inc.’s principal offices are located at 390 Greenwich Street, 4th Floor, New York, New York 10013 and its phone number is (212) 816-6000, Attention: Mortgage Finance.

Table of Contents

Prospectus Supplement

SUMMARY OF PROSPECTUS SUPPLEMENT
RISK FACTORS
AFFILIATIONS AND RELATED TRANSACTIONS
USE OF PROCEEDS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ORIGINATORS
THE SERVICERS
THE TRUSTEE
THE TRUST ADMINISTRATOR
THE SPONSOR
THE DEPOSITOR
THE ISSUING ENTITY
YIELD ON THE CERTIFICATES
DESCRIPTION OF THE CERTIFICATES
POOLING AND SERVICING AGREEMENT
FEDERAL INCOME TAX CONSEQUENCES
METHOD OF DISTRIBUTION
SECONDARY MARKET
LEGAL OPINIONS
RATINGS
LEGAL INVESTMENT
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS
ANNEX I
ANNEX II
ANNEX III
ANNEX IV

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b)
it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

  SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a broad overview of the certificates offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus.

Title of Series	Citigroup Mortgage Loan Trust Inc., Asset-Backed Pass-Through Certificates, Series 2006-HE1.
Cut-off Date	March 1, 2006.
Closing Date	On or about March 30, 2006.
Issuing Entity
Citigroup Mortgage Loan Trust 2006-HE1. The issuing entity will be established under a pooling and servicing agreement among Citigroup Mortgage Loan Trust Inc., as depositor, Wells Fargo Bank, N.A., and JPMorgan Chase Bank, National Association as servicers, Citibank, N.A., as trust administrator and U.S. Bank National Association, as trustee.

Depositor
Citigroup Mortgage Loan Trust Inc., a Delaware corporation and an affiliate of Citigroup Global Markets Inc. The depositor will deposit the mortgage loans into the trust. See “The Depositor” in the prospectus supplement.

Originators
Centex Home Equity Company, LLC, a Delaware limited liability company, MortgageIT, Inc., a New York corporation, Quick Loan Funding, Inc., a Michigan corporation, First Horizon Home Loan Corporation, a Kansas corporation and Option One Mortgage Corporation, a California corporation. See “The Originators” in this prospectus supplement.

Servicers
Wells Fargo Bank, N.A., a national banking association (referred to in this prospectus supplement as Wells Fargo) will service all the mortgage loans other than the mortgage loans originated by Quick Loan Funding, Inc.

JPMorgan Chase Bank, National Association (referred to in this prospectus supplement as JPMCB), a national banking association, with its principal office located at 1111 Polaris Parkway, Columbus, Ohio 43240 will service the mortgage loans originated by Quick Loan Funding, Inc.

Sponsor	Citigroup Global Markets Realty Corp., a New York corporation and an affiliate of Citigroup Global Markets Inc. The sponsor will sell the mortgage loans to the depositor.
Trust Administrator	Citibank, N.A., a national banking association and an affiliate of Citigroup Global Markets Inc. See “The Trust Administrator” in this prospectus supplement.
Trustee	U.S. Bank National Association, a national banking association. See “The Trustee” in this prospectus supplement.
Custodian	Citibank (West), FSB, a federal savings bank and an affiliate of the depositor and the underwriter. See “Pooling and Servicing Agreement—The Custodian” in this prospectus supplement.
Credit Risk Manager	Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company, a Colorado corporation. See “Pooling and Servicing Agreement—The Credit Risk Manager” in this prospectus supplement.
Distribution Dates	Distributions on the certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in April 2006.
Final Scheduled Distribution Dates
The final scheduled distribution date for the Class A Certificates and Mezzanine Certificates will be the distribution date in January 2036. The final scheduled distribution date for the Class A Certificates and Mezzanine Certificates is calculated as the month after the maturity of the latest maturing loan in the pool. The actual final distribution date for each class of Class A Certificates and Mezzanine Certificates may be earlier, and could be substantially earlier, than the applicable final scheduled distribution date.

Offered Certificates
Only the certificates listed in the immediately following table are being offered by this prospectus supplement. Each class of offered certificates will have the initial certificate principal balance and pass-through rate set forth or described in the immediately following table.

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate(2)	Class	Initial Certificate Principal Balance (1)	Pass-Through Rate(2)
A-1	$ 321,190,000	Variable	M-4	$ 14,204,000	Variable
A-2	$ 77,535,000	Variable	M-5	$ 13,511,000	Variable
A-3	$ 72,402,000	Variable	M-6	$ 11,432,000	Variable
A-4	$ 51,994,000	Variable	M-7	$ 11,086,000	Variable
M-1	$ 28,408,000	Variable	M-8	$ 9,354,000	Variable
M-2	$ 26,329,000	Variable	M-9	$ 8,315,000	Variable
M-3	$ 15,936,000	Variable
_______________
(1) Approximate. Subject to a variance of + 5%.
(2) The pass-through rate on each class of offered certificates is based on one-month LIBOR plus an applicable certificate margin, subject to a rate cap as described in this prospectus supplement under “Description of the Certificates—Pass-Through Rates.”

The Trust

The depositor will establish a trust with respect to the certificates pursuant to a pooling and servicing agreement, dated as of the cut-off date, among the depositor, the servicers, the trust administrator and the trustee. There will be nineteen classes of certificates representing beneficial interests in the trust. See “Description of the Certificates” in this prospectus supplement.

The certificates will represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and principal on the certificates will be made only from payments received in connection with the mortgage loans and amounts received under the cap contract.

The Mortgage Loans

References to percentages of the mortgage loans or weighted averages with respect to the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans, or of the indicated subset thereof, as of the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including such mortgage loans would materially alter the characteristics of the mortgage loans in the mortgage pool as described in this prospectus supplement. Any statistic presented on a weighted average basis or any statistic based on the aggregate principal balance of the mortgage loans is subject to a variance of plus or minus 5%.

The trust will contain 4,301 conventional, one- to four-family, fixed-rate and adjustable-rate mortgage loans secured by first or second liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $692,875,508 as of the cut-off date, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

The mortgage loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate mortgage loans:	84.88%
Fixed-rate mortgage loans:	15.12%
Interest only mortgage loans:	25.75%
Second lien mortgage loans:	4.67%
Range of mortgage rates:	5.300%-13.990%
Weighted average mortgage rate:	7.898%
Range of gross margins of the adjustable-rate mortgage loans:	2.250%- 9.350%
Weighted average gross margin of the adjustable-rate mortgage loans:	5.803%
Range of minimum mortgage rates of the adjustable-rate mortgage loans:	2.250% - 11.900%
Weighted average minimum mortgage rate of the adjustable-rate mortgage loans:	6.457%
Range of maximum mortgage rates of the adjustable-rate mortgage loans:	9.250% -18.550%
Weighed average maximum mortgage rate of the adjustable-rate mortgage loans:	14.308%
Weighted average next adjustment date of the adjustable-rate mortgage loans:	November 2007
Weighed average remaining term to stated maturity:	347 months
Range of principal balances:	$4,971 - $1,251,000
Average principal balance:	$161,096
Range of fully combined loan- to-value ratios:	10.39% - 100.00%
Weighted average fully combined loan-to-value ratio:	85.70%
Balloon loans:	6.46%
Geographic concentrations in excess of 5%: California: Florida: Texas:	36.99% 8.03% 6.73%

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this prospectus supplement.

The Certificates

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

Class A Certificates
Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates.
Mezzanine Certificates
Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates.

Floating Rate Certificates
Class A Certificates and Mezzanine Certificates.
Subordinate Certificates
Mezzanine Certificates and Class CE Certificates.
Residual Certificates
Class R and Class R-X Certificates.
The pass-through rate for the Floating Rate Certificates will be a per annum rate based on one-month LIBOR plus an applicable margin set forth below, in each case, subject to the Net WAC Pass-Through Rate as described under “Description of the Certificates—Pass-Through Rates” in this prospectus supplement.

	Margin
Class	(1)	(2)
A-1	0.060%	0.120%
A-2	0.120%	0.240%
A-3	0.180%	0.360%
A-4	0.270%	0.540%
M-1	0.330%	0.495%
M-2	0.340%	0.510%
M-3	0.360%	0.540%
M-4	0.470%	0.705%
M-5	0.500%	0.750%
M-6	0.590%	0.885%
M-7	1.050%	1.575%
M-8	1.250%	1.875%
M-9	2.200%	3.300%
M-10	2.500%	3.750%
M-11	2.500%	3.750%
__________
(1) For the interest accrual period for each distribution date through and including the first distribution date on which the aggregate principal balance of the mortgage loans remaining in the mortgage pool is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.
(2) For each interest accrual period thereafter.

The offered certificates will be sold by the depositor to Citigroup Global Markets Inc., the underwriter, on the closing date.

The Floating Rate Certificates will initially be represented by one or more global certificates registered in the name of Cede & Co., as a nominee of The Depository Trust Company in minimum denominations of $25,000 and integral multiples of $1.00 in excess of those minimum denominations. See “Description of the Certificates—Registration of the Book-Entry Certificates” in this prospectus supplement.

The Class M-10 Certificates, the Class M-11 Certificates, the Class CE Certificates, the Class P Certificates and the Residual Certificates are not offered by this prospectus supplement. Information about these classes of certificates is included in this prospectus supplement solely to facilitate an understanding of the offered certificates.

Class M-10 and Class M-11 Certificates. The Class M-10 Certificates will have an initial certificate principal balance of $9,007,000 and the Class M-11 Certificates will have an initial certificate principal balance of $7,275,000. The Class M-10 Certificates and the Class M-11 Certificates will be sold by the depositor to Citigroup Global Markets Inc. on the closing date.

Class CE Certificates. The Class CE Certificates will have an initial certificate principal balance of approximately $14,897,408 which is approximately equal to the initial overcollateralization required by the pooling and servicing agreement. The Class CE Certificates initially evidence an interest of approximately 2.15% in the trust. On any distribution date, the Class CE Certificates will be entitled to distributions only after all required distributions on the Floating Rate Certificates for such distribution date have been made. The Class CE Certificates will be delivered to the sponsor as partial consideration for the sale of the Mortgage Loans.

Class P Certificates. The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class P Certificates will be delivered to the sponsor as partial consideration for the sale of the Mortgage Loans.

Residual Certificates. The Residual Certificates will represent the residual interests in the trust. The Residual Certificates will be sold by the depositor to Citigroup Global Markets Inc. on the closing date

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Floating Rate Certificates will consist of excess interest, subordination, overcollateralization and a cap contract, each as described in this section and under “Description of the Certificates—Credit Enhancement” in this prospectus supplement.

Excess Interest. The mortgage loans bear interest each month which, in the aggregate, is expected to exceed the amount needed to distribute monthly interest on the Floating Rate Certificates and to pay certain fees and expenses of the trust. The excess interest, if any, from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain or restore overcollateralization at the required level.

Subordination. The rights of the holders of the Mezzanine Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

In addition, the rights of the holders of Mezzanine Certificates with higher numerical class designations to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates with lower numerical class designations, and the rights of the holders of the Class CE Certificates to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates, in each case to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior classes of certificates in respect of interest and principal and to afford the more senior classes of certificates protection against realized losses on the mortgage loans.

Overcollateralization. The aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the Floating Rate Certificates and Class P Certificates as of the closing date by approximately $14,897,408. The required level of overcollateralization will initially be equal to approximately 2.15% of the aggregate principal balance of the mortgage loans as of the cut-off date. We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain or restore overcollateralization at the required level.

Allocation of Losses. If, on any distribution date, there is not sufficient excess interest or overcollateralization to absorb realized losses on the mortgage loans as described under “Description of the Certificates—Credit Enhancement—Overcollateralization Provisions” in this prospectus supplement or payments received under the cap contract, then realized losses on the mortgage loans will be allocated to the Mezzanine Certificates in reverse order of seniority. The pooling and servicing agreement will not permit the allocation of realized losses on the mortgage loans to the Class A Certificates or the Class P Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios there may not be enough interest and principal on the mortgage loans to distribute to the Class A Certificates all interest and principal amounts to which these certificates are then entitled. See “Description of the Certificates— Allocation of Losses” in this prospectus supplement.

Once realized losses are allocated to the Mezzanine Certificates, such realized losses will not be reinstated thereafter, except in the case of certain subsequent recoveries that occur while such certificates are still outstanding. However, the amount of any realized losses allocated to any of the Mezzanine Certificates may be paid, without interest, on future distribution dates to the holders of such Mezzanine Certificates, if such certificates are then still outstanding, on a subordinated basis to the extent funds are available for such purpose according to the priorities described under “Description of the Certificates—Credit Enhancement—Overcollateralization Provisions” and “Description of the Certificates—Cap Contract” in this prospectus supplement.

Cap Contract

On the closing date, the trustee will enter into a cap contract. The cap contract will require the counterparty to pay amounts to the trust to the extent one-month LIBOR (as defined in the related cap contract) for any related interest accrual period exceeds 4.95% per annum, in an amount equal to such excess multiplied by the notional amount for such interest accrual period set forth in Annex IV. The counterparty will make a payment to the trust administrator, as cap administrator and the cap administrator will distribute such amount in the manner and priority as set forth under “Description of the Certificates—Cap Contract” in this prospectus supplement. See “Description of the Certificates—The Cap Contract” in this prospectus supplement.

P&I Advances

Each servicer is required to advance delinquent payments of principal and interest on the mortgage loans serviced by it, subject to the limitations described under “Description of the Certificates—P&I Advances” in this prospectus supplement. The servicers are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. The servicers will not advance the balloon payment with respect to any balloon mortgage loan. See “Description of the Certificates—P&I Advances” in this prospectus supplement and “Description of the Securities—Advances in Respect of Delinquencies” in the prospectus.

Trigger Event

The occurrence of a Trigger Event, following the Stepdown Date, may have the effect of accelerating or decelerating the amortization of certain classes of Class A Certificates and Mezzanine Certificates and affecting the weighted average lives of such certificates. The Stepdown Date is the earlier to occur of (1) the first distribution date immediately succeeding the distribution date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (2) the later of (x) the distribution date occurring in April 2009 and (y) the first distribution date on which the subordination available to the Class A Certificates has doubled. A Trigger Event will be met if delinquencies or losses on the mortgage loans exceed the levels set forth in the definition thereof.

 See “Description of the Certificates—Principal Distributions” and “Glossary” in this prospectus supplement for additional information.

Fees and Expenses

Before distributions are made on the certificates, the following fees and expenses will be payable: (i) each servicer will be paid a monthly fee equal to one-twelfth of 0.50% multiplied by the aggregate principal balance of the mortgage loans serviced by it as of the first day of the related due period and (ii) the credit risk manager will be paid a monthly fee equal to one-twelfth of 0.015% multiplied by the aggregate principal balance of the mortgage loans as of the first day of the related due period. The servicing fee will be payable from amounts on deposit in the collection account. The credit risk manager fee will be payable from amounts on deposit in the distribution account.

Optional Termination

At its option, Wells Fargo, or if Wells Fargo fails to exercise such option, JPMCB may purchase all of the mortgage loans serviced in the trust, together with any properties in respect of the mortgage loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the mortgage loans and properties acquired in respect of the mortgage loans has been reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.  See “Pooling and Servicing Agreement—Termination” in this prospectus supplement and “Description of the Securities— Termination” in the prospectus.

Repurchase or Substitution of Mortgage Loans For Breaches of Representations and Warranties

Each originator made, and the sponsor will make, certain representations and warranties with respect to each mortgage loan at the time the mortgage loans were sold by the originator to the sponsor, or as of the closing date. Upon discovery of a breach of such representations and warranties that materially and adversely affects the interests of the certificateholders, the originator or the sponsor, as applicable, will be obligated to cure such breach, or otherwise repurchase or replace such mortgage loan.

See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this prospectus supplement for additional information.

Federal Income Tax Consequences

One or more elections will be made to treat the trust (exclusive of the Net WAC Rate Carryover Reserve Account, the cap account and the cap contract) as one or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes. See “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

Ratings

It is a condition to the issuance of the offered certificates that the offered certificates receive not lower than the following ratings from Moody’s Investors Service, Inc., or Moody’s, Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., or S&P and Fitch Ratings, Inc., or Fitch:

Offered Certificates	Moody’s	S&P	Fitch
Class A-1	Aaa	AAA	AAA
Class A-2	Aaa	AAA	AAA
Class A-3	Aaa	AAA	AAA
Class A-4	Aaa	AAA	AAA
Class M-1	Aa1	AA+	AA+
Class M-2	Aa2	AA	AA
Class M-3	Aa3	AA-	AA-
Class M-4	A1	A+	A+
Class M-5	A2	A	A
Class M-6	A3	A-	A-
Class M-7	Baa1	BBB+	BBB+
Class M-8	Baa2	BBB	BBB
Class M-9	Baa3	BBB-	BBB-

A security rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors. The ratings on the offered certificates do not address the likelihood of any recovery of basis risk shortfalls by holders of such certificates. See “Yield on the Certificates” and “Ratings” in this prospectus supplement and “Yield Considerations” in the prospectus.

Legal Investment

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA. See “Legal Investment” in this prospectus supplement and in the prospectus.

Considerations for Benefit Plan Investors

The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 91-23, as amended, to Citigroup Global Markets Inc. This exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Internal Revenue Code of 1986, or the Code, and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by Citigroup Global Markets Inc. This exemption generally applies to certificates such as the offered certificates, and the servicing and operation of asset pools such as the mortgage pool, provided that certain conditions are satisfied. See “Considerations For Benefit Plan Investors” in this prospectus supplement and in the prospectus.

  RISK FACTORS

In addition to the matters described elsewhere in this prospectus supplement and the prospectus, prospective investors should carefully consider the following factors before deciding to invest in the offered certificates.

The mortgage loans were underwritten to standards which do not conform to the credit standards of Fannie Mae or Freddie Mac which may result in losses on the mortgage loans.

Each originator’s underwriting standards are intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan and consider, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Each originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae or Freddie Mac credit guidelines. None of the originators’ underwriting standards prohibit a mortgagor from obtaining, at the time of origination of such originator’s first lien, additional financing which is subordinate to that first lien, which subordinate financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in such originator’s loan-to-value ratio determination for such originator’s first lien.

As a result of the originators’ underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. See “The Originators” in this prospectus supplement.

Mortgage loans with high loan-to-value ratios leave the related borrower with little or no equity in the related mortgaged property, which may result in losses with respect to these mortgage loans.

Approximately 67.81% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) have an original fully combined loan-to-value ratio in excess of 80%. None of the mortgage loans has an original fully combined loan-to-value ratio in excess of approximately 100.00%. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss. In addition, an overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the related mortgaged property from the value at the time the mortgage loan was originated. If the value of a mortgaged property decreases, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated which may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination will be less than or equal to its original loan-to-value ratio. See “The Mortgage Pool—General” in this prospectus supplement.

Furthermore, a mortgagor may have obtained at or around the time of origination of the related originator’s first lien or second lien, or may obtain at any time thereafter, additional financing which is subordinate to that lien, which subordinate financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the related originator’s loan-to-value ratio determination for such originator’s first or second lien.

There are risks associated with second lien mortgage loans.

Approximately 4.67% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the related servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high original loan-to-value ratios because it is comparatively more likely that the related servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second lien mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Delinquencies on the mortgage loans may adversely affect the Floating Rate Certificates.

Approximately 4.49% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are 30-59 days delinquent as of February 28, 2006. A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on next monthly due date. As a result of the inclusion of delinquent mortgage loans, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. It is possible that a delinquent mortgage loan will not ever become current or, if it does become current, that the mortgagor may become delinquent again.

Each servicer will be required to make advances of delinquent payments of principal and interest on any delinquent mortgage loans serviced by it (to the extent such advances are deemed by the related servicer to be recoverable), until such mortgage loans become current. Furthermore, with respect to any delinquent mortgage loan, each servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan. If a servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

Interest only mortgage loans risk.

Approximately 25.75% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) require the borrowers to make monthly payments only of accrued interest for the first 24, 36, 60 or 120 months following origination. After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date. The interest-only feature may reduce the likelihood of prepayment during the interest-only period due to the smaller monthly payments relative to a fully-amortizing mortgage loan. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for an extended period following origination, certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on an investment in the Floating Rate Certificates that are purchased at a discount.

Balloon loan risk.

Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. Approximately 6.46% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are balloon loans.

Silent second lien risk.

Approximately 23.56% of the mortgage loans (by aggregate principal balance as of the cut-off date) are subject to a second lien mortgage loan which may or may not be included in the trust. The weighted average fully combined loan-to-value ratio of such mortgage loans at origination is approximately 99.46%. With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a silent second lien since mortgagors have less equity in the mortgaged property. In addition, a default may be declared on the second lien loan, even though the first lien is current, which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

The mortgage loans are concentrated in particular states, which may present a greater risk of loss relating to these mortgage loans.

The chart presented under “Summary of Prospectus Supplement—The Mortgage Loans” lists the states with the highest concentrations of mortgage loans. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as hurricanes, earthquakes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the conditions below will have a disproportionate impact on the mortgage loans based on their location:

•	Economic conditions in states with high concentrations of mortgage loans which may or may not affect real property values may affect the ability of mortgagors to repay their mortgage loans on time.
•
Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

•
Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Hurricanes may pose special risks.

At the end of August 2005, Hurricane Katrina and Hurricane Rita caused catastrophic damage to areas in the Gulf Coast region of the United States. The originator or the sponsor will represent and warrant as of the Closing Date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty that materially and adversely affects the value of such mortgage loan, the originator or the sponsor, as applicable, will be obligated to repurchase or substitute for the related mortgage loan. Any such repurchase would have the effect of increasing the rate of principal distributions on the Class A Certificates and Mezzanine Certificates. Any damage to a mortgaged property that secures a mortgage loan in the trust occurring after the Closing Date as a result of any other casualty event occurring after the Closing Date (including, but not limited to, other hurricanes) will not cause a breach of this representation and warranty.

The full economic impact of Hurricane Katrina and Hurricane Rita is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the Class A Certificates or Mezzanine Certificates or impact the weighted average lives of such certificates.

Violation of consumer protection laws may result in losses on the mortgage loans and your certificates.

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;
•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans.

Each originator or the sponsor will represent that as of the Closing Date, each mortgage loan was in compliance with applicable federal, state and local laws and regulations that were in effect at the time the related mortgage loan was originated. In the event of a breach of such representation, the originator will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner set forth in the pooling and servicing agreement.

High Cost Loans

None of the mortgage loans are “High Cost Loans” within the meaning of the Homeownership Act or any state or local law, ordinance or regulation similar to the Homeownership Act. See “Certain Legal Aspects of Residential Loans—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders” in the prospectus.

In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The failure of the originators to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if an originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the originator will be required to purchase such mortgage loan from the trust.

Your certificates will be limited obligations solely of the trust and not of any other party.

The certificates will not represent an interest in or obligation of the sponsor, the depositor, the servicers, the credit risk manager, the trust administrator, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the sponsor, the depositor, the servicers, the credit risk manager, the trust administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of distributions on the offered certificates, and there will be no recourse to the sponsor, the depositor, the servicers, the credit risk manager, the trust administrator, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided for under the offered certificates.

The cap contract is subject to counterparty risk.

The assets of the trust will include the cap contract which will require the counterparty thereunder to make certain payments to the trust. To the extent that distributions on the Floating Rate Certificates depend in part on payments to be received by the trust administrator under the cap contract, the ability of the trustee to make such distributions on the Floating Rate Certificates will be subject to the credit risk of the counterparty to the cap contract. Although there will be a mechanism in place to facilitate replacement of the cap contract upon the default or credit impairment of the counterparty thereunder, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement cap contract.

Credit scores may not accurately predict the performance of the mortgage loans.

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Potential inadequacy of credit enhancement for the offered certificates.

The credit enhancement features described in this prospectus supplement are intended to increase the likelihood that holders of the offered certificates will receive regular distributions of interest and/or principal. If delinquencies or defaults occur on the mortgage loans, neither the servicers nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are deemed unrecoverable. If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, the holders of the offered certificates may suffer losses.

Interest generated by the mortgage loans may be insufficient to maintain or restore overcollateralization.

The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the Floating Rate Certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, available excess interest generated by the mortgage loans will be used to maintain or restore overcollateralization, at the then-required level. We cannot assure you that sufficient interest will be generated by the mortgage loans to create overcollateralization or thereafter to maintain or restore overcollateralization at the required level. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•
Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. Prepayments and liquidations of mortgage loans with relatively higher mortgage rates will cause excess interest to be reduced to a greater degree than will prepayments and liquidations of mortgage loans with relatively lower mortgage rates.

•
If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Floating Rate Certificates.

•
The adjustable-rate mortgage loans have mortgage rates that adjust less frequently than, and on the basis of indices that are different from the index used to determine, the pass-through rates on the Floating Rate Certificates, and the fixed-rate mortgage loans have mortgage rates that do not adjust. As a result, the pass-through rates on the Floating Rate Certificates may increase relative to mortgage rates on the mortgage loans, requiring that a greater portion of the interest generated by the mortgage loans be applied to cover interest on the Floating Rate Certificates.

•
The distribution priorities for the certificates will at times cause certain classes of Floating Rate Certificates with lower pass-through rates to amortize more rapidly than the classes of Floating Rate Certificates with higher pass-through rates, with resulting increases in the weighted average pass-through rate of the Floating Rate Certificates and corresponding decreases in the amount of excess interest.

The pass-through rates on the Floating Rate Certificates are subject to limitation.

The Floating Rate Certificates will accrue interest at a pass-through rate based on a one-month LIBOR index plus a specified margin, but the pass-through rate on every class of Floating Rate Certificates will be subject to a limit. The limit on the pass-through rates for the Floating Rate Certificates is generally based on the weighted average of the mortgage rates on the related mortgage loans, net of certain fees and expenses of the trust. As a result of the limit on the pass-through rates on the Floating Rate Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were calculated without regard to such limit.

A variety of factors could limit the pass-through rates and adversely affect the yields to maturity on the Floating Rate Certificates. Some of these factors are described below.

•
The pass-through rates for the Floating Rate Certificates may adjust monthly while the mortgage rates on the fixed-rate mortgage loans do not adjust and the mortgage rates on the adjustable-rate mortgage loans adjust less frequently. Furthermore, substantially all of the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates two, three or five years after their origination. Consequently, the limits on the pass-through rates on the Floating Rate Certificates may prevent any increases in the pass-through rate on one or more classes of such certificates for extended periods in a rising interest rate environment.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rate on one or more classes of the Floating Rate Certificates is more likely to be limited.

•
The mortgage rates on the adjustable-rate mortgage loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on the adjustable-rate mortgage loans may decline while the pass-through rates on the Floating Rate Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rates on the Floating Rate Certificates may both decline or increase during the same period, but that the pass-through rates on the Floating Rate Certificates may decline more slowly or increase more rapidly.

If the pass-through rate on any class of Floating Rate Certificates is limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of those certificates on the same distribution date or on future distribution dates, to the extent that on such distribution date or future distribution dates there are any available funds remaining after certain other distributions on the certificates and the payment of certain fees and expenses of the trust. There can be no assurance that any basis risk shortfalls will be recovered, and the ratings on the offered certificates will not address the likelihood of any such recovery of basis risk shortfalls by holders of such certificates.

Amounts used to pay such shortfalls on the Floating Rate Certificates may be supplemented by the cap contract on any distribution date to the extent such amount is available in the priority described in this prospectus supplement. However, the amount received from the cap counterparty under the cap contract may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

The limit on the pass-through rate on any class of Floating Rate Certificates may apply for extended periods, or indefinitely. If the pass-through rate on any class of Floating Rate Certificates is limited for any distribution date, the value of such class of certificates may be temporarily or permanently reduced.

The rate and timing of principal distributions on the Floating Rate Certificates will be affected by prepayment speeds.

The rate and timing of distributions allocable to principal on the Floating Rate Certificates will depend on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to distribute principal on such certificates. As is the case with mortgage pass-through certificates generally, the Floating Rate Certificates will be subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately 67.90% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date), a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related mortgage loan. See “The Mortgage Pool” in this prospectus supplement.

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the Floating Rate Certificates at a time when reinvestment at the higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the Floating Rate Certificates at a time when reinvestment at comparable yields may not be possible. Furthermore, the adjustable-rate mortgage loans may prepay at different rates and in response to different factors than the fixed-rate mortgage loans. The inclusion of different types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

The originators or the sponsor may be required to repurchase mortgage loans from the trust in the event certain breaches of representations and warranties have not been cured. In addition, at its option, Wells Fargo or, if Wells Fargo fails to exercise such option, JPMCB, may purchase the mortgage loans when the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. These purchases will have the same effect on the holders of the Floating Rate Certificates as a prepayment of those mortgage loans.

The multiple class structure of the Floating Rate Certificates causes the yields of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yields to maturity on the classes of Floating Rate Certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yields to maturity on each class of Floating Rate Certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class CE Certificates, payments received under the cap contract or, in the case of a class of Class A Certificates, by the Mezzanine Certificates or, in the case of a class of Mezzanine Certificates, by Mezzanine Certificates with higher numerical class designations. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Floating Rate Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see “Yield on the Certificates” in this prospectus supplement, including the tables entitled “Percent of Initial Certificate Principal Balance Outstanding.”

The yield to maturity on the Floating Rate Certificates will depend on a variety of factors.

The yield to maturity on the Floating Rate Certificates will depend on: (i) the applicable pass-through rate thereon from time to time; (ii) the applicable purchase price; (iii) the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans, and the allocation thereof to reduce the certificate principal balance of such certificates; (iv) the rate, timing and severity of realized losses on the mortgage loans; (v) adjustments to the mortgage rates on the adjustable-rate mortgage loans; (vi) the amount of excess interest generated by the mortgage loans; (vii) changes in six-month LIBOR, one-month LIBOR and one-year LIBOR and (viii) the allocation to the Floating Rate Certificates of some types of interest shortfalls.

If the Floating Rate Certificates are purchased at a premium and principal distributions on these certificates occur at a rate faster than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Floating Rate Certificates are purchased at a discount and principal distributions on these certificates occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

As a result of the absorption of realized losses on the mortgage loans by excess interest, overcollateralization and amounts received under the cap contract as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are allocated to the certificates upon such liquidations, will result in an earlier return of principal to the Floating Rate Certificates and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on such certificates.

Additional risks associated with the Mezzanine Certificates.

The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in the Mezzanine Certificates, the actual yield to maturity of these certificates may be lower than the yield anticipated by the holder. The timing of losses on the mortgage loans will also affect an investor’s yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In most cases, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest, overcollateralization and payments made under the cap contract, will reduce the certificate principal balance of the class of Mezzanine Certificate then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on these classes of certificates than would be the case if those losses were not so allocated. Once a realized loss is allocated to a Mezzanine Certificate, such written down amount will not be reinstated (except in the case of Subsequent Recoveries received while such certificate remains outstanding) and will not accrue interest. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of such certificates on a subordinated basis, without interest, according to the priorities set forth under “Description of the Certificates—Credit Enhancement—Overcollateralization Provisions” and “Description of the Certificates—Cap Contract” in this prospectus supplement.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least April 2009 or a later date as described under “Description of the Certificates—Principal Distributions” in this prospectus supplement or during any period in which delinquencies or realized losses on the mortgage loans exceed the levels set forth under “Description of the Certificates—Principal Distributions” in this prospectus supplement. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because the Mezzanine Certificates might not receive any principal if the delinquency levels or realized losses set forth under “Description of the Certificates—Principal Distributions” in this prospectus supplement are exceeded, it is possible for these certificates to receive no principal distributions on a particular distribution date even if no losses have occurred on the mortgage loans.

Interest Shortfalls and Relief Act Shortfalls.

When a mortgage loan is prepaid, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. Each servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments related to the mortgage loans serviced by it, but only in an amount up to the related servicer’s servicing fee actually received for the related calendar month. In addition, certain shortfalls in interest collections due to the application of the Servicemembers Civil Relief Act, or Relief Act, or due to the application of any state law providing for similar relief will not be covered by the servicers.

Any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicers and any interest shortfalls resulting from the application of the Relief Act for any distribution date will be allocated, first, to the Net Monthly Excess Cashflow and thereafter, to the interest distribution amounts with respect to the Floating Rate Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Floating Rate Certificates will not be entitled to reimbursement for any such interest shortfalls.

Terrorist attacks and military action could adversely affect the yield on your certificates.

The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political tensions and military operations in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks at home and abroad and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the applicable servicing standard set forth in the pooling and servicing agreement, the servicers may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Relief Act. See “Legal Aspects of Mortgage Loans—Servicemembers Civil Relief” in the prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the servicers.

An optional termination may adversely affect yields on the Floating Rate Certificates.

When the aggregate stated principal balance of the mortgage loans has been reduced to less than 10% of their aggregate stated principal balance as of the cut-off date, Wells Fargo, or if Wells Fargo fails to exercise such option, JPMCB may purchase the mortgage loans in the trust and cause an early retirement of the certificates. If this happens, the purchase price paid in connection with such termination, net of amounts payable or reimbursable to such servicer, the trust administrator or others, will be passed through to the related certificateholders. Any class of Floating Rate Certificates purchased at a premium could be adversely affected by an optional purchase of the mortgage loans. In addition, if the trust contains any REO properties at the time of any optional termination, it is possible that the purchase price paid in connection with such termination will be insufficient to result in the payment of the principal of and accrued interest on all classes of Floating Rate Certificates, and this could result in losses or shortfalls being incurred by the most subordinate then-outstanding classes of offered certificates. See “Pooling and Servicing Agreement—Termination” in this prospectus supplement.

The liquidity of your certificates may be limited.

The underwriter has no obligation to make a secondary market in the classes of offered certificates. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate and these fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Possible reduction or withdrawal of ratings on the offered certificates.

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the offered certificates as investments.

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

All capitalized terms used in this prospectus supplement will have the meanings assigned to them under “Description of the Certificates—Glossary” or in the prospectus under “Glossary.”

  AFFILIATIONS AND RELATED TRANSACTIONS

The depositor, the sponsor and the underwriter are direct wholly-owned subsidiaries of Citigroup Financial Products, Inc. The trust administrator is a direct wholly-owned subsidiary of Citicorp Holdings Inc., a Delaware corporation. Citigroup Financial Products Inc. and Citicorp Holdings Inc. are both wholly owned subsidiaries of Citigroup Inc.

There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between (a) any of the sponsor, the depositor and the trust and (b) any of the servicers, the trust administrator, the trustee or the originator.

  USE OF PROCEEDS

The sponsor will sell the mortgage loans to the depositor, and the depositor will convey the mortgage loans to the trust in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the certificates will be applied by the depositor to the purchase of the mortgage loans from the sponsor. These net proceeds, together with the Class CE Certificates and Class P Certificates will represent the purchase price to be paid by the depositor to the sponsor for the mortgage loans. The sponsor will have acquired the mortgage loans prior to the sale of the mortgage loans to the depositor.

  THE MORTGAGE POOL

The statistical information presented in this prospectus supplement relates to the mortgage loans and related mortgaged properties as of the cut-off date, as adjusted for scheduled principal payments due on or before the cut-off date whether or not received. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable. In addition, mortgage loans may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including such mortgage loans would materially alter the characteristics of the mortgage loans in the mortgage pool as described in this prospectus supplement.

The depositor believes that the information set forth in this prospectus supplement with respect to the mortgage loans will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary. Any statistic presented on a weighted average basis or any statistic based on the aggregate principal balance of the mortgage loans is subject to a variance of plus or minus 5%.

If any material pool characteristic of the Mortgage Loans on the Closing Date differs by more than 5% or more from the description of the Mortgage Loans in this prospectus supplement, the depositor will file updated pool characteristics by Form 8-K within four days following the Closing Date.

Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate principal balance of the mortgage loans as of the cut-off date.

General Description of the Mortgage Loans

The trust will consist of a pool of 4,301 one- to four- family, fixed-rate and adjustable-rate, first lien and second lien residential mortgage loans having an aggregate principal balance as of the cut-off date of approximately $692,875,508 after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. The mortgage loans have original terms to maturity of not greater than 30 years.

The mortgage loans are secured by first or second mortgages or deeds of trust or other similar security instruments creating first or second liens on one- to four-family residential properties consisting of one- to four-family dwelling units, individual condominium units and planned unit developments. The mortgage loans will be acquired by the depositor from the sponsor in the manner described in this prospectus supplement.

Approximately 53.63% of the Mortgage Loans were originated by Centex or acquired by Centex from correspondent lenders after re-underwriting such acquired Mortgage Loans generally in accordance with its underwriting guidelines then in effect. Approximately 19.89% of the Mortgage Loans were originated by MortgageIt, Inc. or acquired by MortgageIt, Inc. from correspondent lenders after re-underwriting such acquired Mortgage Loans generally in accordance with its underwriting guidelines then in effect. Approximately 18.72% of the Mortgage Loans were originated by Quick Loan Funding, Inc. or acquired by Quick Loan Funding, Inc. from correspondent lenders after re-underwriting such acquired Mortgage Loans generally in accordance with its underwriting guidelines then in effect. Approximately 7.64% of the Mortgage Loans were originated by First Horizon or acquired by First Horizon from correspondent lenders after re-underwriting such acquired Mortgage Loans generally in accordance with its underwriting guidelines then in effect. Approximately 0.13% of the Mortgage Loans were originated by Option One Mortgage Corporation or acquired by Option One Mortgage Corporation from correspondent lenders after re-underwriting such acquired Mortgage Loans generally in accordance with its underwriting guidelines then in effect.

Each mortgage loan will accrue interest at the fixed-rate or the adjustable-rate calculated as specified under the terms of the related mortgage note. Approximately 84.88% of the Mortgage Loans are adjustable-rate mortgage loans and approximately 15.12% of the Mortgage Loans are fixed-rate mortgage loans.

Each fixed-rate mortgage loan has a mortgage rate that is fixed for the life of such mortgage loan.

Each adjustable-rate mortgage loan accrues interest at a mortgage rate that is adjustable. Generally, the adjustable-rate mortgage loans provide for semi-annual adjustment to their mortgage rates; provided, however, that (i) the first adjustment of the rates for approximately 0.09% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date), will not occur until after an initial period of approximately six months from the date of origination, (ii) the first adjustment of the rates for approximately 74.37% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date), will not occur until after an initial period of approximately two years from the date of origination, (iii) the first adjustment of the rates for approximately 10.18% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date), will not occur until after an initial period of approximately three years from the date of origination and (iv) the first adjustment of the rates for approximately 0.24% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date), will not occur until after an initial period of approximately five years from the date of origination. Such adjustable-rate mortgage loans are referred to in this prospectus supplement as “delayed first adjustment mortgage loans.” In connection with each mortgage rate adjustment, the adjustable-rate mortgage loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date. On each adjustment date, the mortgage rate on each adjustable-rate mortgage loan will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the index and a fixed percentage amount, or gross margin, for that mortgage loan specified in the related mortgage note. However, the mortgage rate on each adjustable-rate mortgage loan will generally not increase or decrease by more than 1.000% to 2.000% per annum, on any related adjustment date after the first adjustment date and will not exceed a specified maximum mortgage rate over the life of the mortgage loan or be less than a specified minimum mortgage rate over the life of the mortgage loan. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of that mortgage loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each adjustable-rate mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index, calculated as described in this prospectus supplement, and the related gross margin. See “—The Index” in this prospectus supplement. None of the adjustable-rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

Approximately 25.75% of the mortgage loans provide that for a period of 24, 36, 60 or 120 months after origination, the required monthly payments are limited to accrued interest. At the end of such period, the monthly payments on each such mortgage loan will be recalculated to provide for amortization of the principal balance by the maturity date and payment of interest at the then-current mortgage rate.

Approximately 67.90% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments as provided in the related mortgage note. These mortgage loans provide for payment of a prepayment charge on some partial prepayments and all prepayments in full made within a specified period not in excess of five years from the date of origination of the mortgage loan, as provided in the related mortgage note. The amount of the prepayment charge is as provided in the related mortgage note, but, in most cases, is equal to six month’s interest on any amounts prepaid in excess of 20% of the original principal balance of the related mortgage loan in any 12 month period, as permitted by law. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the offered certificates. Under the limited instances described under the terms of the pooling and servicing agreement, the servicers may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicers with respect to the waiver of the prepayment charges, may have on the prepayment performance of the mortgage loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982, or Parity Act, which regulates the ability of the originator to impose prepayment charges, was amended, and as a result, the originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges, decisions by the servicers with respect to the waiver thereof and the recent amendment of the Parity Act, may have on the prepayment performance of the mortgage loans. However, the Office of Thrift Supervision’s ruling does not retroactively affect loans originated before July 1, 2003. See “Legal Aspects of Mortgage Loans—Enforceability of Provisions—Prepayment Charges and Prepayments” in the prospectus.

Approximately 85.42% of the mortgage loans have scheduled monthly payments due on the first day of the month and approximately 14.58% of the mortgage loans have scheduled monthly payments due between the second day of the month and the thirtieth day of the month, the applicable day is referred to as the “due date” with respect to each mortgage loan. Each mortgage loan will contain a customary “due-on-sale” clause.

None of the mortgage loans are buydown mortgage loans.

Mortgage Loan Statistics for all Mortgage Loans

The average principal balance of the mortgage loans as of the cut-off date was approximately $161,096. No mortgage loan had a principal balance as of the cut-off date of greater than approximately $1,251,000 or less than approximately $4,971.

The mortgage loans had mortgage rates as of the cut-off date ranging from approximately 5.300% per annum to approximately 13.990% per annum, and the weighted average mortgage rate for the mortgage loans was approximately 7.898% per annum.

As of the cut-off date, the adjustable-rate mortgage loans had gross margins ranging from approximately 2.250% per annum to approximately 9.350% per annum, minimum mortgage rates ranging from approximately 2.250% per annum to approximately 11.900% per annum and maximum mortgage rates ranging from approximately 9.250% per annum to approximately 18.550% per annum. As of the cut-off date, with respect to the adjustable-rate mortgage loans, the weighted average gross margin was approximately 5.803% per annum, the weighted average minimum mortgage rate was approximately 6.457% per annum and the weighted average maximum mortgage rate was approximately 14.308% per annum. The latest first adjustment date following the cut-off date on any adjustable-rate mortgage loan occurs in November 2010 and the weighted average next adjustment date for all of the adjustable-rate mortgage loans following the cut-off date is November 2007.

The weighted average original fully combined loan-to-value ratio of the mortgage loans as of the cut-off date was approximately 85.70%. As of the cut-off date, no mortgage loan had an original fully combined loan-to-value ratio greater than 100.00% or less than approximately 10.39%. The original fully combined loan-to-value ratio of a mortgage loan as described in this prospectus supplement is the ratio, expressed as a percentage, of the principal balance of the mortgage loan at origination plus the principal balance of any related junior or senior lien mortgage loan (in either case whether or not it was included in the trust) over the value of the related mortgaged property determined at origination.

The weighted average remaining term to stated maturity of the mortgage loans was approximately 347 months as of the cut-off date. None of the mortgage loans will have a first due date prior to November 2004 or after January 2006, or will have a remaining term to stated maturity of less than 78 months or greater than 357 months as of the cut-off date. The latest maturity date of any mortgage loan is December 2035.

The weighted average credit score of the mortgage loans (not including any mortgage loan for which a credit score was unavailable) is approximately 613.

The mortgage loans are expected to have the characteristics as set forth in Annex II to this prospectus supplement as of the cut-off date, but investors should note that the sum in any column may not equal the total indicated due to rounding. The “Weighted Average FICO” column heading in the tables in Annex II refers to the weighted average credit score of only the mortgage loans in the applicable subset for which credit scores were available. The “Weighted Average Original CLTV” column heading in the tables in Annex II refers to the principal balance of the mortgage loan at origination plus the principal balance of any senior lien mortgage loan (as applicable) divided by the value of the related mortgaged property determined at origination.

The Index

As of any adjustment date, the index applicable to the determination of the mortgage rate on the adjustable-rate mortgage loans will be either six-month LIBOR or one-year LIBOR. Six-month LIBOR and one-year LIBOR will be calculated as the average of the interbank offered rates for either six-month or one-year United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available as specified in the related mortgage note either as of the first business day 45 days prior to that adjustment date or as of the first business day of the month preceding the month of the adjustment date.

In the event that the index becomes unavailable or otherwise unpublished, the servicers will select a comparable alternative index over which it has no direct control and which is readily verifiable.

  STATIC POOL INFORMATION

The Depositor has made available, on its internet website located at https://www2.citimortgage.com/Remic/securitydata.do?DATA_SELECTION=abReportsShelf, static pool information about previously originated mortgage loans of the originator beginning in 2005, which information is incorporated by reference into this prospectus supplement. The static pool information includes (i) information about the characteristics of the previously originated mortgage loans and (ii) delinquency, loss and prepayment information about such mortgage loans in quarterly increments through December 2005. The static pool information about previously originated mortgage loans of the originator that were established before January 1, 2006 is not deemed to be a part of this prospectus supplement, the prospectus or the related registration statement.

There can be no assurance that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the trust.

  THE ORIGINATORS

Approximately 53.63% of the Mortgage Loans were originated by Centex Home Equity Company, LLC (“Centex”). Approximately 19.89% of the Mortgage Loans were originated by MortgageIT, Inc. (“MortgageIT, Inc.”). Approximately 18.72% of the Mortgage Loans were originated by Quick Loan Funding, Inc. (“Quick Loans”). Approximately 7.64% of the Mortgage Loans were originated by First Horizon Home Loan Corporation (“First Horizon”). Approximately 0.13% of the Mortgage Loans were originated by Option One Mortgage Corporation (“Option One”).

The mortgage loans were originated or acquired by the related originator in accordance with the underwriting guidelines established by it. The following is a general summary of the underwriting guidelines for Centex believed by the depositor to have been generally applied, with some variation, by Centex for the mortgage loans originated by it. This summary does not purport to be a complete description of the underwriting standards of Centex or any other originator.

General

Centex Home Equity Company, LLC (the “Originator”), a Delaware limited liability company, is a sub-prime mortgage lender formed in 1994 that engages in originating primarily non-conforming mortgage loans, through five major origination sources. The Originator was originally named Nova Credit Corporation and was headquartered in Denver, Colorado. In the first calendar quarter of 1997, the Originator’s operations were moved to Dallas, Texas and the Originator underwent a reorganization and the hiring of a new management team. In April 1997, the Originator’s name was changed to Centex Credit Corporation. In September of 2001, the Originator merged into its wholly-owned subsidiary, Centex Home Equity Company, LLC, a Delaware limited liability company, with Centex Home Equity Company, LLC becoming the surviving entity. The Originator is a wholly-owned subsidiary of Centex Financial Services, LLC, a financial services subsidiary of Centex Corporation, headquartered in Dallas, Texas. Centex Corporation is a publicly traded, diversified company with a market capitalization of approximately $8.4 billion and is primarily engaged in the home building, financial services and construction services industries. The Originator is also affiliated with CTX Mortgage Company, LLC, a Delaware limited liability company, which originates home mortgage loans conforming to the guidelines of the Fannie Mae and the Freddie Mac. Since inception, the Originator has focused on lending to individuals who have substantial equity in their homes but have impaired or limited credit histories. The Originator’s mortgage loans to these borrowers are made for many purposes such as debt consolidation, refinancing, home improvement and educational expenses. Substantially all of the Originator’s mortgage loans are secured by first or second mortgage liens on one- to four-family residences, and have amortization schedules ranging from 5 to 40 years.

The Originator is currently licensed to do business in 48 states and employs approximately 2,430 people located in 132 offices in 32 states. The Originator originates mortgage loans through its retail branch network of 78 branch offices located in 29 states. In addition, the Originator originates mortgage loans through a broker referral network from four division offices with a total of 23 regions. A third production source for the Originator is referral of mortgage loans from its affiliate conforming mortgage company, CTX Mortgage Company, LLC. A fourth source of origination of mortgage loans for the Originator is purchases of loans from wholesale sources approved by the Originator. The final source of origination of mortgage loans is the Originator’s direct sales unit which sources loans through telemarketing and direct mail efforts. The Originator’s strategy is to utilize these origination channels to generate growth in the volume of the mortgage loans originated while diversifying sources of the mortgage loans and maintaining emphasis on its underwriting standards.

The Originator’s executive offices are located at 2828 N. Harwood Street, Dallas, Texas, 75201. Its telephone number is (214) 758-7000. The Originator has centralized its underwriting, servicing and quality control functions in its Lewisville office. The Lewisville office is located at 350 Highland Drive, Lewisville, Texas, 75067.

In its February 1, 2006 Form 10-Q filing, Centex Corporation made the following disclosure regarding the Originator:

In September 2005, the Centex Corporation announced that it is exploring strategic alternatives for CHEC, including a possible sale. The Company received expressions of interest concerning the possible sale of Home Equity from various third parties. The Company is currently engaged in discussions with one or more bidders. There can be no assurance that a sale of Home Equity will be completed, or, if a sale is completed, as to the nature of the buyer, the terms or timing of the transaction.

The following table sets forth information regarding the size, composition and growth of CHEC’s origination portfolio:

	As of March 31,					As of December 31, 2005
CHEC Origination Portfolio	2001	2002	2003	2004	2005
	($ in millions)
Non Prime Mortgage Loans	$ 0.7	$2,092.4	$2,506.2	$3,920.7	$5,276.3	$4,789.9
Growth Rate	30%	22%	20%	56%	35%

Underwriting Guidelines Applicable to the Mortgage Loans

The Pre-Underwriting Process. CHEC’s mortgage loan application process is conducted by CHEC’s branch officers and approved mortgage brokers who compile information necessary for CHEC’s underwriting department to evaluate the mortgage loan. The approval process is generally coordinated over the telephone with applications and credit reports obtained by branch processors or brokers and usually sent by facsimile transmission to the processing department at one of CHEC’s offices. Branch personnel communicate with CHEC’s centralized underwriting staff, located in Lewisville, Texas, Denver, Colorado and Tempe, Arizona, which consists of approximately 45 underwriters. CHEC also employs 20 other underwriters in five divisional offices, which have loan approval authority on a limited basis. Branch operation personnel review the applicant’s credit history, based on the information contained in the application as well as reports available from credit reporting bureaus, to see if the credit history is acceptable given CHEC’s underwriting guidelines. A credit report from one approved repository is required for pre-approval and one preferred credit bureau report or two credit reports are required prior to underwriting review. These credit reports are the primary means utilized to verify each borrower’s mortgage and other debt payment histories. Based on this review, the proposed terms of the mortgage loan are then communicated to the branch officer or broker responsible for the application who in turn discusses the proposal with the mortgage loan applicant. If the applicant accepts the proposed terms, a branch officer or broker will gather additional information necessary for the underwriting, closing and funding of the loan.

The Standard Non-Conforming Program. The mortgage loans were originated under, or, if acquired by CHEC from wholesale sources, were reunderwritten to comply with, CHEC’s Standard Non-Conforming Program. The Standard Non-Conforming Program is applicable to residential loans which, for credit reasons, do not conform to “traditional lenders” underwriting guidelines comparable to those employed by savings and loans and commercial banks. The sponsor began underwriting mortgage loans in accordance with the Standard Non-Conforming Program in May 1997.

CHEC’s underwriting standards under the Standard Non-Conforming Program are primarily intended to assess the creditworthiness of the mortgagor and the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. While CHEC’s primary consideration in underwriting a mortgage loan is the borrower’s employment stability and debt-to-income ratio, the condition and value of the mortgaged property relative to the amount of the mortgage loan is another critical factor. In addition, it also considers, among other things, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property.

CHEC currently employs approximately 65 underwriters and has its underwriting functions primarily centralized in its Dallas, Texas headquarters. CHEC does not delegate underwriting authority to any broker or correspondent lender. CHEC’s underwriting department functions independently of its mortgage origination departments. Underwriters are compensated on a salary basis, and not through commissions.

CHEC’s policy is that every mortgage loan is reviewed and approved by an underwriter with assigned approval authorities. Mortgage loans exceeding those authorities require a second approval, generally from a manager of underwriting or an underwriting vice president.

CHEC has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of seven ratings “A+” through “D”. Terms of loans made by CHEC as well as maximum loan-to-value ratios and debt-to-income ratios vary depending on the classification of the applicant. Mortgage loan applicants with less favorable credit ratings are generally offered mortgage loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings.

The mortgage loans underwritten under the CHEC’s Standard Non-Conforming Program are fixed and adjustable rate loans. Except for balloon loans and interest only loans, the fixed rate mortgage loans originated by CHEC have amortization schedules ranging from 5 to 40 years, and generally require equal monthly payments that are due as of a scheduled day of each month which is fixed at the time of origination. The fixed rate balloon loans originated by CHEC generally provide for scheduled amortization over 30 or 40 years, with a maturity date and a balloon payment at the end of the 15th or 30th year. CHEC originates adjustable rate mortgage (ARM) loan products called six-month ARMs, 2/28 ARMs, 3/27 ARMs or 5/25 ARMs, each of which bear interest at rates which adjust based on the six-month (or, in the case of the 5/25 ARMs, one-year) London interbank offered rate, or LIBOR, with the initial rate adjustment date being either six months, 24 months, 36 months or 60 months after the date of origination of the loan, respectively. The six-month ARMs amortize over 15 to 40 years, adjust every six months and allow for a maximum periodic rate adjustment of 1.50%. The maximum adjustment over the life of a six-month ARM is capped at 7.00% above the initial interest rate of the loan and the minimum interest rate is generally equal to the initial interest rate. The 2/28 and the 3/27 ARMs amortize over 30 or 40 years, have an initial interest rate adjustment date which is 24 months or 36 months, respectively, after the date of origination and allow for a maximum rate adjustment on the initial interest rate adjustment date of 3.00%. After the initial rate adjustment date, the 2/28 ARMs and the 3/27 ARMs adjust every six months, allow for a maximum periodic rate adjustment of 1.50%, have a lifetime cap on interest rate adjustments of 7.00% above the initial interest rate of the loan and allow for a minimum rate generally equal to the initial interest rate of the loan. Certain of CHEC’s fixed, 2/28 ARM and 3/27 ARM loans contain an interest only feature whereby the mortgagor initially makes monthly payments of interest only on the outstanding balance. At the expiration of this interest only period, the mortgagor makes monthly payments of principal and interest sufficient to fully repay the loan over the remaining term. The 5/25 ARMs amortize over 30 years, have an initial interest rate adjustment date which is 60 months after the date of origination and allow for a maximum rate adjustment on the initial interest rate adjustment date of 2.00%. After the initial rate adjustment date, the 5/25 ARMs adjust every 12 months, allow for a maximum periodic rate adjustment of 2.00%, have a lifetime cap on interest rate adjustments of 6.00% above the initial interest rate of the loan and allow for a minimum rate generally equal to the initial interest rate of the loan.

The principal amounts of the mortgage loans originated by CHEC generally range from a minimum of $5,000 to a maximum of $1,000,000. The collateral securing loans originated by CHEC are generally one- to four-family residences, including condominiums, townhomes and manufactured housing treated as real property under applicable state law. These properties may or may not be occupied by the owner. It is CHEC’s policy not to accept commercial properties, mixed-use properties or unimproved land as collateral. Rural property requires a 5% reduction in loan-to-value ratio. Second mortgages require a 5% reduction in loan-to-value ratio on owner occupied property. CHEC generally does not originate second lien mortgage loans where any senior mortgage lien allows for open-end advances or negative amortization, is a private party mortgage or has shared appreciation provisions.

CHEC has established a “piggyback” program under which CHEC may originate a first and second lien mortgage loan with the same borrower and secured by the same property simultaneously. Under the “piggyback” program, the loan-to-value ratio of the first mortgage must meet standard “A+”, “A-1” or “A-2” product guidelines. The second mortgage is allowed a combined loan-to-value ratio of up to 100%. Under the program, second mortgages must meet, in addition to standard program requirements, certain other requirements, including a maximum loan size of $150,000, a maximum loan term of 360 months, collateral consisting of a single family owner occupied property, “Full Documentation” from the borrower as described below and an “A-2” or better credit standard.

The mortgage loans underwritten under the Standard Non-Conforming Program are underwritten pursuant to the “Full Documentation” residential loan program, the “Limited Documentation” residential loan program or the “Stated Income” residential loan program. Under each of these programs, CHEC reviews the mortgage loan applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the mortgage loan, reviews the type and use of the property being financed and reviews the property for compliance with CHEC’s standards. In determining an applicant’s ability to repay a six-month ARM, CHEC uses a qualifying rate equal to six-month LIBOR plus a margin. In determining an applicant’s ability to repay a 2/28 ARM, a 3/27 ARM or a 5/25 ARM, CHEC uses a qualifying rate equal to six-month LIBOR plus a margin, minus a percentage amount up to 2.50%. It is CHEC’s policy for its underwriting process to consist of a thorough credit review and a thorough appraisal review on each mortgage loan by its underwriting department. In addition, CHEC performs a separate appraisal review by its appraisal review department on mortgage loans not appraised by a CHEC preferred appraisal management company and loans considered to be higher risk loans. These higher risk loans include Limited Documentation Program loans, Stated Income Program loans, loans secured by multi-unit properties, loans secured by non-owner occupied collateral, loans with higher loan-to-value ratios, loans involving non-approved appraisers and loans with higher loan amounts. Finally, CHEC performs a full compliance review to ensure that all documents have been properly prepared, all applicable disclosures given in a timely fashion and all federal and state regulations properly complied with. Appraisals are performed by third party, independent, fee-based, state-licensed appraisers generally approved by CHEC’s staff appraiser and generally conforming to current Fannie Mae and/or Freddie Mac secondary market requirements for residential property appraisals. Each appraisal includes, among other things, an inspection of the interior and exterior of the subject property and data from sales within the same general location as the subject property where available.

CHEC’s underwriting criteria require it to determine the income of each borrower and the source of funds (if applicable). Under the Full Documentation Program, it is CHEC’s policy that mortgage loans to borrowers who are salaried employees be supported by current employment information in addition to employment history. This information for salaried borrowers is verified based on any of the following: written confirmation from employers, one or more pay-stubs, recent W-2 tax forms or recent tax returns. In addition, a telephone confirmation of employment is made. Under the Limited Documentation Program, self-employed borrowers are qualified based upon monthly income stated on the mortgage loan application. Current tax return or six to twelve months of current bank statements and a copy of business license are obtained to verify existence of business and acceptable cash flow. Under the Stated Income Program, borrowers are qualified based upon monthly income as stated on the mortgage loan application and telephone confirmation of employment. Self-employed borrowers under the Stated Income Program are required to submit a business license, current bank statements, or other acceptable form of documentation and verification with directory assistance to ensure existence of the business.

Verification of the applicant’s source of funds (if any) is generally required under purchase money programs in the form of a standard verification of deposit, current bank statement or other acceptable documentation. Twelve months of mortgage payments or rental history must be verified by lender or landlord. If appropriate compensating factors exist, CHEC may waive certain documentation requirements for individual borrowers. All documentation should be no more than 60 days old at underwriting and no more than 90 days old at the time of the funding of the related loan. Upon completion of a mortgage loan’s underwriting and processing, the closing of the loan is scheduled with a closing attorney or agent approved by CHEC. The closing attorney or agent is responsible for completing the loan closing transaction in accordance with applicable law and CHEC’s operating procedures. Title insurance that insures CHEC’s interest as mortgagee and evidence of adequate homeowner’s insurance naming CHEC and its assignees as an additional insured party are required on all loans.

Mortgage Life Insurance. CHEC is currently underwriting some of its mortgage loans with mortgage life insurance that is underwritten by an unrelated third party. This insurance provides for the payment of indebtedness upon the death of the insured. This insurance may be underwritten as either joint insurance (covering both borrower and co-borrower) or single insurance (covering the primary borrower only). The maximum coverage amount of the mortgage life insurance is $100,000 and is based upon a net payoff basis. The term of the coverage is generally limited to five years. Borrowers pay for the mortgage life insurance by payment of monthly premiums that are not financed as part of the mortgage loan balance. The insured can voluntarily cancel the policy at any time and the policy can be cancelled by the insurer if three monthly premiums become delinquent. Loans originated prior to March 1, 2002 may have included credit life insurance whereby the borrower paid a single premium for the purchase of such credit life insurance which was financed as part of the mortgage loan balance.

Involuntary Unemployment Insurance. CHEC is currently underwriting some of its mortgage loans with involuntary unemployment insurance that is underwritten by an unrelated third party. This insurance provides for the payment of monthly loan payments upon the insured’s loss of income due to (i) individual or mass layoff, (ii) general strike, unionized labor dispute or lockout or (iii) termination by an employer, unless such termination occurred because of willful misconduct. The insurance covers the primary borrower only. The maximum coverage amount of the involuntary unemployment insurance is $1,000 per month. The insurance payments are generally limited to six months. Borrowers pay for the involuntary unemployment insurance by payment of monthly premiums that are not financed as part of the mortgage loan balance. The insured can cancel the policy at any time, and the insurer can cancel the policy if three monthly premiums become delinquent.

CHEC’s Underwriting Criteria

“A+” Risk. Under the “A+” risk category, the prospective borrower must have within the prior 12 month period no 30-day late payments on an existing mortgage. Judgments over $5,000 are not permitted within the past two years. No bankruptcy or foreclosure may have occurred during the preceding three years commencing from the date of discharge or the date the foreclosure was filed. No state or federal tax liens greater than $5,000 are permitted in the last year. A maximum loan-to-value ratio of 90% for mortgage loans originated under the Full Documentation Program (85% for the Limited Documentation Program or 80% for the Stated Income Program) is permitted for a mortgage loan of less than $1,000,000 on an owner-occupied property. A maximum loan-to-value ratio of 80% for a mortgage loan originated under the Full Documentation Program (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a mortgage loan of less than $500,000 on non-owner occupied property. The maximum debt service-to-income ratio is 45%. The prospective borrower must also have a minimum risk (FICO) score of 580.

“A-1” Risk. Under the “A-1” risk category, the prospective borrower must have a maximum of one 30-day late payment in the last 12 months on an existing mortgage. Consecutive 30-day delinquencies may be considered as a single late. This is limited to 30-days late only. Judgments over $5,000 within the last two years are not allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding two years (bankruptcy may be allowed if the bankruptcy of the borrower occurred more than one year ago and the borrower has had no 30-day late payments within the last 12 months). A maximum loan-to-value ratio of up to 90% (85% for the Limited Documentation Program or 80% for the Stated Income Program) is permitted for a mortgage loan on a one-to-four family owner-occupied property. A maximum loan-to-value ratio of up to 85% (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a mortgage loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the mortgage loan. The maximum loan amount is $1,000,000 for a single family property and $500,000 for a two-to-four family property under the Full Documentation Program. The maximum loan amount is $500,000 for a mortgage loan on a one-to-four family property under the Limited Documentation Program or Stated Income Program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by CHEC on a limited basis. The prospective borrower must also have a minimum risk (FICO) score of 560 (525 if under the Full Documentation Program and loan-to-value ratio of less than or equal to 80%).

“A-2” Risk. Under the “A-2” risk category, the prospective borrower must have a maximum of three 30-day late payments and no 60-day late payments within the last 12 months on an existing mortgage loan. Collection accounts, charge-offs or judgments within the last two years are allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding two years. A maximum loan-to-value ratio of up to 90% (85% for the Limited Documentation Program or 80% for the Stated Income Program) is permitted for a mortgage loan on a one-to-four family owner occupied property. A maximum loan-to-value ratio of up to 80% (75% for the Limited Documentation Program or 65% for the Stated Income Program) is permitted for a mortgage loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate of the mortgage loan. The maximum loan amount is $1,000,000 for a single family property and $500,000 for a two-to-four family property under the Full Documentation Program. The maximum loan amount is $500,000 for a mortgage loan on a one-to-four family property under the Limited Documentation Program or Stated Income Program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by CHEC on a limited basis. The prospective borrower must also have a minimum risk (FICO) score of 525 (500 if under the Full Documentation Program and loan-to-value ratio of less than or equal to 80%).

“B” Risk. Under the “B” risk category, the prospective borrower must have no 60-day late payments within the last 12 months on an existing mortgage loan on the subject property (one 60-day delinquency is allowed if loan-to-value ratio is less than or equal to 80%). Open collections and/or charge-offs and judgments within the last 24 months are permitted and are not required to be paid from the proceeds of the mortgage loan. No bankruptcy or foreclosure by the borrower may have occurred during the preceding 12 months. A maximum loan-to-value ratio of 85% (80% for the Limited Documentation Program or 75% for the Stated Income Program) is permitted for a mortgage loan on a one-to-four family owner occupied property. A maximum loan-to-value ratio of 75% (70% for the Limited Documentation Program or 65% for the Stated Income Program) is permitted for a mortgage loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the mortgage loan. The maximum loan amount is $750,000 for a one-to-four family property under the Full Documentation Program. The maximum loan amount is $500,000 for mortgage loans originated under the Limited Documentation Program or Stated Income Program. The prospective borrower must also have a minimum risk (FICO) score of 500.

“C-1” Risk. Under the “C-1” risk category, the prospective borrower may have experienced significant credit problems in the past. A maximum of one 60-day late payment within the last 12 months is acceptable on an existing mortgage loan. The existing mortgage obligation can be up to 60 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs within the last 24 months. However, collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the mortgage loan. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding 12 months. A maximum loan-to-value ratio of 80% (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a mortgage loan on a one-to-four family owner-occupied property. A maximum loan-to-value ratio of 70% (65% for the Limited Documentation Program) is permitted for a mortgage loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less based on the relevant qualifying rate for the mortgage loan. The maximum loan amount is $350,000 for a mortgage loan on a one-to-four family owner-occupied or non-owner occupied property. The prospective borrower must also have a minimum risk (FICO) score of 500.

“C-2” Risk. Under the “C-2” risk category, the prospective borrower may have experienced significant credit problems in the past. A maximum of two 60-day late payments or one 90-day late payment within 12 months is acceptable on an existing mortgage loan on the subject property. The existing mortgage obligation can be up to 90 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs during the past 24 months and collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the mortgage loan. No foreclosure or notice of default filings by the borrower may have occurred during the preceding 12 months. Any bankruptcy must be discharged. A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a one-to-four family owner-occupied property. A maximum loan-to-value ratio of 65% is permitted for a mortgage loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less based on the relevant qualifying rate for the mortgage loan. The maximum loan amount is $350,000. The prospective borrower must also have a minimum risk (FICO) score of 500.

“D” Risk. Under the “D” risk category, the prospective borrower may have experienced significant credit problems in the past. As to non-mortgage credit, significant prior defaults may have occurred. The borrower is sporadic in some or all areas with a disregard for timely payment or credit standing. With respect to an existing mortgage loan on the subject property, the mortgage loan may be no more than one time 120 days late and may be in foreclosure proceedings. The existing mortgage loan is not required to be current at the time the application is submitted. The borrower may have open collections, charge-offs and judgments, which are generally paid through the loan proceeds if the amount exceeds $5,000. Bankruptcy or notice of default filings by the borrower may be present at the time of the loan. A maximum loan-to-value ratio of 70% is permitted for a mortgage loan on a one-to-four family owner-occupied property. A maximum loan to value ratio of 50% is permitted for a mortgage loan on non-owner occupied one-to-four family property. The maximum loan amount is $350,000. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the mortgage loan. The prospective borrower must also have a minimum risk (FICO) score of 500.

Exceptions. As described above, CHEC uses the foregoing categories and characteristics as underwriting guidelines only. On a case-by-case basis, it may determine that the prospective borrower warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception or an exception from certain requirements of a particular risk category. An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others:

o	reduced loan-to-value ratio;

o	good property maintenance;

o	mortgage history consistent with the risk category upgrade;

o	stable employment;

o	disposable income;

o	the length of residence in the subject property; and

o	minimum risk (FICO) score greater than or equal to 580.

Accordingly, CHEC may classify certain mortgage loan applications in a more favorable risk category than other mortgage loan applications that, in the absence of these compensating factors, would satisfy only the criteria of a less favorable risk category.

  THE SERVICERS

Wells Fargo

Servicing Experience. Wells Fargo Bank, N.A. (“Wells Fargo”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo, including its predecessors, has been servicing residential mortgage loans since 1974 and has been servicing subprime residential mortgage loans since 1996. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo’s servicing portfolio of residential mortgage loans (which includes Fixed Rate First Lien Subprime Loans, Adjustable Rate First Lien Subprime Loans and Second Lien Subprime Loans as well as other types of residential mortgage loans serviced by Wells Fargo) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Subprime Loans and Second Lien Subprime Loans:

	As of		As of		As of
	December 31, 2003		December 31, 2004		December 31, 2005
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
First Lien Subprime Loans	91,491	$12,527,230,580	136,814	$19,729,933,615	174,704	$26,301,059,617
Second Lien Subprime Loans	*	*	*	*	*	*
_____________________

* Wells Fargo does not have a material servicing portfolio of Second Lien Subprime Loans for the periods indicated.

Servicing Procedures. Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo's automated loan servicing system. Wells Fargo then makes reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the mortgage loans. Wells Fargo may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo's automated servicing system. If timely payment is not received, Wells Fargo's automated loan servicing system automatically places the mortgage loan in the assigned collection queue and collection procedures are generally initiated on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo's automated loan servicing system automatically removes the mortgage loan from that collection queue.

When a mortgage loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent mortgage loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

If Wells Fargo acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo will obtain lender-placed insurance at the borrower's expense.

JPMorgan Chase Bank, National Association

The information set forth in this section of the prospectus supplement has been provided by JPMorgan Chase Bank, National Association(“JPMCB”).

JPMCB, a national banking association, is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMCB’s main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation. JPMCB is rated “RPS1”, “Strong” and “SQ1”, by Fitch, S&P and Moody’s, respectively. JPMCB does not believe that its financial condition will have any adverse effect on its ability to service the mortgage loans originated by Quick Loan Funding, Inc. in accordance with the terms set forth in the pooling and servicing agreement.

Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC (“CHF”), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation (“CMMC”) was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

In its capacity as servicer, JPMCB will be responsible for servicing the mortgage loans originated by Quick Loan Funding, Inc. in accordance with the terms set forth in the pooling and servicing agreement. JPMCB may perform any or all of its obligations under the pooling and servicing agreement through one or more subservicers. JPMCB has engaged CHF as its subservicer to perform loan servicing activities on its behalf with respect to the mortgage loans originated by Quick Loan Funding, Inc. JPMCB will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if JPMCB alone were servicing the mortgage loans originated by Quick Loan Funding, Inc. As a result JPMCB is providing disclosure regarding CHF. CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the mortgage loans originated by Quick Loan Funding, Inc.) for over fifteen years.

JPMCB is the product of numerous mergers and acquisitions. Since the creation of the founding entities, mortgage products and loan servicing have been a part of the bank’s operations. As JPMCB’s mortgage servicing activities have evolved over the past several decades and in the modern era, its portfolio has included prime loans (including conforming, jumbo, Alt-A, community development programs and rural housing), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

Servicing operations, for “sub-prime” quality mortgage loans are audited internally by JPMCB’s General Audit and Risk groups and subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency. JPMCB utilizes committees assembled on a quarterly basis to analyze compliance to fair debt collection and fair lending legislation. JPMCB employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

As of December 31, 2003, December 31, 2004 and September 30, 2005, JPMCB’s portfolio of closed-end subprime mortgage loans serviced by CHF (including mortgage loans serviced by CHF in a sub-servicer capacity) equaled approximately $27.5 billion, $45.4 billion and $58.5 billion, respectively.

Neither JPMCB nor CHF is in default or has been terminated for cause under any servicing agreement with respect to sub-prime mortgage loans to which it is a party.

No material litigation or governmental proceeding is pending against JPMCB or CHF or their properties that would have a material adverse effect on the Certificates. The financial condition of JPMCB and the financial condition of CHF do not pose any material risks to their respective ability to service the mortgage loans originated by Quick Loan Funding, Inc.

JPMCB, through its subsidiary CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers. Outbound calling is made five days a week from 9:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday. There are special service teams to address the specific needs of Spanish-speaking customers and those impacted by natural disasters.

Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure. Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed. Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters. In addition to the Chase internet site delivering applications and program overviews, high risk property managers review options during site inspections and local housing association referrals.

CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, real estate owned (REO) and loss mitigation legal actions. Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor. Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status. Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accuracy, managing data security, and to effectively manage any initiated legal action.

Under the terms of the pooling and servicing agreement, JPMCB may agree to modification upon the request of the mortgager provided the modification is in lieu of a refinancing and JPMCB purchases the related mortgage loan for a price equal to the outstanding principal balance of the mortgage loan.

Under the terms of the pooling and servicing agreement, JPMCB generally will not be liable for any losses on the mortgage loans originated by Quick Loan Funding, Inc.

JPMCB is required to make advances of delinquent monthly payments of interest and principal to the extent described in this supplemental term sheet. See “—Description of the Certificates—P&I Advances” below. JPMCB has not failed to make a required advance in connection with any mortgage-backed securitization.

Chase Home Finance LLC. Because JPMCB does not itself perform the servicing function on mortgage loans as to which it owns the servicing rights, JPMCB does not have meaningful historical servicing data with respect to delinquencies, foreclosures or losses.

Due to JPMCB’s engagement of CHF as its subservicer, CHF is providing below historical delinquency, foreclosure and loan loss data for its portfolio of fixed rate and adjustable rate subprime mortgage loans which were originated or purchased by CHF and subsequently securitized in asset-backed transactions (the “CHF Subprime Securitized Servicing Portfolio”). The CHF Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of CHF. There can be no assurance that the delinquency, foreclosure and loan loss experience on the mortgage loans subserviced by CHF for JPMCB in this transaction will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the mortgage loans subserviced by CHF for JPMCB in this transaction could be significantly worse. Moreover, any mortgage loans subserviced by CHF for JPMCB in this transaction were acquired by the sponsor from Quick Loan Funding, Inc. and were not originated by CHF and as a result, the actual delinquency, loss and foreclosure experience on such mortgage loans could be significantly worse than the delinquency, foreclosure and loan loss experience shown in the tables below.

CHF Subprime Securitized Servicing Portfolio. The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the CHF Subprime Securitized Servicing Portfolio.

Delinquency and Foreclosure Experience of the
CHF Subprime Securitized Servicing Portfolio
(Dollars in Thousands)

	As of September 30,		As of December 31,
	2005		2004		2003		2002
Period of Delinquency	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount
Portfolio	54,143	$6,440,312	75,898	$9,388,238	90,370	$11,146,244	73,597	$8,326,818
Delinquency
30 to 59 days	2.78%	2.28%	2.41%	1.83%	2.40%	1.83%	2.69%	2.28%
60 to 89 days	0.87%	0.71%	0.70%	0.54%	0.84%	0.66%	0.86%	0.72%
90 days or more	1.94%	1.40%	1.75%	1.31%	1.43%	1.15%	1.41%	1.21%
Total	5.59%	4.39%	4.86%	3.68%	4.67%	3.64%	4.96%	4.21%

Foreclosure rate	2.75%	2.34%	2.72%	2.20%	2.47%	2.06%	2.65%	2.48%
REO properties	407	N/A	504	N/A	532	N/A	480	N/A

The delinquency statistics set forth above were calculated using the Office of Thrift Supervision (OTS) methodology. Under the OTS methodology, a mortgage loan is not considered delinquent until any payment is contractually past due 30 days or more, assuming 30-day months. For example, a mortgage loan due on the first day of a month is not considered delinquent until the first day of the next month.. The delinquency statistics for the period exclude mortgage loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by CHF pending disposition.

Loan Loss Experience of the
CHF Subprime Securitized Servicing Portfolio
(Dollars in Thousands)

	Nine Months Ending September 30,	Year Ending December 31,
	2005	2004	2003	2002
Average amount outstanding	$7,688,139	$10,443,888	$9,642,035	$7,902,732
Net losses	$ 47,426	$ 73,858	$ 73,504	$ 43,458
Net losses as a percentage of average amount outstanding	0.62%	0.71%	0.76%	0.55%

The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by CHF to be uncollectible, less amounts received by CHF as recoveries from liquidation proceeds and deficiency judgments.

There can be no assurance that the delinquency, foreclosures and loss experience on the mortgage loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. Moreover, the mortgage loans subserviced by CHF for JPMCB in this transaction were acquired by the sponsor from Quick Loan Funding, Inc. and not from CHF. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the mortgage loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of monthly payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loans in the related trust fund.

Collection Procedures. CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor’s attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

  THE TRUSTEE

U.S. Bank National Association (“U.S. Bank”), a national banking association, will be named trustee under the pooling and servicing agreement. The trustee’s offices for notices under the pooling and servicing agreement are located at One Federal Street, 3rd Floor, Boston, MA 02110, Attention: Structured Finance/CMLTI 2006-HE1, and its telephone number is (800) 934-6802.

As of December 31, 2005 U.S. Bank (and its affiliate U.S. Bank National Association) was acting as trustee on 576 issuances of MBS/Prime securities with an outstanding aggregate principal balance of approximately $215,303,100,000.00.

U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $207 billion as of September 30, 2005. As of September 30, 2005, U.S. Bancorp served approximately 13.3 million customers, operates 2,396 branch offices in 24 states and had over 51,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The pooling and servicing agreement will be administered from U.S. Bank’s corporate trust office located at One Federal Street, EX-MA-FED, Boston, MA 02110

U.S. Bank has provided corporate trust services since 1924. As of September 30, 2005, U.S. Bank was acting as trustee with respect to approximately 49,500 issuances of securities with an aggregate outstanding principal balance of over $1.58 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

The trustee’s responsibilities include (i) accepting delivery of the mortgage loans and (ii) acting as a fiduciary on behalf of the certificateholders pursuant to the pooling and servicing agreement.

  THE TRUST ADMINISTRATOR

The Trust Administrator is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trust administrator through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the fourth quarter of 2005, Citibank’s Agency & Trust group manages in excess of 3.2 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency & Trust has provided trust services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. Citibank, N.A. currently acts as trust administrator, securities administrator and/or paying agent on approximately 183 various asset-backed pass-through trusts supported by residential mortgage loans. The trust administrator’s offices for notices under the pooling and servicing agreement are located 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Citibank Agency & Trust, and its telephone number is (212) 816-5680.

Under the pooling and servicing agreement, the trust administrator’s material duties will be (i) to authenticate and deliver the certificates; (ii) to maintain a certificate registrar; (iii) to calculate and make the required distributions to certificateholders on each distribution date; (iv) to prepare and make available to certificateholders the monthly distribution reports and any other reports required to be delivered by the trust administrator; (v) send a notice to holders of a class of certificates when the remaining certificate principal balance of such class of certificates is to be paid on a specified distribution date; (vi) to act as successor servicer, or to appoint a successor servicer, to the extent described under “Pooling and Servicing Agreement—Events of Default and Removal of Servicer” below; (vii) to perform certain tax administration services for the trust and (viii) to communicate with investors and rating agencies with respect to the certificates. In performing the obligations set forth in clauses (iii) and (iv) above, the trust administrator will be able to rely on the monthly loan information provided to it by the servicers, and will perform all obligations set forth above solely to the extent described in the pooling and servicing agreement.

  THE SPONSOR

The information set forth in the following paragraphs has been provided by Citigroup Global Markets Realty Corp.

Citigroup Global Markets Realty Corp., a New York corporation, is the sponsor of the transaction. The sponsor was organized in 1979 and is an affiliate of Citigroup Global Markets Inc. The sponsor maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its telecopy number is (212) 723-8604. The sponsor was established as a mortgage banking company to facilitate the purchase of whole loan portfolios and servicing rights containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets.

Since its inception, the sponsor has purchased over $50 billion in residential whole loans and servicing rights, which include the purchase of newly originated Alt-A, jumbo (prime) and sub-prime mortgage loans. Mortgage loans are purchased on a bulk and flow basis. Mortgage loans are generally purchased with the ultimate strategy of securitization into a securitization based upon product type and credit parameters.

Mortgage loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Mortgage loans purchased will have been originated pursuant to the related originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, mortgage loans are pooled together by product type and credit parameters and structured into a securitization, with the assistance of Citigroup Global Markets Inc., for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1987. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003	December 31, 2004	December 31, 2005
Loan Type	Total Portfolio of Loans	Total Portfolio of Loans	Total Portfolio of Loans
Prime / Alt-A	$2,122,000,000	$4,310,000,000	$ 9,804,000,000
Reperforming	$ 552,000,000	$ 406,000,000	$ 309,000,000
SubPrime	$ 306,000,000	$2,426,000,000	$ 8,246,000,000
HELOC	$ 0	$ 0	$ 0
Totals	$2,980,000,000	$7,142,000,000	$18,359,000,000

With respect to some of the securitizations organized by the sponsor, a trigger event has occurred with respect to the loss and delinquency experience of the mortgage loans included in the related trust, resulting in a sequential payment of principal to the related offered certificates, from the certificate with the highest credit rating to the one with the lowest rating.

  THE DEPOSITOR

Citigroup Mortgage Loan Trust Inc., a Delaware corporation, is the depositor of the transaction. The depositor was organized in 2003 and is an affiliate of Citigroup Global Markets Inc. The depositor maintains its principal office at 390 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its telecopy number is (212) 723-8604.

The depositor has been engaged in the securitization of mortgage loans since its incorporation in 2003, although the sponsor has been engaged in the securitization of mortgage loans through other depositors since 1987. The depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in mortgage loans. The depositor typically acquires mortgage loans and other assets for inclusion in securitizations from the sponsor.

The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

After the issuance of the certificates, the depositor will have limited or no obligations with respect to the certificates and the trust fund. Those obligations may include cure, repurchase or substitution obligations relating to breaches of representations and warranties, if any, that the depositor makes with respect to the mortgage loans, to arrange for the cap contract or replacement instruments to be included in the trust, to appoint replacements to certain transaction participants, to prepare and file and required reports under the Securities Exchange Act of 1934, as amended, to provide notices to certain parties under the pooling and servicing agreement or to provide requested information to the various transaction participants.

The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential mortgage loans, mortgage securities and agency securities, offering mortgage-backed or other asset-backed securities, and related activities.

  THE ISSUING ENTITY

Citigroup Mortgage Loan Trust 2006-HE1, will be a New York common law trust established pursuant to the pooling and servicing agreement. The issuing entity will not own any assets other than the mortgage loans and the other assets described under “The Pooling and Servicing Agreement—General.” The issuing entity will not have any liabilities other than those incurred in connection with the pooling and servicing agreement and any related agreement. The issuing entity will not have any directors, officers, or other employees. No equity contribution will be made to the issuing entity by the sponsor, the depositor or any other party, and the issuing entity will not have any other capital. The fiscal year end of the issuing entity will be December 31. The issuing entity will act through the trustee and the trust administrator.

  YIELD ON THE CERTIFICATES

Certain Shortfalls in Collections of Interest

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or any state law providing for similar relief to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the servicers to collect full amounts of interest on these mortgage loans. See “Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus. The servicers are required to cover a portion of the shortfall in interest collections that is attributable to prepayments, but only in an amount up to the servicer’s servicing fee actually received for the related calendar month. The effect of any principal prepayments on the mortgage loans, to the extent that any Prepayment Interest Shortfalls exceed Compensating Interest, and the effect of any shortfalls resulting from the application of the Relief Act or any state law providing for similar relief, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the certificates. Any such shortfalls will be allocated among the certificates as provided under “Description of the Certificates—Interest Distributions” in this prospectus supplement.

General Prepayment Considerations

The yields to maturity of the Floating Rate Certificates will be sensitive to defaults on the mortgage loans. If a purchaser of an offered certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

The rate of principal payments, the aggregate amount of payments and the yields to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the adjustable-rate mortgage loans will in turn be affected by the amortization schedules of such mortgage loans as they change from time to time to accommodate changes in the mortgage rates and by the rate of principal prepayments on the mortgage loans. The rate of principal prepayments on the mortgage loans will be affected by payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases (whether optional or required), by an originator or the sponsor, as the case may be. All of the mortgage loans contain due-on-sale clauses. The mortgage loans may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this prospectus supplement, with respect to approximately 67.90% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date), a prepayment may subject the related mortgagor to a prepayment charge.

Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of Floating Rate Certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Floating Rate Certificates may vary from the anticipated yield will depend upon the degree to which the Floating Rate Certificates are purchased at a discount or premium and the degree to which the timing of distributions on the Floating Rate Certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Floating Rate Certificates purchased at a discount, the risk that a slower than assumed rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any Floating Rate Certificates purchased at a premium, investors should consider the risk that a faster than assumed rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the yield to maturity on the Floating Rate Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In most cases, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the Floating Rate Certificates. As a result, the effect on an investor’s yield of principal distributions occurring at a rate higher or lower than the rate assumed by the investor during the period immediately following the issuance of the Floating Rate Certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal distributions.

The rate of payments (including prepayments), on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. The prepayment experience of the delayed first adjustment mortgage loans may differ from that of the other mortgage loans. The delayed first adjustment mortgage loans may be subject to greater rates of prepayments as they approach their initial adjustment dates even if market interest rates are only slightly higher or lower than the mortgage rates on the delayed first adjustment mortgage loans as borrowers seek to avoid changes in their monthly payments. In addition, the existence of the applicable periodic rate caps, maximum mortgage rates and minimum mortgage rates with respect to the adjustable-rate mortgage loans may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans in the mortgage pool during any period or over the life of the Floating Rate Certificates. Furthermore, the interest-only feature of the interest only mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage rates. However, as a mortgage loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the mortgage loan, even if market interest rates are only slightly less than the mortgage rate in order to avoid the increase in the monthly payments to amortize the mortgage loan over its remaining life. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Because principal distributions prior to the Stepdown Date or when a Trigger Event is in effect are distributed to more senior classes of Floating Rate Certificates before other classes, and because distributions of principal to the Class A Certificates will be allocated among the classes of Class A Certificates in accordance with the priorities described under “Description of the Certificates—Principal Distributions,” holders of classes of Floating Rate Certificates having a later distribution priority bear a greater risk of losses than holders of classes having earlier distribution priorities. As a result, the Floating Rate Certificates having later distribution priority will represent an increasing percentage of the obligations of the trust during the period prior to the commencement of distributions of principal on these certificates.

Defaults on mortgage loans may occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment or that the value of the mortgaged property will be sufficient to cover the amount due on the mortgage loan. Any recovery made on a defaulted mortgage loan in the absence of realized losses will have a similar effect on the holders of the Floating Rate Certificates as a prepayment of those mortgage loans.

Special Yield Considerations

The mortgage rates on the fixed-rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable-rate mortgage loans, adjust semi-annually or annually based upon six-month LIBOR or one-year LIBOR, respectively subject to periodic and lifetime limitations and after an initial period of six months, two years, three years and five years after origination. The pass-through rates on the Floating Rate Certificates will adjust monthly based upon one-month LIBOR determined as described in this prospectus supplement, subject to the Net WAC Pass-Through Rate, with the result that increases in the pass-through rate on the Floating Rate Certificates may be limited by the Net WAC Pass-Through Rate for extended periods in a rising interest rate environment. With respect to the adjustable-rate mortgage loans, six-month LIBOR, one-year LIBOR and one-month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if one-month LIBOR, six-month LIBOR and one-year LIBOR rise during the same period, one-month LIBOR may rise more rapidly than six-month LIBOR or one-year LIBOR, potentially resulting in the application of the Net WAC Pass-Through Rate on the Floating Rate Certificates. In addition, if the mortgage loans with relatively higher mortgage rates prepay more rapidly than the mortgage loans with relatively lower mortgage rates, then the Net WAC Pass-Through Rate will decrease, and the Floating Rate Certificates will be more likely to have their pass-through rates limited by the Net WAC Pass-Through Rate. Application of the Net WAC Pass-Through Rate would adversely affect the yield to maturity on the Floating Rate Certificates.

If the pass-through rate on any class of Floating Rate Certificates is limited by the Net WAC Pass-Through Rate for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of such certificates on such distribution date or on future distribution dates, from the proceeds of the cap contract and from Net Monthly Excess Cashflow, to the extent that on such distribution date or future distribution dates there are any available funds remaining after certain other distributions on the Floating Rate Certificates and the payment of certain fees and expenses of the trust. The ratings on the offered certificates will not address the likelihood of any such recovery of basis risk shortfalls by holders of those certificates.

As described under “Description of the Certificates—Allocation of Losses,” amounts otherwise distributable to holders of the Mezzanine Certificates and the Class CE Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by advances made by the servicers. Such delinquencies may affect the yield to investors in these certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of these certificates.

Weighted Average Life

Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be distributed to the investor. The weighted average life of each class of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid. Principal payments on the mortgage loans may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor), as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (referred to as the Prepayment Assumption in this prospectus supplement) assumes:

(i) in the case of the fixed-rate mortgage loans, 100% of the Fixed-Rate Prepayment Vector. The “Fixed-Rate Prepayment Vector” assumes a constant prepayment rate, or CPR, of 4% per annum in the first month of the life of such mortgage loans and an additional approximately 1.727% per annum (precisely 19%/11) in each month thereafter until the 11th month. Beginning in the 12th month and in each month thereafter during the life of such mortgage loans, the Fixed-Rate Prepayment Vector assumes a CPR of 23%; and

(ii) in the case of the adjustable-rate mortgage loans, 100% of the Adjustable-Rate Prepayment Vector. The “Adjustable-Rate Prepayment Vector” means (a) a CPR of 5% per annum in the first month of the life of such Mortgage Loans and an additional 2% per annum in each month thereafter until the 11th month, and then beginning in the 12th month and in each month thereafter until the 23rd month, a CPR of 27% per annum, (b) beginning in the 24th month and in each month thereafter until the 27th month, a CPR of 60% per annum and (c) beginning in the 28th month and in each month thereafter, a CPR of 30% per annum. However, the assumed prepayment rate for the adjustable-rate mortgage loans will not exceed 85% CPR per annum in any period for any percentage of the Adjustable-Rate Prepayment Vector.

CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

Each of the Prepayment Scenarios in the table below assumes the respective percentages of the Prepayment Assumption.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding” indicate the percentage of the initial Certificate Principal Balance of the each class of the offered certificates that would be outstanding after each of the dates shown at the various percentages of the Prepayment Scenarios indicated and the corresponding weighted average lives of the offered certificates. The tables are based on the following modeling assumptions:

•	the mortgage loans have the characteristics set forth in the table entitled “Assumed Mortgage Loan Characteristics” which is attached as Annex III to this prospectus supplement;
•	distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in April 2006;
•	the mortgage loans prepay at the percentages of the Prepayment Assumption indicated in the applicable Prepayment Scenario;
•	no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act are incurred;
•
none of the originator, the sponsor, the servicers or any other person purchases from the trust any mortgage loan under any obligation or option under the pooling and servicing agreement, except as indicated in the second footnote to the tables;

•
scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in April 2006, and are computed prior to giving effect to any prepayments received in the prior month;

•	prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in March 2006, and include 30 days’ interest on the mortgage loan;
•
the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate and remaining amortization term so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its stated remaining term and for the interest only loans, after taking into account its interest only period;

•	the certificates are purchased on March 30, 2006;
•	the sum of the Servicing Fee Rate and the Credit Risk Manager Fee Rate is 0.515% per annum;
•
six-month LIBOR remains constant at 5.06% per annum and one-month LIBOR remains constant at 4.78% per annum and one-year LIBOR remains constant at 5.17% and the mortgage rate on each adjustable-rate mortgage loan is adjusted on the next adjustment date and on subsequent adjustment dates, if necessary, to equal the applicable index plus the applicable gross margin, subject to the applicable periodic rate cap and lifetime limitations;

•	the certificate principal balances of the Class P Certificates is $0.00; and
•
the monthly payment on each adjustable-rate mortgage loan is adjusted on the due date immediately following the next adjustment date and on subsequent adjustment dates, if necessary, to equal a fully amortizing monthly payment.

Prepayment Scenarios(1)

	I	II	III	IV	V
Fixed-Rate Mortgage Loans:	0%	50%	100%	150%	200%
Adjustable-Rate Mortgage Loans:	0%	50%	100%	150%	200%
_______________
(1) Percentages of the Fixed-Rate Prepayment Vector in the case of the fixed-rate mortgage loans and the Adjustable-Rate Prepayment Vector in the case of the adjustable-rate mortgage loans.

There will be discrepancies between the characteristics of the actual mortgage loans in the mortgage pool and the characteristics assumed in preparing the tables below. Any such discrepancy may have an effect upon the percentages of the initial Certificate Principal Balances outstanding, and the weighted average lives of the offered certificates. In addition, to the extent that the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of six-month LIBOR, one-year LIBOR or one-month LIBOR will remain constant as assumed, the offered certificates may mature earlier or later than indicated by the tables. Based on the foregoing assumptions, the tables below indicate the weighted average lives of the offered certificates, and set forth the percentage of the initial Certificate Principal Balances of the offered certificates that would be outstanding after each of the dates shown, at the various Prepayment Scenarios indicated. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Principal Balance and weighted average lives shown in the tables. These variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the Prepayment Assumption.

Percent of Initial Certificate Principal Balance Outstanding

	Class A-1					Class A-2
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
March 25, 2007	99	74	49	24	0	100	100	100	100	95
March 25, 2008	97	38	0	0	0	100	100	42	0	0
March 25, 2009	96	15	0	0	0	100	100	0	0	0
March 25, 2010	95	0	0	0	0	100	82	0	0	0
March 25, 2011	93	0	0	0	0	100	39	0	0	0
March 25, 2012	91	0	0	0	0	100	9	0	0	0
March 25, 2013	89	0	0	0	0	100	0	0	0	0
March 25, 2014	86	0	0	0	0	100	0	0	0	0
March 25, 2015	84	0	0	0	0	100	0	0	0	0
March 25, 2016	81	0	0	0	0	100	0	0	0	0
March 25, 2017	77	0	0	0	0	100	0	0	0	0
March 25, 2018	74	0	0	0	0	100	0	0	0	0
March 25, 2019	70	0	0	0	0	100	0	0	0	0
March 25, 2020	65	0	0	0	0	100	0	0	0	0
March 25, 2021	55	0	0	0	0	100	0	0	0	0
March 25, 2022	50	0	0	0	0	100	0	0	0	0
March 25, 2023	44	0	0	0	0	100	0	0	0	0
March 25, 2024	38	0	0	0	0	100	0	0	0	0
March 25, 2025	31	0	0	0	0	100	0	0	0	0
March 25, 2026	23	0	0	0	0	100	0	0	0	0
March 25, 2027	15	0	0	0	0	100	0	0	0	0
March 25, 2028	5	0	0	0	0	100	0	0	0	0
March 25, 2029	0	0	0	0	0	78	0	0	0	0
March 25, 2030	0	0	0	0	0	48	0	0	0	0
March 25, 2031	0	0	0	0	0	21	0	0	0	0
March 25, 2032	0	0	0	0	0	0	0	0	0	0
March 25, 2033	0	0	0	0	0	0	0	0	0	0
March 25, 2034	0	0	0	0	0	0	0	0	0	0
March 25, 2035	0	0	0	0	0	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity in Years(1)	15.11	1.80	1.00	0.71	0.53	24.01	4.83	2.00	1.53	1.16
Weighted Average Life to Optional Termination in Years(1)(2)	15.11	1.80	1.00	0.71	0.53	24.01	4.83	2.00	1.53	1.16
_____________
* If applicable, represents less than one-half of one percent, but greater than zero.
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.
(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

Percent of Initial Certificate Principal Balance Outstanding

	Class A-3					Class A-4
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100	100	100	100	100
March 25, 2008	100	100	100	0	0	100	100	100	31	0
March 25, 2009	100	100	13	0	0	100	100	100	0	0
March 25, 2010	100	100	13	0	0	100	100	100	0	0
March 25, 2011	100	100	10	0	0	100	100	100	0	0
March 25, 2012	100	100	0	0	0	100	100	81	0	0
March 25, 2013	100	82	0	0	0	100	100	57	0	0
March 25, 2014	100	58	0	0	0	100	100	41	0	0
March 25, 2015	100	38	0	0	0	100	100	29	0	0
March 25, 2016	100	21	0	0	0	100	100	20	0	0
March 25, 2017	100	6	0	0	0	100	100	15	0	0
March 25, 2018	100	0	0	0	0	100	91	10	0	0
March 25, 2019	100	0	0	0	0	100	76	7	0	0
March 25, 2020	100	0	0	0	0	100	64	3	0	0
March 25, 2021	100	0	0	0	0	100	51	0	0	0
March 25, 2022	100	0	0	0	0	100	42	0	0	0
March 25, 2023	100	0	0	0	0	100	35	0	0	0
March 25, 2024	100	0	0	0	0	100	28	0	0	0
March 25, 2025	100	0	0	0	0	100	23	0	0	0
March 25, 2026	100	0	0	0	0	100	19	0	0	0
March 25, 2027	100	0	0	0	0	100	15	0	0	0
March 25, 2028	100	0	0	0	0	100	12	0	0	0
March 25, 2029	100	0	0	0	0	100	9	0	0	0
March 25, 2030	100	0	0	0	0	100	7	0	0	0
March 25, 2031	100	0	0	0	0	100	4	0	0	0
March 25, 2032	90	0	0	0	0	100	1	0	0	0
March 25, 2033	53	0	0	0	0	100	0	0	0	0
March 25, 2034	13	0	0	0	0	100	0	0	0	0
March 25, 2035	0	0	0	0	0	56	0	0	0	0
March 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity in Years(1)	27.09	8.57	3.00	1.71	1.47	29.08	16.31	8.18	1.96	1.68
Weighted Average Life to Optional Termination in Years(1)(2)	27.09	8.57	3.00	1.71	1.47	28.75	13.29	6.37	1.96	1.68
______________
* If applicable, represents less than one-half of one percent, but greater than zero.
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.
(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-1					Class M-2
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100	100	100	100	100
March 25, 2008	100	100	100	100	90	100	100	100	100	100
March 25, 2009	100	100	100	98	90	100	100	100	100	42
March 25, 2010	100	100	100	98	51	100	100	74	50	7
March 25, 2011	100	88	34	74	23	100	88	34	10	3
March 25, 2012	100	74	24	43	5	100	74	24	6	0
March 25, 2013	100	63	17	25	0	100	63	17	3	0
March 25, 2014	100	53	12	13	0	100	53	12	0	0
March 25, 2015	100	45	9	2	0	100	45	9	0	0
March 25, 2016	100	38	6	0	0	100	38	6	0	0
March 25, 2017	100	32	4	0	0	100	32	4	0	0
March 25, 2018	100	27	3	0	0	100	27	3	0	0
March 25, 2019	100	22	1	0	0	100	22	0	0	0
March 25, 2020	100	19	0	0	0	100	19	0	0	0
March 25, 2021	100	15	0	0	0	100	15	0	0	0
March 25, 2022	100	12	0	0	0	100	12	0	0	0
March 25, 2023	100	10	0	0	0	100	10	0	0	0
March 25, 2024	100	8	0	0	0	100	8	0	0	0
March 25, 2025	100	7	0	0	0	100	7	0	0	0
March 25, 2026	100	6	0	0	0	100	6	0	0	0
March 25, 2027	100	4	0	0	0	100	4	0	0	0
March 25, 2028	100	4	0	0	0	100	4	0	0	0
March 25, 2029	100	3	0	0	0	100	2	0	0	0
March 25, 2030	92	*	0	0	0	92	0	0	0	0
March 25, 2031	80	0	0	0	0	80	0	0	0	0
March 25, 2032	66	0	0	0	0	66	0	0	0	0
March 25, 2033	51	0	0	0	0	51	0	0	0	0
March 25, 2034	35	0	0	0	0	35	0	0	0	0
March 25, 2035	16	0	0	0	0	16	0	0	0	0
March 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity in Years(1)	26.92	9.83	5.64	6.07	4.15	26.92	9.81	5.34	4.24	3.10
Weighted Average Life to Optional Termination in Years(1)(2)	26.82	8.97	5.13	3.79	2.64	26.82	8.97	4.84	3.77	2.72
______________
* If applicable, represents less than one-half of one percent, but greater than zero.
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.
(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-3					Class M-4
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100	100	100	100	100
March 25, 2009	100	100	100	100	16	100	100	100	72	16
March 25, 2010	100	100	47	18	7	100	100	47	18	7
March 25, 2011	100	88	34	10	1	100	88	34	10	0
March 25, 2012	100	74	24	6	0	100	74	24	6	0
March 25, 2013	100	63	17	3	0	100	63	17	0	0
March 25, 2014	100	53	12	0	0	100	53	12	0	0
March 25, 2015	100	45	9	0	0	100	45	9	0	0
March 25, 2016	100	38	6	0	0	100	38	6	0	0
March 25, 2017	100	32	4	0	0	100	32	4	0	0
March 25, 2018	100	27	*	0	0	100	27	0	0	0
March 25, 2019	100	22	0	0	0	100	22	0	0	0
March 25, 2020	100	19	0	0	0	100	19	0	0	0
March 25, 2021	100	15	0	0	0	100	15	0	0	0
March 25, 2022	100	12	0	0	0	100	12	0	0	0
March 25, 2023	100	10	0	0	0	100	10	0	0	0
March 25, 2024	100	8	0	0	0	100	8	0	0	0
March 25, 2025	100	7	0	0	0	100	7	0	0	0
March 25, 2026	100	6	0	0	0	100	6	0	0	0
March 25, 2027	100	4	0	0	0	100	4	0	0	0
March 25, 2028	100	4	0	0	0	100	*	0	0	0
March 25, 2029	100	0	0	0	0	100	0	0	0	0
March 25, 2030	92	0	0	0	0	92	0	0	0	0
March 25, 2031	80	0	0	0	0	80	0	0	0	0
March 25, 2032	66	0	0	0	0	66	0	0	0	0
March 25, 2033	51	0	0	0	0	51	0	0	0	0
March 25, 2034	35	0	0	0	0	35	0	0	0	0
March 25, 2035	16	0	0	0	0	16	0	0	0	0
March 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity in Years(1)	26.92	9.79	5.18	3.75	2.75	26.92	9.77	5.09	3.54	2.60
Weighted Average Life to Optional Termination in Years(1)(2)	26.82	8.97	4.70	3.45	2.54	26.82	8.97	4.63	3.24	2.40
______________
* If applicable, represents less than one-half of one percent, but greater than zero.
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.
(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-5					Class M-6
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100	100	100	100	82
March 25, 2009	100	100	100	31	16	100	100	100	31	16
March 25, 2010	100	100	47	18	7	100	100	47	18	7
March 25, 2011	100	88	34	10	0	100	88	34	10	0
March 25, 2012	100	74	24	6	0	100	74	24	6	0
March 25, 2013	100	63	17	0	0	100	63	17	0	0
March 25, 2014	100	53	12	0	0	100	53	12	0	0
March 25, 2015	100	45	9	0	0	100	45	9	0	0
March 25, 2016	100	38	6	0	0	100	38	6	0	0
March 25, 2017	100	32	1	0	0	100	32	0	0	0
March 25, 2018	100	27	0	0	0	100	27	0	0	0
March 25, 2019	100	22	0	0	0	100	22	0	0	0
March 25, 2020	100	19	0	0	0	100	19	0	0	0
March 25, 2021	100	15	0	0	0	100	15	0	0	0
March 25, 2022	100	12	0	0	0	100	12	0	0	0
March 25, 2023	100	10	0	0	0	100	10	0	0	0
March 25, 2024	100	8	0	0	0	100	8	0	0	0
March 25, 2025	100	7	0	0	0	100	7	0	0	0
March 25, 2026	100	6	0	0	0	100	4	0	0	0
March 25, 2027	100	2	0	0	0	100	0	0	0	0
March 25, 2028	100	0	0	0	0	100	0	0	0	0
March 25, 2029	100	0	0	0	0	100	0	0	0	0
March 25, 2030	92	0	0	0	0	92	0	0	0	0
March 25, 2031	80	0	0	0	0	80	0	0	0	0
March 25, 2032	66	0	0	0	0	66	0	0	0	0
March 25, 2033	51	0	0	0	0	51	0	0	0	0
March 25, 2034	35	0	0	0	0	35	0	0	0	0
March 25, 2035	16	0	0	0	0	16	0	0	0	0
March 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity in Years(1)	26.92	9.74	5.02	3.38	2.49	26.92	9.70	4.95	3.27	2.42
Weighted Average Life to Optional Termination in Years(1)(2)	26.82	8.97	4.57	3.10	2.30	26.82	8.97	4.53	3.01	2.23
_______________
* If applicable, represents less than one-half of one percent, but greater than zero.
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.
(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-7					Class M-8
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100	100	100	100	100
March 25, 2008	100	100	100	100	37	100	100	100	100	37
March 25, 2009	100	100	100	31	16	100	100	100	31	16
March 25, 2010	100	100	47	18	7	100	100	47	18	0
March 25, 2011	100	88	34	10	0	100	88	34	10	0
March 25, 2012	100	74	24	1	0	100	74	24	0	0
March 25, 2013	100	63	17	0	0	100	63	17	0	0
March 25, 2014	100	53	12	0	0	100	53	12	0	0
March 25, 2015	100	45	9	0	0	100	45	7	0	0
March 25, 2016	100	38	1	0	0	100	38	0	0	0
March 25, 2017	100	32	0	0	0	100	32	0	0	0
March 25, 2018	100	27	0	0	0	100	27	0	0	0
March 25, 2019	100	22	0	0	0	100	22	0	0	0
March 25, 2020	100	19	0	0	0	100	19	0	0	0
March 25, 2021	100	15	0	0	0	100	15	0	0	0
March 25, 2022	100	12	0	0	0	100	12	0	0	0
March 25, 2023	100	10	0	0	0	100	10	0	0	0
March 25, 2024	100	8	0	0	0	100	7	0	0	0
March 25, 2025	100	6	0	0	0	100	0	0	0	0
March 25, 2026	100	0	0	0	0	100	0	0	0	0
March 25, 2027	100	0	0	0	0	100	0	0	0	0
March 25, 2028	100	0	0	0	0	100	0	0	0	0
March 25, 2029	100	0	0	0	0	100	0	0	0	0
March 25, 2030	92	0	0	0	0	92	0	0	0	0
March 25, 2031	80	0	0	0	0	80	0	0	0	0
March 25, 2032	66	0	0	0	0	66	0	0	0	0
March 25, 2033	51	0	0	0	0	51	0	0	0	0
March 25, 2034	35	0	0	0	0	35	0	0	0	0
March 25, 2035	16	0	0	0	0	16	0	0	0	0
March 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity in Years(1)	26.92	9.65	4.89	3.18	2.36	26.91	9.58	4.82	3.10	2.30
Weighted Average Life to Optional Termination in Years(1)(2)	26.82	8.97	4.50	2.94	2.19	26.82	8.97	4.47	2.88	2.15
______________
* If applicable, represents less than one-half of one percent, but greater than zero.
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.
(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-9
Distribution Date	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	37
March 25, 2009	100	100	100	31	16
March 25, 2010	100	100	47	18	0
March 25, 2011	100	88	34	7	0
March 25, 2012	100	74	24	0	0
March 25, 2013	100	63	17	0	0
March 25, 2014	100	53	12	0	0
March 25, 2015	100	45	0	0	0
March 25, 2016	100	38	0	0	0
March 25, 2017	100	32	0	0	0
March 25, 2018	100	27	0	0	0
March 25, 2019	100	22	0	0	0
March 25, 2020	100	19	0	0	0
March 25, 2021	100	15	0	0	0
March 25, 2022	100	12	0	0	0
March 25, 2023	100	7	0	0	0
March 25, 2024	100	0	0	0	0
March 25, 2025	100	0	0	0	0
March 25, 2026	100	0	0	0	0
March 25, 2027	100	0	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	100	0	0	0	0
March 25, 2030	92	0	0	0	0
March 25, 2031	80	0	0	0	0
March 25, 2032	66	0	0	0	0
March 25, 2033	51	0	0	0	0
March 25, 2034	35	0	0	0	0
March 25, 2035	16	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life to Maturity in Years(1)	26.90	9.48	4.75	3.02	2.26
Weighted Average Life to Optional Termination in Years(1)(2)	26.82	8.97	4.46	2.84	2.14
______________
* If applicable, represents less than one-half of one percent, but greater than zero.
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.
(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

There is no assurance that prepayments of the mortgage loans in the mortgage pool will conform to any of the Prepayment Scenarios indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the offered certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the offered certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

The characteristics of the mortgage loans included in the mortgage pool will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any mortgage loan will prepay at any percentage of the Prepayment Assumption until maturity or that all of the mortgage loans included in the mortgage pool will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Mezzanine Certificates

If the Certificate Principal Balances of the Class CE Certificates and each class of Mezzanine Certificates with a lower distribution priority have been reduced to zero, the yield to maturity on the class of Mezzanine Certificates with the lowest distribution priority will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the cap contract and available for that purpose), will be allocated to those certificates. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of investors to fully recover their investments. Once a Realized Loss is allocated to a Mezzanine Certificate, such written down amount will not bear interest and will not be reinstated (except in the case of subsequent recoveries). However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to the holders of such Certificates on a subordinated basis without interest according to the priorities set forth under “Description of the Certificates—Credit Enhancement—Overcollateralization Provisions” and “Description of the Certificates—Cap Contract” in this prospectus supplement.

The Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero). As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the Class A Certificates and Mezzanine Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date, even if no losses have occurred on the mortgage pool. For additional considerations relating to the yield on the Mezzanine Certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

  DESCRIPTION OF THE CERTIFICATES

General Description of the Certificates

The certificates will consist of nineteen classes of certificates designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates, the Class M-11 Certificates, the Class CE Certificates, the Class P Certificates, the Class R Certificates and the Class R-X Certificates. Only the Class A Certificates and the Mezzanine Certificates (other than the Class M-10 Certificates and Class M-11 Certificates) are offered by this prospectus supplement.

For the designations given to certain classes of certificates based on their characterization, see “Summary of Prospectus Supplement—The Certificates” in this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of the mortgage pool of conventional, one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans.

Distributions on the certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in April 2006.

Each class of offered certificates will have the initial Certificate Principal Balance (subject to the indicated permitted variance) and pass-through rate as set forth in the table appearing in the summary of this prospectus supplement and as described under “— Pass-Through Rates” below. The Class M-10 Certificates will have an initial Certificate Principal Balance of $9,007,000 and the Class M-11 Certificates will have an initial Certificate Principal Balance of $7,275,000.

The Class A Certificates in the aggregate evidence an initial approximate 75.50% undivided interest in the trust. The Mezzanine Certificates and the Class CE Certificates evidence the following approximate initial undivided interests in the trust:

Class	Percentage Interest (%)
M-1	4.10%
M-2	3.80%
M-3	2.30%
M-4	2.05%
M-5	1.95%
M-6	1.65%
M-7	1.60%
M-8	1.35%
M-9	1.20%
M-10	1.30%
M-11	1.05%
CE	2.15%

The offered certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company, or DTC, and its participants in minimum denominations of $25,000 and integral multiples of $1.00 in excess of those minimum denominations.

All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by or on behalf of the trust administrator to the persons in whose names the certificates are registered at the close of business on each record date. With respect to the Offered Certificates, the record date for each distribution date will be the close of business on the business day immediately preceding such distribution, for so long as such certificates are book-entry certificates as described under “—Registration of the Book-Entry Certificates” below. Distributions will be made either by check mailed to the address of each certificateholder as it appears in the certificate register or upon written request to the trust administrator at least five business days prior to the relevant record date by any holder of certificates by wire transfer in immediately available funds to the account of the certificateholder specified in the request. The final distribution on any class of certificates will be made in like manner, but only upon presentment and surrender of the related certificates at the corporate trust office of the trust administrator or other location specified in the notice to certificateholders of the final distribution.

Fees and Expenses of the Trust

The following fees and expenses will be paid from amounts received on the Mortgage Loans prior to distributions to certificateholders:

Fee Payable to:(1)	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicers	Monthly
For each mortgage loan, a monthly fee paid to the related servicer out of interest collections received from the related mortgage loan. The monthly fee is calculated as one-twelfth of the Servicing Fee Rate on the unpaid principal balance of the mortgage loan at the end of the applicable Due Period.

Withdrawn from amounts on deposit in the Collection Account, before distributions to certificateholders.(1)
Credit Risk Manager	Monthly
For each mortgage loan, a monthly fee payable to the credit risk manager. The monthly fee is calculated as one-twelfth of the Credit Risk Manager Fee Rate on the unpaid principal balance of the mortgage loan at the end of the applicable Due Period.

Paid by the trust administrator from amounts on deposit in the Distribution Account, before distributions to certificateholders.
(1)
See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement for a description of additional compensation that the servicers may receive.

(2)
The trust administrator will be paid income on amounts on deposit in the Distribution Account as set forth in the pooling and servicing agreement. The trustee and the custodian will be paid by the trust administrator pursuant to the pooling and servicing agreement or the custodial agreement, as applicable.

Registration of the Book-Entry Certificates

The offered certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the book-entry certificates are referred to as certificate owners and will hold their certificates through DTC in the United States, or, upon request, through Clearstream Banking Luxembourg, or Clearstream, formerly known as Cedelbank SA, or the Euroclear System, or Euroclear, in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Citibank and JPMorgan Chase Bank are referred to individually as the Relevant Depositary and together as the European Depositaries. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations of $25,000. Except as described below, no certificate owner acquiring a book-entry certificate will be entitled to receive a physical, or definitive, certificate representing such certificate. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through DTC and DTC participants.

The certificate owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the certificate owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry certificate will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

Certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the trust administrator through DTC and DTC participants. While the book-entry certificates are outstanding and except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. DTC participants and indirect participants with whom certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, the rules of DTC provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interest.

Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through DTC participants and indirect participants by instructing such DTC participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of such book-entry certificates, which account is maintained with their respective DTC participants. Under the rules of DTC and in accordance with DTC’s normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective DTC participants at DTC will be debited and credited. Similarly, the DTC participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with the rules of DTC. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines according to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its DTC participants, some of which and/or their representatives own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 150,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V., or the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., or the Cooperative, a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants.

Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the “Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System,” or the Terms and Conditions, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the book-entry certificates will be made on each distribution date by the trust administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the certificate owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the certificate owners of the book-entry certificates that it represents.

Under a book-entry format, certificate owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trust administrator to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a certificate owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to certificate owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such certificate owners are credited.

DTC has advised the trust administrator that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

Definitive certificates will be issued to certificate owners of the book-entry certificates, or their nominees, rather than to DTC or its nominee, only if: (a) DTC or the depositor advises the trust administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trust administrator is unable to locate a qualified successor or (b) after the occurrence of a servicer event of termination as set forth in the pooling and servicing agreement, certificate owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the trust administrator and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of certificate owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trust administrator will be required to notify all certificate owners of the occurrence of such event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trust administrator on behalf of the trustee will issue definitive certificates, and thereafter the trust administrator will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the depositor, the servicers, the trustee or (except in connection with its role as depositary for Clearstream) the trust administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Pass-Through Rates

The pass-through rate for any class of Floating Rate Certificates and any distribution date will be the lesser of (i) the related Formula Rate for such distribution date and (ii) the Net WAC Pass-Through Rate for such distribution date. See “—Glossary” below.

Each class of Floating Rate Certificates will accrue interest during each Interest Accrual Period on the related Certificate Principal Balance at the related pass-through rate calculated as described above. Interest will accrue on the Floating Rate Certificates on the basis of a 360 day year and the actual number of days elapsed in such Interest Accrual Period. The interest entitlement of each class of Floating Rate Certificates on each distribution date will also include any interest distributable on such class on the prior distribution date (exclusive of any Net WAC Rate Carryover Amount for such class) that was undistributed on such prior distribution date together with interest on such undistributed amount for the most recently-ended Interest Accrual Period at the applicable pass-through rate therefor. The interest entitlement of each class of certificates will be reduced, to not less than zero, in the case of each class, by the allocable share for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicers and by the allocable share for such class of shortfalls resulting from the application of the Relief Act. See “—Interest Distributions” below.

The pass-through rate for each class of Floating Rate Certificates for the Interest Accrual Period beginning on a distribution date, to the extent it has been determined, and for the immediately preceding Interest Accrual Period will be made available via the trust administrator’s internet website, together with the monthly statements required by the pooling and servicing agreement. See “—Reports to Certificateholders” below.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period and the Floating Rate Certificates, on the second business day preceding such Interest Accrual Period, (each such date, an “Interest Determination Date”), the trust administrator will determine one-month LIBOR for such Interest Accrual Period. “One-month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein), Bloomberg Page BBAM or another page of these or any other financial reporting service in general use in the financial services industry, as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The trust administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, one-month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, one-month LIBOR for the related Interest Accrual Period shall be the higher of (x) one-month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the trust administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the trust administrator and (iii) not controlling, controlled by, or under common control with, the depositor or the sponsor; and “Reserve Interest Rate” shall be the rate per annum that the trust administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which two or more New York City banks selected by the trust administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (ii) in the event that the trust administrator can determine no such arithmetic mean because fewer than two New York City banks have provided such quotes, the lowest one-month U.S. dollar lending rate which two or more New York City banks selected by the trust administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of one-month LIBOR on each Interest Determination Date by the trust administrator and the trust administrator’s calculation of the rate of interest applicable to the Floating Rate Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Glossary

The following terms are given the meanings shown below to help describe the cash flows on the certificates:

“Allocated Realized Loss Amount”: An Allocated Realized Loss Amount with respect to (x) any class of Mezzanine Certificates and any distribution date will be an amount equal to the sum of any Realized Losses allocated to that class of certificates on the distribution date as described above in “—Allocation of Losses; Subordination” and any Allocated Realized Loss Amount for that class remaining undistributed from the previous distribution date minus (y) the amount of the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

“Available Distribution Amount”: The Available Distribution Amount for any distribution date will be equal to the sum, net of amounts (other than the servicing fee and the credit risk manager fee) reimbursable therefrom to the servicers, the trust administrator or the trustee, of (i) the aggregate amount of scheduled monthly payments on the mortgage loans due on the related due date and received on or prior to the related Determination Date, after deduction of the servicing fees and the credit risk manager fee for such distribution date, (ii) certain unscheduled payments in respect of the mortgage loans (including prepayments, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the mortgage loans) occurring during the related Prepayment Period and (iii) all P&I Advances and Compensating Interest with respect to the mortgage Loans received for the related distribution date. Prepayment Charges collected with respect to the mortgage loans will not be included among the “Available Distribution Amount” available for general distributions on the certificates. Prepayment Charges will be distributed to the holders of the Class P Certificates which are not offered hereby.

“Bankruptcy Loss”: A Bankruptcy Loss is a Deficient Valuation or a Debt Service Reduction.

“Certificate Margin”: With respect to the Floating Rate Certificates and any distribution date, the applicable Certificate Margin for such distribution date as set forth below:

	Margin
Class	(1)	(2)
A-1	0.060%	0.120%
A-2	0.120%	0.240%
A-3	0.180%	0.360%
A-4	0.270%	0.540%
M-1	0.330%	0.495%
M-2	0.340%	0.510%
M-3	0.360%	0.540%
M-4	0.470%	0.705%
M-5	0.500%	0.750%
M-6	0.590%	0.885%
M-7	1.050%	1.575%
M-8	1.250%	1.875%
M-9	2.200%	3.300%
M-10	2.500%	3.750%
M-11	2.500%	3.750%
__________
(1) For the interest accrual period for each distribution date through and including the first distribution date on which the aggregate principal balance of the mortgage loans remaining in the mortgage pool is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.
(2) For each interest accrual period thereafter.

“Certificate Principal Balance”: The Certificate Principal Balance of any Floating Rate Certificate as of any date of determination will be equal to the initial Certificate Principal Balance of such certificate reduced by the aggregate of all amounts allocable to principal previously distributed with respect to that certificate and with respect to any Mezzanine Certificate, any reductions in the Certificate Principal Balance of such certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement (taking into account any increases in the Certificate Principal Balance thereof due to the receipt of Subsequent Recoveries as described below). The Certificate Principal Balance of the Class CE Certificates as of any date of determination will be equal to the excess, if any, of the then aggregate principal balance of the mortgage loans over the then aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates. In the event that Realized Losses on a mortgage loan are subsequently recovered from the proceeds of a mortgage loan, the Certificate Principal Balance of the most senior class of Mezzanine Certificates then outstanding to which realized losses have been allocated will be increased by the amount of such subsequently recovered loss amount, to the extent of aggregate Realized Losses previously allocated to such class.

“Class M-1 Principal Distribution Amount”: The Class M-1 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the related distribution date over

• the lesser of (A) the product of (i) approximately 59.20% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

“Class M-2 Principal Distribution Amount”: The Class M-2 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the related distribution date over

• the lesser of (A) the product of (i) approximately 66.80% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over 0.50% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

“Class M-3 Principal Distribution Amount”: The Class M-3 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the related distribution date over

• the lesser of (A) the product of (i) approximately 71.40% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over 0.50% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

“Class M-4 Principal Distribution Amount”: The Class M-4 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the related distribution date over

• the lesser of (A) the product of (i) approximately 75.50% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over 0.50% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

“Class M-5 Principal Distribution Amount”: The Class M-5 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the related distribution date over

• the lesser of (A) the product of (i) approximately 79.40% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over 0.50% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

“Class M-6 Principal Distribution Amount”: The Class M-6 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the related distribution date over

• the lesser of (A) the product of (i) approximately 82.70% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over 0.50% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

“Class M-7 Principal Distribution Amount”: The Class M-7 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the related distribution date over

• the lesser of (A) the product of (i) approximately 85.90% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over 0.50% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

“Class M-8 Principal Distribution Amount”: The Class M-8 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related distribution date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the related distribution date over

• the lesser of (A) the product of (i) approximately 88.60% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over 0.50% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

“Class M-9 Principal Distribution Amount”: The Class M-9 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related distribution date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related distribution date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the related distribution date over

• the lesser of (A) the product of (i) approximately 91.00% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over 0.50% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

“Class M-10 Principal Distribution Amount”: The Class M-10 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related distribution date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related distribution date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on the related distribution date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to the related distribution date over

• the lesser of (A) the product of (i) approximately 93.60% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over 0.50% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

“Class M-11 Principal Distribution Amount”: The Class M-11 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on the related distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related distribution date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related distribution date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related distribution date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related distribution date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related distribution date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related distribution date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related distribution date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on the related distribution date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal Distribution Amount on the related distribution date) and (xii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to the related distribution date over

• the lesser of (A) the product of (i) approximately 95.70% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over 0.50% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

“Compensating Interest”: With respect to any principal prepayments in full or in part, any payments made by the servicers from their own funds to cover Prepayment Interest Shortfalls as described herein up to the related servicing fee actually received for the related calendar month.

“Credit Risk Manager Fee”: With respect to any Distribution Date, the premium payable to the Credit Risk Manager at the Credit Risk Manager Fee Rate on the then current aggregate principal balance of the mortgage loans. Such fee will be paid monthly from the trust in accordance with the pooling and servicing agreement.

“Credit Risk Manager Fee Rate”: With respect to any Distribution Date, 0.015% per annum.

“Debt Service Reduction”: A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

“Deficient Valuation”: With respect to any mortgage loan, a Deficient Valuation is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

“Determination Date”: The Determination Date with respect to any distribution date will be the 15th day of the calendar month in which such distribution date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.

“Due Period”: The Due Period with respect to any distribution date will be the period commencing on the second day of the month immediately preceding the month in which the distribution date occurs and ending on the first day of the month in which the distribution date occurs.

“Expense Adjusted Mortgage Rate”: The Expense Adjusted Mortgage Rate on any mortgage loan is equal to the then applicable mortgage rate on the mortgage loan minus the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

“Expense Adjusted Maximum Mortgage Rate”: The Expense Adjusted Maximum Mortgage Rate on any mortgage loan is equal to the then applicable maximum mortgage rate (or the mortgage rate in the case of any fixed-rate mortgage loan) minus the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

“Formula Rate”: With respect to the Floating Rate Certificates is the lesser of (a) one-month LIBOR plus the applicable Certificate Margin and (b) the Maximum Cap Rate.

“Interest Accrual Period”: The Interest Accrual Period for any distribution date and the Floating Rate Certificates will be the period commencing on the distribution date of the month immediately preceding the month in which the distribution date occurs or, in the case of the first distribution date, commencing on the Closing Date, and ending on the day preceding the distribution date. All distributions of interest on the Floating Rate Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

“Interest Carry Forward Amount”: The Interest Carry Forward Amount with respect to any class of Floating Rate Certificates and any distribution date will be equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding distribution date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding distribution date, together with any Interest Carry Forward Amount with respect to that class of certificates remaining unpaid from the previous distribution date, plus interest accrued thereon at the related pass-through rate on such class of certificates for the most recently ended Interest Accrual Period.

“Interest Distribution Amount”: The Interest Distribution Amount for each class of certificates on any distribution date will be equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of such class of certificates immediately prior to the distribution date at the then applicable pass-through rate for such class, reduced, to not less than zero, in the case of each class, by the allocable share for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicers and shortfalls resulting from the application of the Relief Act or any state law providing for similar relief.

“Interest Remittance Amount”: The Interest Remittance Amount for any distribution date will be (i) interest received or advanced on the Mortgage Loans and (ii) amounts in respect of Prepayment Interest Shortfalls paid by the servicers on the Mortgage Loans (in each case, to the extent remaining after payment of an allocable portion of (A) the servicing fees for such distribution date and any unpaid servicing fees in respect of prior periods collected by the servicers and (B) the credit risk manager fee for such distribution date).

“Maximum Cap Rate”: The Maximum Cap Rate for any distribution date and the Floating Rate Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Maximum Mortgage Rates on the then outstanding Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period, plus an amount, expressed as a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period), equal to the product of (i) the payment made by the cap counterparty divided by the aggregate principal balance of the Mortgage Loans and (ii) 12.

“Net Monthly Excess Cashflow”: The Net Monthly Excess Cashflow for any distribution date will be equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of:

•	the Available Distribution Amount for such distribution date over
•
the sum for such distribution date of the aggregate of (a) the Senior Interest Distribution Amounts distributable to the holders of the Class A Certificates, (b) the Interest Distribution Amounts distributable to the holders of the Mezzanine Certificates and (c) the Principal Remittance Amount.

“Net WAC Pass-Through Rate”: The Net WAC Pass-Through Rate for any distribution date and the Floating Rate Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period.

“Net WAC Rate Carryover Reserve Account”: The reserve account established by the trust administrator from which payments in respect of Net WAC Rate Carryover Amounts on the Floating Rate Certificates will be made.

“Net WAC Rate Carryover Amount”: For any class of Floating Rate Certificates and any distribution date, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class of certificates would have accrued for such distribution date had the related pass-through rate been the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such distribution date at the Net WAC Pass-Through Rate and (ii) the unpaid portion of any Net WAC Rate Carryover Amount for such class from the prior distribution date together with interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the Formula Rate applicable for such class for such Interest Accrual Period.

“Overcollateralization Increase Amount”: The Overcollateralization Increase Amount with respect to any distribution date will equal the lesser of (a) the sum of (i) the Net Monthly Excess Cashflow for such distribution date and (ii) any amounts received under the cap contract for this purpose (b) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such distribution date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such distribution date has been distributed).

“Overcollateralization Reduction Amount”: The Overcollateralization Reduction Amount with respect to any distribution date will equal the lesser of (a) the Principal Remittance Amount on such distribution date and (b) the excess, if any, of (i) the Overcollateralized Amount for such distribution date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such distribution date has been distributed) over (ii) the Overcollateralization Target Amount for such distribution date.

“Overcollateralization Target Amount”: The Overcollateralization Target Amount with respect to any distribution date, (i) prior to the Stepdown Date, an amount equal to 2.15% of the aggregate principal balance of the Mortgage Loans as of the cut-off date, (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) 4.30% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date. On and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates to zero, the Overcollateralization Target Amount shall be zero. Notwithstanding the foregoing, the percentages set forth above are subject to a variance of plus or minus 5%.

“Overcollateralized Amount”: The Overcollateralized Amount with respect to any distribution date will equal the excess, if any, of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over (b) the aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates (after taking into account the distributions of the Principal Remittance Amount on the related distribution date).

“Prepayment Interest Shortfall”: With respect to any principal prepayments on the mortgage loans, any resulting interest shortfall.

“Prepayment Period”: The Prepayment Period for any distribution date with respect to (i) voluntary principal payments in full, the period commencing on the 16th day of the month preceding the month in which such distribution date occurs (or in the case of the first distribution date, commencing in March 1, 2006) and ending on the 15th day of the calendar month in which such distribution date occurs and (ii) principal prepayments in part, the calendar month preceding the month in which such distribution date occurs.

“Principal Distribution Amount”: The Principal Distribution Amount is equal to the sum of (i) the principal portion of all scheduled monthly payments due on the Mortgage Loans during the related Due Period, to the extent received on or prior to the related Determination Date or advanced prior to such distribution date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received on the Mortgage Loans during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans and (iv) any Overcollateralization Increase Amount for such distribution date minus (v) any Overcollateralization Reduction Amount for such distribution date.

“Principal Remittance Amount”: The Principal Remittance Amount for any distribution date will be equal to the sum of (i) through (iii) of the Principal Distribution Amount.

“Realized Loss”: A Realized Loss is (a) a Bankruptcy Loss or (b) with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure) or otherwise, is the amount of loss realized, if any, equal to the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the servicers for P&I Advances, servicing advances and other related expenses, including attorney’s fees) towards interest and principal owing on the mortgage loan.

“Senior Enhancement Percentage”: The Senior Enhancement Percentage for any distribution date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Class CE Certificates, calculated after taking into account distribution of the Principal Distribution Amount to holders of the certificates then entitled to distributions thereof on the related distribution date by (y) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

“Senior Interest Distribution Amount”: The Senior Interest Distribution Amount for each class of Class A Certificates on any distribution date is equal to the sum of the Interest Distribution Amount for that class for that distribution date and the Interest Carry Forward Amount, if any, for that class for that distribution date.

“Senior Principal Distribution Amount”: The Senior Principal Distribution Amount is an amount equal to the excess of (i) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the related distribution date over (ii) the lesser of (A) the product of (i) approximately 51.00% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

“Servicing Fee Rate”: The Servicing Fee Rate on each mortgage loan is 0.50% per annum.

“Servicing Remittance Date”: The Servicer Remittance Date and any distribution date will be the 18th day of the calendar month in which such distribution date occurs or, if such 18th day is not a business day, the immediately following business day.

“Stepdown Date”: The Stepdown Date will be the earlier to occur of (i) the distribution date immediately succeeding the distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the distribution date occurring in April 2009 and (y) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the related distribution date) is greater than or equal to approximately 49.00%.

“Subsequent Recoveries”: Subsequent recoveries, net of expenses reimbursable to the servicers, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

“Trigger Event”: With respect to any distribution date, a Trigger Event is in effect if:

(i)
(A) the percentage obtained by dividing the aggregate principal balance of mortgage loans delinquent 60 days or more (including mortgage loans delinquent 60 days or more and in foreclosure or in bankruptcy and REO properties) by the aggregate principal balance of all of the mortgage loans, in each case, as of the last day of the previous calendar month, exceeds (B) 32.65% of the Senior Enhancement Percentage for the prior distribution date; or

(ii)
the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period), reduced by the aggregate amount of Subsequent Recoveries received since the cut-off date through the last day of the related Prepayment Period, divided by the aggregate principal balance of the mortgage loans as of the cut-off date exceeds the applicable percentages set forth below with respect to such distribution date:

Distribution Date Occurring In	Percentage
April 2008 through March 2009	1.65%
April 2009 through March 2010	3.65%
April 2010 through March 2011	5.75%
April 2011 through March 2012	7.40%
April 2012 and thereafter	8.30%

Interest Distributions

On each distribution date, the trust administrator will withdraw from the Distribution Account that portion of Available Distribution Amount for such distribution date consisting of the Interest Remittance Amount for such distribution date and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such distribution date.

I. On each distribution date, the Interest Remittance Amount will be distributed in the following order of priority:

(i) concurrently, to the holders of the Class A Certificates (on a pro rata basis based on the entitlement of each such class), the Senior Interest Distribution Amount allocable to the Class A Certificates; and

(ii) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in an amount equal to the Interest Distribution Amount for each such class.

On any distribution date, any Prepayment Interest Shortfalls to the extent not covered by the servicers and any shortfalls resulting from the application of the Relief Act or similar state laws will be allocated, first, in reduction of the Interest Distribution Amount with respect to the Class CE Certificates determined as provided in the pooling and servicing agreement, and thereafter, in reduction of the Interest Distribution Amounts with respect to the Floating Rate Certificates on a pro rata basis based on their respective entitlements to such interest for such distribution date. The holders of the Floating Rate Certificates will not be entitled to reimbursement for any such interest shortfalls.

Principal Distributions

I. On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be made in the following amounts and order of priority:

(i) to the holders of the Class A Certificates (allocated among the classes of Class A Certificates in the priority described below) until the Certificate Principal Balances thereof have been reduced to zero; and

(ii) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case, until the Certificate Principal Balance of each such class has been reduced to zero.

II. On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be made in the following amounts and order of priority:

(i) to the holders of the Class A Certificates (allocated among the classes of Class A Certificates in the priority described below), the Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero; and

(ii) to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iii) to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iv) to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(v) to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vi) to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vii) to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(viii) to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ix) to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(x) to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(xi) to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(xii) to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

The allocation of distributions in respect of principal to the Class A Certificates on each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate principal balance of the mortgage loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the trust of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

With respect to the Class A Certificates, all principal distributions will be distributed sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero, with the exception that on any distribution date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, principal distributions will be allocated concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, a pro rata basis based on the Certificate Principal Balance of each such class, until their respective Certificate Principal Balances have been reduced to zero.

Credit Enhancement

The holders of each class of Class A Certificates and each class of Mezzanine Certificates (subject to the priorities described under “—Excess Interest and Overcollateralization,” and “—Allocation of Losses”) are entitled to the benefits of the credit enhancement consisting of excess interest, overcollateralization and subordination.

Subordination. The rights of the holders of the Subordinate Certificates and the Residual Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Certificates.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any distribution date, prior to distributions on the Subordinate Certificates and Residual Certificates, distributions in respect of interest and principal, subject to funds available for such distributions, and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

In addition, the rights of the holders of Mezzanine Certificates with higher distribution priorities to receive distributions in respect of interest and principal will be senior to the rights of holders of Mezzanine Certificates with lower distribution priorities, and the rights of the holders of the Mezzanine Certificates to receive distributions in respect of interest and principal will be senior to the rights of the holders of the Class CE Certificates, in each case to the extent described herein.

The subordination feature is intended to enhance the likelihood of regular receipt by the holders of the more senior classes of certificates of distributions in respect of interest and principal and to afford such holders limited protection against Realized Losses.

Excess Interest and Overcollateralization. The mortgage loans, if they perform, are expected to generate more interest than is needed to distribute interest on the Floating Rate Certificates and to pay certain fees and expenses of the trust. The weighted average of the mortgage rates of the mortgage loans (net of certain fees and expenses of the trust) is generally expected to be higher than the weighted average of the pass-through rates on the Floating Rate Certificates. The aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates as of the Closing Date by approximately $14,897,408 which is approximately equal to the initial Overcollateralization Target Amount. The pooling and servicing agreement requires that, on each distribution date, the Net Monthly Excess Cashflow, if any, be applied on such distribution date as an accelerated distribution of principal on the Floating Rate Certificates, whenever the Overcollateralization Amount is less than the required amount, subject to the priorities described below and under “—Principal Distributions” above.

The distribution of portions of the Net Monthly Excess Cashflow (to the extent described above and subject to the priorities described below) as principal to the holders of the Floating Rate Certificates is intended to maintain or restore overcollateralization (the excess of the aggregate principal balance of the mortgage loans over the aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates). The pooling and servicing agreement requires that the above described principal distributions to the holders of the Floating Rate Certificates entitled to principal continue whenever funds are available for such purpose, until the amount of overcollateralization is equal to the Overcollateralization Target Amount. There can be no assurance that Net Monthly Excess Cashflow will be generated in amounts sufficient to maintain the required level of overcollateralization. There can be no assurance as to the rate at which the Certificate Principal Balances of the certificates entitled to principal will be reduced, and there can be no assurance that Realized Losses will not be allocated to the Mezzanine Certificates. However, excess interest payments from the cap and overcollateralization are intended to absorb Realized Losses prior to the allocation of any such Realized Losses to the Mezzanine Certificates. See “—Allocation of Losses” below.

With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid in the following amounts and order of priority:

(i) to the holders of the class or classes of Floating Rate Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, without taking into account amounts, if any, received under the cap contract, distributable as part of the Principal Distribution Amount;

(ii) sequentially, to the holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates and the Class M-11 Certificates, in that order, in each case up to the related Interest Carry Forward Amount related to such class for such distribution date;

(iii) sequentially, to the holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates and the Class M-11 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount for such class for such distribution date;

(iv) to the Net WAC Rate Carryover Reserve Account, the aggregate of any Net WAC Rate Carryover Amounts for the Floating Rate Certificates, without taking into account amounts, if any, received under the cap contract;

(v) to the holders of the Class CE Certificates as provided in the pooling and servicing agreement; and

(vi) to the holders of the Residual Certificates, any remaining amounts; provided that if such distribution date is the distribution date immediately following the expiration of the latest prepayment charge term or any distribution date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the holders of the Residual Certificates.

In the event that Realized Losses are incurred on the mortgage loans, such Realized Losses could result in an overcollateralization deficiency since such Realized Losses would reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Certificate Principal Balance of the Floating Rate Certificates. In such event, the pooling and servicing agreement will require the distribution from Net Monthly Excess Cashflow, if any, of an amount equal to the Overcollateralization Increase Amount, which will constitute a principal distribution on the Floating Rate Certificates in reduction of the Certificate Principal Balances thereof in order to eliminate such overcollateralization deficiency. This will have the effect of accelerating the amortization of the Floating Rate Certificates relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

In the event that the Overcollateralized Amount exceeds the Overcollateralization Target Amount on any distribution date, the pooling and servicing agreement will provide that a portion of the Principal Remittance Amount on such distribution date be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above. This will have the effect of decelerating the amortization of the Floating Rate Certificates relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount.

On the Closing Date, the trust administrator will establish the Net WAC Rate Carryover Reserve Account from which distributions in respect of Net WAC Rate Carryover Amounts on the Floating Rate Certificates will be made. The Net WAC Rate Carryover Reserve Account will be an asset of the trust but not of any REMIC. On each distribution date, after making the distributions and allocations of the last of the Available Distribution Amount for such distribution date as described above, the trust administrator will withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of the amount then on deposit therein, the aggregate of any Net WAC Rate Carryover Amounts for the Floating Rate Certificates for such distribution date and will distribute such amounts to the holders of such classes of certificates in the following amounts and order of priority:

(i) concurrently, to the Class A Certificates, on a pro rata basis based on the Certificate Principal Balance for each such class prior to any distributions of principal on such distribution date and then on a pro rata basis based on any remaining Net WAC Rate Carryover Amount for each such class; and

(ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 , Class M-9, Class M-10 and Class M-11 Certificates.

On each distribution date, the trust administrator will withdraw from the Distribution Account all amounts representing prepayment charges in respect of the mortgage loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

Cap Contract

On the Closing Date, the trustee will enter into a cap contract. Pursuant to the cap contract, Citibank, N.A. (together with any successor, the “Counterparty” or “Cap Provider”) will agree to pay to the trust a monthly payment in an amount equal to the product of: (1) for the distribution date in April 2006 through the distribution date in February 2011, the excess, if any, of one-month LIBOR (as defined in the cap contract) over the rate set forth in Annex IV, (2) the notional amount for the related Interest Accrual Period set forth in Annex IV multiplied by 250; and (3) a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period, and the denominator of which is 360. The notional amount declines in accordance with a schedule set forth in Annex IV.

On each distribution date beginning with the distribution date in April 2006, the trust administrator pursuant to a Cap Administration Agreement (as further described below), will deposit into the cap account certain amounts, if any, received from the Cap Provider from which distributions in respect of Interest Carry Forward Amounts, Net WAC Rate Carryover Amounts, amounts necessary to maintain the applicable Overcollateralization Target Amount and Allocated Realized Loss Amounts on the Mezzanine Certificates will be made. The Cap Account will be an asset of the trust but not of any REMIC.

The Cap Provider

Citibank, N.A.

The “significance percentage” as calculated in accordance with Item 1115 of Regulation AB under the Securities Act of 1933, as amended, is less than 10%.

The Cap Administration Agreement and Cap Account

The cap contract will be administered by Citibank, as Cap Administrator pursuant to a cap administration agreement (the “Cap Administration Agreement”). Any payments made by the Cap Provider to the cap account will be distributed in accordance with the Cap Administration Agreement. Beginning on the distribution date in April 2006 and on or prior to the distribution date in February 2011, the trust administrator will be required to deposit into the cap account an amount equal to any remaining and unpaid Interest Carry Forward Amounts, Net WAC Rate Carryover Amounts, Allocated Realized Loss Amounts and amounts necessary to maintain the Overcollateralization Target Amount on the Floating Rate Certificates, up to the payment received from the Cap Provider. Any excess amounts remaining in the cap account will be paid to the sponsor or its designee.

On each distribution date, to the extent required, following the distribution of the Net Monthly Excess Cashflow as described in “—Excess Interest and Overcollateralization” in this prospectus supplement and withdrawals from the Net WAC Rate Carryover Reserve Account, amounts will be withdrawn from the cap account by the Cap Administrator and distributed to the Floating Rate Certificates in the following order of priority:

first, concurrently, to each class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amount, second, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Overcollateralization Target Amount after taking into account distributions made pursuant to clause (i) under “—Excess Interest and Overcollateralization;”

third, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

fourth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such certificates for such distribution date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

fifth, concurrently, to each class of Class A Certificates, the Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on the Certificate Principal Balance for each such Class prior to any distributions of principal on such Distribution Date and then on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining; and

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account.

Allocation of Losses

Any Realized Losses on the mortgage loans will be allocated on any distribution date first, to Net Monthly Excess Cashflow, second, to payments received under the cap contract, third, to the Class CE Certificates, until the Certificate Principal Balance of the Class CE Certificates has been reduced to zero and fourth, to each class of Mezzanine Certificates in reverse numerical order until the certificate principal balance of each such class has been reduced to zero. The pooling and servicing agreement will not permit the allocation of Realized Losses to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to these certificates, under certain loss scenarios there may not be enough interest and principal received or advanced on the mortgage loans to distribute to the Class A Certificates all interest and principal amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be distributed to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions” above or from the Cap Account, according to the priorities set forth under “—Cap Contract.”

Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance of that certificate by the amount so allocated as of the distribution date in the month following the calendar month in which the Realized Loss was incurred.

P&I Advances

If the scheduled payment on a mortgage loan which was due during the related Due Period is delinquent, the related servicer will remit to the trust administrator on the servicer remittance date an amount equal to such delinquency, except to the extent such servicer determines any such advance to be nonrecoverable from future payments on the mortgage loan for which such advance was made. These advances are referred to in this prospectus supplement as “P&I Advances.” Subject to the foregoing, P&I Advances will be made by the servicers until the time set forth in the pooling and servicing agreement. Failure by a servicer to remit any required P&I Advance, which failure goes unremedied beyond any applicable cure period under the pooling and servicing agreement, will constitute an event of default with respect to such servicer under the pooling and servicing agreement. Shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will generally not be covered by any P&I Advances. If a servicer fails to make any required P&I Advance, the trust administrator, in its capacity as successor servicer, will be obligated to make such P&I Advance to the extent provided in the pooling and servicing agreement. The servicers will not advance the balloon payment with respect to any balloon mortgage loan. In the event that a defaulted mortgage loan is modified by a servicer in accordance with the terms of the pooling and servicing agreement, such servicer is entitled to reimbursement from amounts in the collection account at the time of such modification for any outstanding P&I Advances or servicing advances made by such servicer with respect to the mortgage loans as set forth in the pooling and servicing agreement.

The purpose of making such P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.

Each servicer is entitled to be reimbursed for these advances to the extent set forth in the pooling and servicing agreement. See “Description of the Securities—Advances in Respect of Delinquencies” in the prospectus.

The pooling and servicing agreement provides that the trust administrator on behalf of the trust, or the servicers, may enter into a facility with any person which provides that such person (an “Advancing Person”) may fund P&I Advances and/or servicing advances, although no such facility will reduce or otherwise affect the servicer's obligation to fund such P&I Advances and/or servicing advances. Any P&I Advances and/or servicing advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the servicers. In addition, the servicers may pledge its servicing rights under the pooling and servicing agreement to one or more lenders.

Reports to Certificateholders

On each Distribution Date, the trust administrator will prepare and make available to each holder of a certificate, a statement based upon information received from the servicers, if applicable, generally setting forth, among other things:

  (i)the amount of the distribution made on such distribution date to the holders of certificates of each such class allocable to principal and the amount of the distribution made on such distribution date to the holders of the Class P Certificates allocable to prepayment charges;

  (ii)the amount of the distribution made on such distribution date to the holders of certificates of each such class allocable to interest;

  (iii)the fees and expenses of the trust accrued and paid on such distribution date and to whom such fees and expenses were paid;

  (iv)the aggregate amount of P&I Advances for such distribution date (including the general purpose of such P&I Advances);

  (v)the aggregate principal balance of the mortgage loans and any REO Properties at the close of business on such distribution date;

  (vi)the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the related due date;

  (vii)the number and aggregate unpaid Principal Balance of Mortgage Loans in respect of which (a) one monthly payment is delinquent, (b) two monthly payments are delinquent, (c) three monthly payments are delinquent and (d) foreclosure proceedings have begun;

  (viii)with respect to any mortgage loan that became an REO Property during the preceding calendar month, the loan number of such mortgage loan, the unpaid principal balance and the principal balance of such mortgage loan as of the date it became an REO Property;

  (ix)the delinquency percentage and realized loss percentage;

  (x)the book value and the principal balance of any REO Property as of the close of business on the last business day of the calendar month preceding the distribution date;

  (xi)the aggregate amount of principal prepayments made during the related Prepayment Period;

  (xii)the aggregate Certificate Principal Balance of each class of certificates, before and after giving effect to the distributions and allocations of Realized Losses, made on such distribution date, incurred during the related Prepayment Period (or, in the case of bankruptcy losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted bankruptcy losses;

  (xiii)the aggregate amount of extraordinary trust fund expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

  (xiv)the Interest Distribution Amount in respect of each such class of certificates for such distribution date (separately identifying any reductions in the case of subordinate certificates resulting from the allocation of Realized Losses allocable to interest and extraordinary trust fund expenses on such distribution date) and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such certificates on such distribution date;

  (xv)the aggregate amount of any prepayment interest shortfalls for such distribution date, to the extent not covered by payments by the servicers;

  (xvi)the aggregate amount of relief act interest shortfalls for such distribution date;

  (xvii)the Net Monthly Excess Cashflow, the Overcollateralization Target Amount, the Overcollateralized Amount, the Overcollateralization Reduction Amount, the Overcollateralization Increase Amount and the Credit Enhancement Percentage;

  (xviii)with respect to any mortgage loan as to which foreclosure proceedings have been concluded, the loan number and unpaid principal balance of such mortgage loan as of the date of such conclusion of foreclosure proceedings;

  (xix)with respect to mortgage loans as to which a final liquidation has occurred, the number of mortgage loans, the unpaid principal balance of such mortgage loans as of the date of such final liquidation and the amount of proceeds (including liquidation proceeds and insurance proceeds) collected in respect of such mortgage loans;

  (xx)any Allocated Realized Loss Amount with respect to each class of certificates for such distribution date;

  (xxi)the amounts deposited into the Net WAC Rate Carryover Reserve Account for such distribution date, the amounts withdrawn from such account and distributed to each class of certificates, and the amounts remaining on deposit in such account after all deposits into and withdrawals from such account on such distribution date;

  (xxii)the Net WAC Rate Carryover Amounts for each class of certificates, if any, for such distribution date and the amounts remaining unpaid after reimbursements therefor on such distribution date;

  (xxiii)whether a Stepdown Date or Trigger Event is in effect;

  (xxiv)the total cashflows received and the general sources thereof;

  (xxv)the applicable Record Dates, Interest Accrual Periods and determination dates for calculating distributions for such distribution date;

  (xxvi)the respective Pass-Through Rates applicable to the Floating Rate Certificates and the Class CE Certificates for such Distribution Date (and whether such Pass-Through Rate was limited by the Net WAC Rate) and the Pass-Through Rate applicable to the Floating Rate Certificates for the immediately succeeding Distribution Date;

  (xxvii)payments, if any, made under the cap contract and the amount distributed to the Floating Rate Certificates from such payments; and

  (xxviii)if known, material breaches of representations and warranties regarding the mortgage loans.

The trust administrator will make each monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month via the trust administrator’s internet website. Assistance in using the website can be obtained by calling Citibank’s Agency & Trust department at (212) 816-5680. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling Citibank’s Agency & Trust department and indicating such. The trust administrator will have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible the recipients thereof, and the trust administrator will provide timely and adequate notification regarding any such changes.

The primary source of information available to investors concerning the Class A Certificates and Mezzanine Certificates will be the monthly reports made available via the trust administrator’s internet website, which will include information as to the outstanding Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates and the status of the applicable form of credit enhancement. Also, investors may read and copy any Form 10-D, Form 10-K or Form 8-K at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.

Any Form 10-D, Form 10-K or Form 8-K to be filed on behalf of the Issuing Entity will be signed by the depositor.

In addition, within a reasonable period of time after the end of each calendar year, the trust administrator will, upon request, prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing information necessary to enable holders of the certificates to prepare their tax returns. Such obligation of the trust administrator will be deemed to have been satisfied to the extent that substantially comparable information is provided by the trust administrator pursuant to Code. These statements will not have been examined and reported upon by an independent public accountant.

  POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the pooling and servicing agreement, dated as of March 1, 2006, among the depositor, the servicers, the trust administrator and the trustee, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the certificates containing a copy of the pooling and servicing agreement as executed will be filed by the depositor with the Securities and Exchange Commission following the initial issuance of the certificates. The trust created under the pooling and servicing agreement will consist of (i) all of the depositor’s right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds thereof; (iii) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed-in-lieu of foreclosure, and any revenues received thereon; (iv) the rights of the trustee under all insurance policies required to be maintained pursuant to the pooling and servicing agreement; (v) the right to any payment under the cap contract; and (vi) the rights of the depositor under the assignment agreement pursuant to which the sponsor assigned certain rights to the depositor.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust, the terms and conditions of the pooling and servicing agreement and the offered certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the Secretary, Citigroup Mortgage Loan Trust Inc., 390 Greenwich Street, 6th Floor, New York, New York 10013.

Assignment of the Mortgage Loans

Pursuant to one or more sale agreements, the originators sold the mortgage loans originated by it, directly or indirectly, without recourse, to the sponsor. Pursuant to one or more assignment and recognition agreements and mortgage loan purchase agreements the sponsor will sell, transfer, assign, set over and otherwise convey the mortgage loans, without recourse, to the depositor on the Closing Date. Pursuant to the pooling and servicing agreement, the depositor will sell, transfer, assign, set over and otherwise convey all of the mortgage loans, without recourse, to the trustee, for the benefit of the certificateholders, on the Closing Date.

The depositor will deliver or cause to be delivered to the trustee, or to a custodian on behalf of the trustee, with respect to each mortgage loan, among other things: the mortgage note endorsed in blank, the original mortgage with evidence of recording indicated thereon and an assignment of the mortgage in blank.

The assignments of mortgage will not be recorded in the offices for real property records, except as set forth in the pooling and servicing agreement.

Pursuant to an assignment and recognition agreement or mortgage loan purchase agreement, the originator and/or the sponsor made and/or will make certain representations and warranties relating to, among other things, certain characteristics of the mortgage loans. Subject to certain limitations contained in the related assignment and recognition agreement or mortgage loan purchase agreement, the originator or the sponsor will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists uncured deficient documentation or an uncured breach of any such representation or warranty, if such document deficiency or breach of any such representation or warranty materially and adversely affects the value of such mortgage loan or the interests of the certificateholders in such mortgage loan.

The sponsor will sell, and the originator sold, the mortgage loans without recourse and neither the sponsor nor any originator will have any obligation with respect to the certificates, other than the cure, repurchase or substitution obligations described above and certain limited indemnification obligations. The depositor will not make any loan level representations and warranties and will not therefore have any cure, repurchase or substitution obligations with respect to any loan level representation or warranty.

The assignments of mortgage will not be recorded in the offices for real property records, except as set forth in the pooling and servicing agreement.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

Each servicer will establish and maintain or cause to be maintained a separate trust account (each, a “Collection Account”) for the benefit of the certificateholders. Each Collection Account will be an Eligible Account (as defined in the pooling and servicing agreement). Upon receipt by the related servicer of amounts in respect of the mortgage loans (excluding amounts representing the servicing fee or other servicing compensation, reimbursement for P&I Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items), the related servicer will deposit such amounts in the related collection account. Amounts so deposited may be invested in permitted investments (as defined in the pooling and servicing agreement) maturing no later than one business day prior to the Servicer Remittance Date. The trust administrator will establish an account (the “Distribution Account”) into which will be deposited amounts withdrawn from the Collection Account for distribution to certificateholders on a distribution date and payment of certain fees and expenses of the trust. The distribution account will be an Eligible Account. Amounts on deposit therein may be invested in permitted investments maturing on or before the business day prior to the related distribution date unless such permitted investments are invested in investments managed or advised by the trust administrator or an affiliate thereof, in which case such permitted investments may mature on the related distribution date.

Events of Default and Removal of Servicers

The circumstances under which each servicer may be removed are set forth under “Description of the Securities—Events of Default and Rights upon Events of Default” in the prospectus.

In the event of an event of default regarding a servicer, the trust administrator will become the successor servicer under the pooling and servicing agreement and in the event of an event of default regarding the trust administrator, the trustee will become the successor servicer under the pooling and servicing agreement (or, the trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint any established housing and home finance institution servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor servicer as are set forth in the pooling and servicing agreement).

The trustee or trust administrator will be required to notify certificateholders and the rating agencies of any event of a default by the related servicer actually known to a responsible officer of the trustee or trust administrator, and of the appointment of any successor servicers.

All reasonable out-of-pocket servicing transfer costs will be paid by the predecessor servicers, upon presentation of reasonable documentation of such costs, and if such predecessor servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor servicers or the trustee (in which case the successor servicers, or the trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the trust).

Limitations on Liability and Indemnification of the Trustee, the Trust Administrator and any Custodian

The pooling and servicing agreement will provide that the trustee, the trust administrator and any director, officer, employee or agent of the trustee or the trust administrator will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the trustee or the trust administrator, as applicable, including the compensation and the expenses and disbursements of such party’s agents and counsel, in the ordinary course of such party’s performance in accordance with the provisions of the pooling and servicing agreement) incurred by the trustee or the trust administrator, as applicable, arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense (i) resulting from a breach of a servicers’ obligations and duties under the pooling and servicing agreement, for which the trustee or the trust administrator, as applicable, is indemnified by the related servicer under the pooling and servicing agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence of the trustee or the trust administrator, as applicable, in the performance of its duties under the pooling and servicing agreement or by reason of the reckless disregard by the trustee or the trust administrator, as applicable, of its obligations and duties under the pooling and servicing agreement or as a result of a breach by the trustee or the trust administrator, as applicable, of certain of its obligations or covenants under the pooling and servicing agreement with respect to REMIC administration or REMIC protection. The pooling and servicing agreement will provide that amounts owing from the trust to the trustee or the trust administrator in respect of the foregoing indemnification may be withdrawn and paid to the trustee or the trust administrator, as applicable, prior to the making of distributions to certificateholders. In addition, any custodian of the mortgage files will be indemnified by the trust to the same degree as the trustee or the trust administrator would be indemnified as described above were it performing custodian functions itself pursuant to the pooling and servicing agreement. Furthermore, to the extent set forth in the pooling and servicing agreement, each servicer will be entitled to be indemnified by the trust against losses, liabilities or expenses incurred in connection with legal actions relating to the pooling and servicing agreement.

The trustee and the trust administrator will not be liable under the pooling and servicing agreement:

•
except for the performance of such duties and obligations as are specifically specified in the pooling and servicing agreement prior to the occurrence of a servicer event of default and after the curing of such servicer event of default;

•
for an error of judgment made in good faith by a responsible officer of the trustee or the trust administrator, as applicable, unless it is proved that the trustee or the trust administrator, as applicable was negligent in ascertaining the pertinent facts;

•	for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or power’s conferred upon it by the pooling and servicing agreement;

•
for any action taken or omitted by it in good faith in accordance with the direction of the holders of certificates evidencing at least 25% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the trustee or the trust administrator, as applicable, or exercising of any trust or power conferred upon the trustee or the trust administrator under the pooling and servicing agreement;

•	for any loss resulting from the investment of funds held in the collection account at the direction of the servicers;

•
for any willful misconduct or negligence of any agents, custodians, nominees or attorneys appointed by the trustee or the trust administrator, as applicable, to perform any of its duties (as long as such agents, custodians, nominees or attorneys are appointed with due and proper care); or

•
to expend or risk its own funds or incur any liability in the performance of its duties if it has reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

The trustee or the trust administrator, as applicable, may conclusively rely upon and will be fully protected in acting or refraining from acting upon any certificates or opinions of counsel furnished to such trustee or trust administrator, as applicable under the pooling and servicing agreement. Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee or trust administrator, as applicable in good faith and in accordance with such opinion of counsel. The trustee or the trust administrator, as applicable may also request and rely conclusively upon and will be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party and the manner of obtaining consents and evidencing the authorization of the execution of those documents will be subject to such reasonable regulations as the trustee or trust administrator, as applicable may prescribe. The trustee or the trust administrator, as applicable will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to a responsible officer of the trustee or the trust administrator, as applicable or unless a responsible officer of the trustee or the trust administrator, as applicable has received written notice of that matter. Neither the trustee nor the trust administrator will be responsible for verifying, recomputing or recalculating information given to it by the servicers except as expressly required by the pooling and servicing agreement.

Removal of the Trustee and the Trust Administrator

If at any time the trustee or trust administrator becomes ineligible in accordance with the provisions of the pooling and servicing agreement and fails to resign after written request by the depositor, or if at any time the trustee or trust administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or trust administrator of its respective property is appointed, or any public officer takes charge or control of the trustee or trust administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor or the servicers, may remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator by written instrument, in duplicate, which instrument will be delivered to the removed trustee or trust administrator, as applicable, and to the successor trustee or trust administrator. A copy of such instrument will be delivered to the certificateholders and the servicers by the depositor.

The certificateholders entitled to at least 51% of the voting rights upon failure of the trustee or trust administrator to perform its obligations may at any time remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments will be delivered to the depositor, one complete set to the removed trustee or trust administrator, as applicable, and one complete set to the appointed successor. A copy of such instrument will be delivered to the certificateholders and the servicers by the depositor.

Upon satisfaction of certain conditions as specified in the pooling and servicing agreement, the trustee or trust administrator may resign from its duties under the pooling and servicing agreement. Any resignation or removal of the trustee or trust administrator and appointment of a successor trustee or trust administrator will not become effective until acceptance of appointment by the successor trustee or trust administrator.

The Credit Risk Manager

Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company, a Colorado corporation, as credit risk manager for the trust will monitor the performance of the servicers, and make recommendations to the servicers regarding certain delinquent and defaulted mortgage loans and will report on the performance of such mortgage loans, pursuant to a credit risk management agreement to be entered into by the credit risk manager and the servicers on or prior to the Closing Date. The credit risk manager will rely upon mortgage loan data that is provided to it by the servicers in performing its advisory and monitoring functions. The credit risk manager will be entitled to receive the credit risk manager fee until the termination of the trust or until its removal by a vote of at least 66 2/3% of the certificateholders. Such fee will be paid by the trust and will be equal to a per annum percentage of the then current aggregate principal balance of the mortgage loans.

The Custodian

Citibank (West), a federal savings bank, referred to in this prospectus supplement as Citibank West or the Custodian, will act as custodian for the certificates pursuant to the custodial agreement. The custodian will perform certain administrative functions on behalf of the trust administrator. The custodian’s offices for notices under the custodial agreement are located at 5280 Corporate Drive, Frederick, Maryland 21703, Attention: Citibank West Custodial Operations.

The custodian will hold the mortgage notes, mortgages and other legal documents in the mortgage files for the benefit of the certificateholders. The custodian will maintain the mortgage files in secure and fire-resistant facilities. The mortgage files will not be physically segregated from other mortgage files in the custodin’s custody but will be kept in shared facilities. However, the custodian’s proprietary document tracking system will show the location within the custodian’s facilities of each mortgage file and will show that the mortgage loan documents are held by the custodian on behalf of the trust. The custodian will review each mortgage file in accordance with the review criteria specified in the Pooling and Servicing Agreement and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received.

Servicing and Other Compensation and Payment of Expenses

Each servicer will be entitled to receive a fee as compensation for its servicing activities under the pooling and servicing agreement equal to the servicing fee rate multiplied by the scheduled principal balance of each mortgage loan serviced by such servicer as of the due date in the month preceding the month in which such distribution date occurs. The Servicing Fee Rate for each mortgage loan will be determined as described in the definition of Servicing Fee Rate under “Description of the Certificates—Glossary” in this prospectus supplement.

As additional servicing compensation, each servicer may be entitled to retain all assumption fees, tax service fees and late payment charges, all to the extent collected from mortgagors and as provided in the pooling and servicing agreement. In addition, JPMCB will be entitled to prepayment interest excess as provided in the pooling and servicing agreement.

Each servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in the pooling and servicing agreement.

Each servicer is obligated to offset any Prepayment Interest Shortfall in respect of certain prepayments of mortgage loans, to the extent set forth in the pooling and servicing agreement.

The related servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the mortgage loans incurred by the servicers in connection with its responsibilities under the pooling and servicing agreement, and is entitled to reimbursement therefor as provided in the pooling and servicing agreement. See “Description of the Securities—Retained Interest; Servicing or Administration Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the servicers and “Federal Income Tax Consequences” in this prospectus regarding certain taxes payable by the trust administrator.

The servicers do not generally have custodial responsibility for the mortgage loan documents except to the extent that it receives such documents in connection with certain servicing obligations as set forth in the pooling and servicing agreement.

Voting Rights

At all times, 98% of all voting rights will be allocated among the holders of the Floating Rate Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 1% of all voting rights will be allocated among the holders of the Residual Certificates, in each case in proportion to the percentage interests in such classes evidenced by their respective certificates.

Amendment of the Pooling and Servicing Agreement

The pooling and servicing agreement may be amended from time to time by the depositor, the servicers, the trust administrator and the trustee and without the consent of the certificateholders in order to: (i) cure any ambiguity or defect, (ii) correct, modify or supplement any provisions (including to give effect to the expectations of certificateholders) or (iii) make any other provisions with respect to matters or questions arising under the pooling and servicing agreement, provided that such action will not adversely affect the interests of the certificateholders evidenced by an opinion of counsel or confirmation from the rating agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding class of certificates.

The pooling and servicing agreement may also be amended from time to time by the depositor, the servicers, the trust administrator and the trustee and the certificateholders entitled to at least 66% of the voting rights for the purpose of either adding, changing, or eliminating any provisions of the pooling and servicing agreement or of modifying the rights of the certificateholders; however, no such amendment may: (i) reduce the amount of, or delay the timing of, payments received on mortgage loans or (ii) adversely affect in any material respect the interests of the certificateholders.

None of the depositor, the servicers, the trust administrator nor the trustee may enter into an amendment of the pooling and servicing agreement that would significantly change the permitted activities of the trust and the certificateholders that represent more than 50% of the aggregate Certificate Principal Balance of all certificates. Promptly after the execution of any amendment, the trustee will furnish a copy of such amendment to each certificateholder.

Evidence as to Compliance

The services are required to deliver to the depositor, the trust administrator and the rating agencies by not later than March 15th of each year, starting in March 2007, an officer’s certificate stating that (i) a review of the activities of the related servicer during the preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the related servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default.

In addition, notwithstanding anything in the prospectus to the contrary, the Pooling and Servicing Agreement will generally provide that on or before March 15, 2007, each party participating in the servicing function will provide to the depositor and the trust administrator a report on an assessment of compliance with the applicable minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The pooling and servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Termination

Wells Fargo or, if Wells Fargo fails to do so, JPMCB will have the right to purchase the mortgage and any related REO properties on any distribution date once the aggregate principal balance of the mortgage loans and REO properties at the time of purchase is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. If such option is exercised, such election will effect both the termination of the trust and the early retirement of the certificates. In the event such option is exercised, the purchase price payable in connection therewith generally will be equal to the greater of (i) the aggregate stated principal balance of the mortgage loans and the fair market value of any REO properties, plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which the purchase price is distributed, together with any amounts due to the servicers for any unreimbursed servicing advances and (ii) the aggregate fair market value of all of the assets in the trust. However, this option may only be exercised if the termination price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the principal balance of, any net interest margin securities to be issued by a separate trust and secured by all or a portion of the Class CE Certificates and Class P Certificates. In the event such option is exercised, the portion of the purchase price allocable to the certificates of each class will be, to the extent of available funds:

•	in the case of each class of certificates, 100% of the then outstanding Certificate Principal Balance thereof, plus
•
in the case of each class of certificates, one month’s interest on the then outstanding Certificate Principal Balance thereof at the then applicable pass-through rate for that class and any previously accrued but unpaid interest thereon.

In no event will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. See “Description of the Securities—Termination” in the prospectus.

  FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the trust (exclusive of the Net WAC Rate Carryover Reserve Account, the cap account and the cap contract) as a real estate mortgage investment conduit, or REMIC, for federal income tax purposes. Upon the issuance of the offered certificates, Thacher Proffitt & Wood llp, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, each REMIC created under the pooling and servicing agreement will qualify as a REMIC under Sections 860A through 860G of the Code.

For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in related REMICs elected by the trust and (ii) the Certificates other than the Residual Certificates (exclusive of any right to receive payments from the Net WAC Rate Carryover Reserve Account or the cap account) will represent ownership of “regular interests” in, and generally will be treated as debt instruments of a REMIC. See “Federal Income Tax Consequences—REMIC—Classification of REMICs” in the prospectus.

For federal income tax reporting purposes, the Floating Rate Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the mortgage loans will prepay at a rate equal to the Prepayment Assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

The Internal Revenue Service, or IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

Each holder of a Floating Rate Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Net WAC Rate Carryover Reserve Account and the cap account in respect of the Net WAC Rate Carryover Amount. Neither the Net WAC Rate Carryover Reserve Account nor the cap account is an asset of any REMIC.

The treatment of amounts received by a holder of a Floating Rate Certificate under such holder’s right to receive the Net WAC Rate Carryover Amount, will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Floating Rate Certificate must allocate its purchase price for the Floating Rate Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the cap account in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The trust administrator will, as required, treat payments made to the holders of the Floating Rate Certificates with respect to the Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the trust administrator may, as required, treat the right to receive payments from the Net WAC Rate Carryover Reserve Account and the cap account in respect of Net WAC Rate Carryover Amounts as having more than a de minimis value. Upon request, the trust administrator will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the trust administrator is required to account for the REMIC regular interest, the right to receive payments from the Net WAC Rate Carryover Reserve Account and the cap account in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Floating Rate Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Floating Rate Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the trust administrator’s treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the price paid for the right to the Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

Upon the sale of a Floating Rate Certificate the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Net WAC Rate Carryover Reserve Account and the cap account in respect of the Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Floating Rate Certificate, as the case may be. A holder of a Floating Rate Certificate will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the cap account in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Cap Account in respect of the Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the cap account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amounts could be treated as a partnership among the holders of the Floating Rate Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any Net WAC Rate Carryover Amount. Holders of the Floating Rate Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

With respect to the Floating Rate Certificates, this paragraph is relevant to such Certificates exclusive of the rights of the holders of such Certificates to receive certain payments in respect of the Net WAC Rate Carryover Amount. The offered certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest distributions on such certificates and will be applied as an offset against the interest distributions. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the prospectus.

The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets in the related trust would be so treated. In addition, interest on the offered certificates will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code, generally to the extent that the offered certificates are treated as “real estate assets” under Section 856(c)(5)(B) of the Code. The offered certificates (other than the Residual Certificates and exclusive of the right to receive Net WAC Rate Carryover Amounts) also will be treated as “qualified mortgages” under Section 860G(a)(3) of the Code. See “Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates” in the prospectus.

It is not anticipated that the REMIC will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on the REMIC, the tax will be borne (i) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement, (ii) by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement, (iii) by the servicers, if the related servicer has breached it’s obligations with respect to REMIC compliance under the pooling and servicing agreement, or (iv) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the certificates. See “Description of the Securities—General” and “Federal Income Tax Consequences —REMICs—Prohibited Transactions Tax and Other Taxes” in the prospectus.

The responsibility for filing annual federal information returns and other reports will be generally borne by the trust administrator. See “Federal Income Tax Consequences—REMICs—Reporting and Other Administrative Matters” in the prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

  METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, dated March 28, 2006, the depositor has agreed to sell, and the underwriter has agreed to purchase the offered certificates. The underwriter is obligated to purchase all offered certificates offered hereby if it purchases any. The underwriter is an affiliate of the depositor.

Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately 100.00% of the aggregate initial Certificate Principal Balance of the offered certificates. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The offered certificates are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered certificates will be made through the facilities of DTC, Clearstream and Euroclear on or about the closing date. The offered certificates will be offered in Europe and the United States of America.

The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect thereof.

  SECONDARY MARKET

There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The underwriter intends to establish a market in the offered certificates, but is not obligated to do so. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in this prospectus supplement under “Description of the Certificates—Reports to Certificateholders,” which will include information as to the outstanding Certificate Principal Balance or Notional Amount of the offered certificates and the status of the credit enhancement. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of such information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

  LEGAL OPINIONS

Legal matters relating to the offered certificates will be passed upon for the depositor and the underwriter by Thacher Proffitt & Wood llp, New York, New York.

  RATINGS

It is a condition to the issuance of the certificates that each class of the offered certificates be rated not lower than the initial rating indicated for such class in the table under “Summary of Prospectus Supplement—Ratings.”

The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which these prepayments will differ from that originally anticipated or the corresponding effect on yield to investors. The ratings on the offered certificates do not address the likelihood of any recovery of Net WAC Rate Carryover Amounts by holders of such certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered certificates.

The depositor has not requested that any rating agency rate the offered certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates as described in this section.

  LEGAL INVESTMENT

The offered certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment” in the prospectus.

  CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

A fiduciary of any ERISA plan, IRA, Keogh plan or government plan, collectively referred to here as “benefit plans,” or any insurance company, whether through its general or separate accounts, or any other person investing benefit plan assets of any benefit plan, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the offered certificates by or on behalf of, or with benefit plan assets of, a benefit plan may qualify for exemptive relief under the Underwriter’s Exemption, as described under “Considerations for Benefit Plan Investors—Possible Exemptive Relief” in the prospectus. The Underwriter’s Exemption relevant to the offered certificates was granted by the Department of Labor on April 18, 1991 as PTE 91-23 at 56 F. R. 15,936 and amended on July 21, 1997 as PTE 97-34 at 62 F. R. 39021 and further amended on November 13, 2000 by PTE 2000-58 at 65 F.R. 67765. The Underwriter’s Exemption was amended further on August 22, 2002 by PTE 2002-41, 67 Fed. Reg. 54487 to permit a trustee to be affiliated with an underwriter despite the restriction in PTE 2000-58 to the contrary. However, the Underwriter’s Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the investing benefit plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act and that the offered certificates be rated at least “BBB-” (or its equivalent) by S&P, Moody’s or Fitch, at the time of the benefit plan’s purchase.

Each beneficial owner of a Mezzanine Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such certificate or interest therein, that either (i) it is not a benefit plan investor, (ii) it has acquired and is holding the related Mezzanine Certificate or interest therein in reliance on the Underwriter’s Exemption, and that it understands that there are certain conditions to the availability of the Underwriter’s Exemption, including that the applicable Mezzanine Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Fitch, Moody’s or S&P and that such certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph will indemnify and hold harmless the depositor, the trustee, the trust administrator, the servicers, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Before purchasing an offered certificate, a fiduciary of a benefit plan should itself confirm that the offered certificate constitutes a “security” for purposes of the Underwriter’s Exemption and that the specific and general conditions of the Underwriter’s Exemption and the other requirements set forth in the Underwriter’s Exemption would be satisfied. Any benefit plan fiduciary that proposes to cause a benefit plan to purchase a certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the certificates, see “Considerations for Benefit Plan Investors” in the prospectus.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered Citigroup Mortgage Loan Trust, Asset- Backed Pass-Through Certificates, Series 2006-HE1 will be available only in book-entry form. The offered certificates are referred to in this Annex I as Global Securities. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sponsor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC, Sponsor and Clearstream or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC sponsor on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Sponsor and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The sponsor will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or their agents.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.

The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency) the Global Security. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States Persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II

 Collateral Characteristics of the Mortgage Loans

Principal Balances of the Mortgage Loans at Origination

Original Balance Range ($)	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
5,000 - 25,000	151	$2,746,490.69	0.40%	$18,188.68	10.474%	629	98.86%
25,001 - 50,000	391	16,015,729.35	2.31	40,960.94	9.869	614	82.26
50,001 - 75,000	643	39,691,042.83	5.73	61,727.90	9.215	603	80.88
75,001 - 100,000	557	48,494,711.19	7.00	87,064.11	8.752	609	81.07
100,001 - 125,000	469	52,610,879.80	7.59	112,176.72	8.434	603	81.40
125,001 - 150,000	375	51,474,737.53	7.43	137,265.97	8.085	604	80.88
150,001 - 175,000	286	46,153,096.78	6.66	161,374.46	7.937	610	79.85
175,001 - 200,000	235	44,009,986.72	6.35	187,276.54	7.912	611	79.86
200,001 - 225,000	174	36,967,699.55	5.34	212,458.04	7.723	610	81.13
225,001 - 250,000	166	39,160,839.76	5.65	235,908.67	7.701	609	80.45
250,001 - 275,000	147	38,573,003.74	5.57	262,401.39	7.607	606	80.75
275,001 - 300,000	124	35,614,951.38	5.14	287,217.35	7.463	622	80.44
300,001 - 333,700	132	41,522,551.98	5.99	314,564.79	7.350	620	80.17
333,701 - 350,000	65	22,181,784.87	3.20	341,258.23	7.555	609	82.26
350,001 - 400,000	149	55,613,788.35	8.03	373,246.90	7.257	621	82.21
400,001 - 500,000	138	61,902,389.91	8.93	448,568.04	7.328	623	82.43
500,001 - 600,000	64	34,723,335.94	5.01	542,552.12	7.385	623	84.85
600,001 - 700,000	22	14,058,028.85	2.03	639,001.31	7.534	634	82.05
700,001 - 800,000	5	3,631,654.47	0.52	726,330.89	7.427	610	78.82
800,001 - 900,000	3	2,584,919.27	0.37	861,639.76	7.195	583	82.27
900,001 - 1,000,000	3	2,835,384.90	0.41	945,128.30	7.137	627	83.29
1,000,001 - 1,251,000	2	2,308,500.00	0.33	1,154,250.00	7.067	656	90.00
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Principal Balances of the Mortgage Loans as of the Cut-off Date

Principal Balance Range ($)	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
4,971 - 25,000	151	$2,746,490.69	0.40%	$18,188.68	10.474%	629	98.86%
25,001 - 50,000	399	16,413,526.40	2.37	41,136.66	9.840	613	81.79
50,001 - 75,000	644	39,966,909.23	5.77	62,060.42	9.201	604	80.96
75,001 - 100,000	552	48,220,206.23	6.96	87,355.45	8.759	609	81.18
100,001 - 125,000	469	52,711,025.70	7.61	112,390.25	8.433	603	81.40
125,001 - 150,000	375	51,573,631.78	7.44	137,529.68	8.075	605	80.68
150,001 - 175,000	287	46,429,039.55	6.70	161,773.66	7.937	610	80.10
175,001 - 200,000	232	43,534,937.86	6.28	187,650.59	7.925	610	79.77
200,001 - 225,000	178	37,917,307.12	5.47	213,018.58	7.738	609	81.17
225,001 - 250,000	162	38,311,065.75	5.53	236,488.06	7.675	611	80.54
250,001 - 275,000	145	38,074,077.63	5.50	262,579.85	7.607	606	80.63
275,001 - 300,000	125	35,914,485.17	5.18	287,315.88	7.479	621	80.35
300,001 - 325,000	112	34,962,242.43	5.05	312,162.88	7.370	617	80.51
325,001 - 358,700	116	39,764,990.62	5.74	342,801.64	7.421	619	81.46
358,701 - 375,000	49	17,991,780.85	2.60	367,179.20	7.295	615	82.40
375,001 - 425,000	105	41,567,543.16	6.00	395,881.36	7.281	620	82.57
425,001 - 525,000	124	58,479,239.80	8.44	471,606.77	7.302	625	83.50
525,001 - 625,000	47	26,549,894.64	3.83	564,891.38	7.396	627	82.88
625,001 - 725,000	19	12,513,286.63	1.81	658,594.03	7.653	619	81.11
725,001 - 825,000	3	2,323,340.40	0.34	774,446.80	7.370	630	87.93
825,001 - 925,000	3	2,678,423.52	0.39	892,807.84	7.186	588	79.31
925,001 - 1,025,000	2	1,923,562.70	0.28	961,781.35	6.823	648	82.47
1,025,001 - 1,251,000	2	2,308,500.00	0.33	1,154,250.00	7.067	656	90.00
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Mortgage Rates of the Mortgage Loans as of the Cut-off Date

Mortgage Rate (%)	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
5.300 - 5.500	16	$6,018,768.46	0.87%	$376,173.03	5.432%	687	76.75%
5.501 - 6.000	99	28,464,385.82	4.11	287,519.05	5.859	666	76.99
6.001 - 6.500	226	57,833,767.62	8.35	255,901.63	6.343	651	80.32
6.501 - 7.000	491	114,779,925.55	16.57	233,767.67	6.807	630	79.85
7.001 - 7.500	574	115,936,635.73	16.73	201,980.20	7.305	623	81.28
7.501 - 8.000	548	104,639,861.26	15.10	190,948.65	7.803	609	81.72
8.001 - 8.500	439	71,861,375.63	10.37	163,693.34	8.313	597	81.83
8.501 - 9.000	500	65,577,132.11	9.46	131,154.26	8.800	587	82.66
9.001 - 9.500	332	38,122,122.96	5.50	114,825.67	9.280	581	82.43
9.501 - 10.000	405	38,172,935.22	5.51	94,254.16	9.799	585	83.76
10.001 - 10.500	246	20,306,475.48	2.93	82,546.65	10.324	584	85.13
10.501 - 11.000	223	18,203,765.23	2.63	81,631.23	10.823	578	84.05
11.001 - 11.500	79	4,682,611.29	0.68	59,273.56	11.302	573	84.08
11.501 - 12.000	78	6,118,519.09	0.88	78,442.55	11.772	569	72.03
12.001 - 12.500	21	1,087,650.35	0.16	51,792.87	12.315	609	92.55
12.501 - 13.000	18	793,380.79	0.11	44,076.71	12.807	634	95.60
13.001 - 13.500	5	246,012.02	0.04	49,202.40	13.254	615	99.06
13.501 - 13.990	1	30,183.25	0.00	30,183.25	13.990	658	100.00
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Original Terms to Stated Maturity of the Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
84 - 240	532	$32,008,192.38	4.62%	$60,165.78	9.751%	640	89.23%
241 - 360	3,769	660,867,315.48	95.38	175,342.88	7.808	612	80.99
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Remaining Terms to Stated Maturity of the Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
78 - 120	20	$1,241,215.17	0.18%	$62,060.76	9.249%	622	64.48%
121 - 180	426	25,344,269.40	3.66	59,493.59	9.868	643	92.55
181 - 240	86	5,422,707.81	0.78	63,054.74	9.323	633	79.35
241 - 300	10	705,066.26	0.10	70,506.63	8.581	613	75.18
301 - 357	3,759	660,162,249.22	95.28	175,621.77	7.807	612	80.99
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Seasoning of the Mortgage Loans

Seasoning (months)	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
3 - 12	4,298	$692,357,626.90	99.93%	$161,088.33	7.899%	613	81.37%
13 - 16	3	517,880.96	0.07	172,626.99	6.835	670	71.87
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Original Combined Loan-to-Value Ratios of the Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
10.39 - 15.00	3	$168,953.66	0.02%	$56,317.89	8.784%	569	11.99%
15.01 - 20.00	11	843,894.18	0.12	76,717.65	8.706	631	18.11
20.01 - 25.00	13	1,176,383.92	0.17	90,491.07	8.318	614	23.57
25.01 - 30.00	10	785,386.65	0.11	78,538.67	8.051	592	28.16
30.01 - 35.00	16	1,669,599.52	0.24	104,349.97	7.871	594	32.54
35.01 - 40.00	24	2,582,473.93	0.37	107,603.08	7.798	620	38.23
40.01 - 45.00	35	3,874,928.08	0.56	110,712.23	8.283	590	43.04
45.01 - 50.00	56	7,407,708.56	1.07	132,280.51	7.826	601	47.87
50.01 - 55.00	63	7,582,058.16	1.09	120,350.13	7.919	596	53.09
55.01 - 60.00	82	11,352,836.50	1.64	138,449.23	8.367	590	57.96
60.01 - 65.00	116	19,156,557.95	2.76	165,142.74	7.885	575	63.32
65.01 - 70.00	181	32,620,257.34	4.71	180,222.42	8.352	569	68.82
70.01 - 75.00	251	42,272,179.41	6.10	168,415.06	8.224	581	73.33
75.01 - 80.00	1,234	235,558,710.10	34.00	190,890.36	7.310	634	79.58
80.01 - 85.00	431	80,493,446.94	11.62	186,759.74	7.911	597	83.43
85.01 - 90.00	752	132,499,039.49	19.12	176,195.53	7.933	609	89.01
90.01 - 95.00	422	74,825,549.06	10.80	177,311.73	8.194	607	93.13
95.01 - 100.00	601	38,005,544.41	5.49	63,237.18	9.862	652	99.82
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Fully Combined Loan-to-Value Ratios of the Mortgage Loans(1) (2)

Fully Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
10.39 - 15.00	3	$168,953.66	0.02%	$56,317.89	8.784%	569	11.99%
15.01 - 20.00	11	843,894.18	0.12	76,717.65	8.706	631	18.11
20.01 - 25.00	13	1,176,383.92	0.17	90,491.07	8.318	614	23.57
25.01 - 30.00	10	785,386.65	0.11	78,538.67	8.051	592	28.16
30.01 - 35.00	16	1,669,599.52	0.24	104,349.97	7.871	594	32.54
35.01 - 40.00	24	2,582,473.93	0.37	107,603.08	7.798	620	38.23
40.01 - 45.00	35	3,874,928.08	0.56	110,712.23	8.283	590	43.04
45.01 - 50.00	56	7,407,708.56	1.07	132,280.51	7.826	601	47.87
50.01 - 55.00	63	7,582,058.16	1.09	120,350.13	7.919	596	53.09
55.01 - 60.00	82	11,352,836.50	1.64	138,449.23	8.367	590	57.96
60.01 - 65.00	116	19,156,557.95	2.76	165,142.74	7.885	575	63.32
65.01 - 70.00	176	32,409,884.59	4.68	184,147.07	8.354	569	68.83
70.01 - 75.00	235	40,996,621.95	5.92	174,453.71	8.257	578	73.32
75.01 - 80.00	595	93,058,802.05	13.43	156,401.35	7.968	598	78.98
80.01 - 85.00	400	77,199,974.82	11.14	192,999.94	7.864	599	83.33
85.01 - 90.00	689	123,841,570.65	17.87	179,741.03	7.937	609	88.76
90.01 - 95.00	431	78,566,076.72	11.34	182,287.88	8.053	612	91.87
95.01 - 100.00	1,346	190,201,795.97	27.45	141,308.91	7.594	651	84.82
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%
___________
(1) The original principal balance of the first lien mortgage loan plus, if applicable, the original principal balance of the second lien mortgage loan divided by the lesser of (a) the sales price or (b) the appraisal.

(2) The fully combined loan-to-value ratio as of the closing date is less than or equal to 100%.

Occupancy Status of the Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
Owner Occupied	4,136	$670,645,211.59	96.79%	$162,148.26	7.887%	612	81.30%
Investor Property	119	15,818,309.56	2.28	132,926.97	8.234	648	83.92
Second Home	46	6,411,986.71	0.93	139,391.02	8.243	662	81.90
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%
______________
(1) The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
Single Family	3,396	$535,575,554.87	77.30%	$157,707.76	7.942%	609	80.97%
PUD	514	89,669,224.91	12.94	174,453.74	7.813	619	83.73
Condominium	230	38,889,612.42	5.61	169,085.27	7.504	644	82.89
Two To Four Family	83	18,298,784.92	2.64	220,467.29	7.764	631	79.63
Manufactured Housing	50	5,717,253.99	0.83	114,345.08	8.072	615	75.44
Townhouse	28	4,725,076.75	0.68	168,752.74	8.101	620	82.86
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Purposes of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
Cash-Out Refinance	2,392	$400,801,547.09	57.85%	$167,559.18	8.064%	597	79.43%
Purchase	1,526	229,120,909.60	33.07	150,144.76	7.566	643	84.49
Rate/Term Refinance	383	62,953,051.17	9.09	164,368.28	8.048	605	82.31
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Documentation Types of the Mortgage Loans(1)(2)

Documentation Type	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
Full	2,546	$320,492,389.02	46.26%	$125,880.75	8.068%	599	81.51%
Stated	653	139,096,787.89	20.08	213,011.93	8.132	623	83.03
Stated Income Verified Asset	649	126,925,759.06	18.32	195,571.28	7.408	640	79.24
Reduced	337	80,999,604.27	11.69	240,354.91	7.677	598	80.19
Limited	98	21,771,901.11	3.14	222,162.26	7.596	650	85.49
None	18	3,589,066.51	0.52	199,392.58	7.715	703	81.11
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%
_______________
(1) For a description of the loan programs, see “The Originators” in this prospectus supplement.
(2) The depositor has recharacterized the originators’ documentation types for consistency purposes.

Originators of the Mortgage Loans

Originator	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
Centex	2,639	$371,565,195.13	53.63%	$140,797.72	7.989%	610	80.34%
Mortgage It	861	137,838,427.57	19.89	160,091.09	7.777	632	84.41
Quick Loan Funding	437	129,680,953.78	18.72	296,752.75	7.903	599	81.42
First Horizon	361	52,903,449.65	7.64	146,546.95	7.565	624	80.73
Option One	3	887,481.73	0.13	295,827.24	7.336	548	68.03
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Geographic Distribution of the Mortgaged Properties of the Mortgage Loans

Location	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
California	926	$256,291,885.06	36.99%	$276,773.09	7.505%	619	81.02%
Florida	368	55,626,432.81	8.03	151,158.78	7.815	611	81.83
Texas	575	46,655,721.35	6.73	81,140.38	8.452	605	79.74
New York	158	28,055,152.53	4.05	177,564.26	8.099	619	82.49
Nevada	136	26,721,648.16	3.86	196,482.71	7.804	623	81.30
Arizona	146	23,898,428.15	3.45	163,687.86	7.959	600	79.92
Virginia	134	23,064,430.53	3.33	172,122.62	8.153	600	79.83
New Jersey	107	20,365,163.23	2.94	190,328.63	8.133	621	79.16
Maryland	81	16,981,495.49	2.45	209,648.09	7.777	619	79.73
Pennsylvania	160	16,390,323.73	2.37	102,439.52	8.280	598	81.62
Georgia	133	15,711,678.23	2.27	118,132.92	8.584	614	84.94
Washington	82	12,818,029.35	1.85	156,317.43	7.642	629	81.87
Michigan	108	11,069,729.11	1.60	102,497.49	8.871	600	83.12
Massachusetts	44	9,849,955.08	1.42	223,862.62	7.787	617	75.20
Ohio	94	9,374,581.42	1.35	99,729.59	8.574	606	84.46
Connecticut	47	8,668,002.70	1.25	184,425.59	7.859	599	83.89
Colorado	63	8,637,210.04	1.25	137,098.57	7.273	624	84.16
Oregon	59	8,147,252.69	1.18	138,089.03	7.784	615	82.30
North Carolina	86	7,999,668.10	1.15	93,019.40	8.678	604	82.42
Hawaii	22	7,356,247.98	1.06	334,374.91	7.868	595	78.82
Missouri	74	7,087,581.77	1.02	95,778.13	8.347	602	85.20
Other	698	72,104,890.35	10.41	103,302.14	8.366	604	83.15
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Credit Scores of the Mortgage Loans

Credit Scores	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
Not Available	3	$333,359.15	0.05%	$111,119.72	10.578%	N/A	89.54%
461 - 474	1	231,328.35	0.03	231,328.35	6.950	461	57.98
475 - 499	4	245,827.62	0.04	61,456.91	10.558	489	62.51
500 - 524	274	43,754,678.23	6.31	159,688.61	9.175	513	75.24
525 - 549	394	64,644,202.00	9.33	164,071.58	8.646	538	76.02
550 - 574	518	79,178,884.37	11.43	152,854.99	8.326	563	80.47
575 - 599	749	109,082,522.00	15.74	145,637.55	8.057	588	82.20
600 - 624	679	104,524,732.57	15.09	153,939.22	7.754	612	82.72
625 - 649	602	103,527,953.23	14.94	171,973.34	7.627	636	83.72
650 - 674	533	94,191,381.96	13.59	176,719.29	7.370	662	82.94
675 - 699	246	42,228,129.50	6.09	171,659.06	7.294	685	82.47
700 - 724	143	23,577,478.71	3.40	164,877.47	7.140	711	81.83
725 - 749	81	14,979,695.89	2.16	184,934.52	7.051	736	81.96
750 - 774	47	9,346,945.16	1.35	198,871.17	7.180	762	82.15
775 - 799	21	2,259,686.82	0.33	107,604.13	7.360	782	79.65
800 - 821	6	768,702.30	0.11	128,117.05	7.714	807	78.77
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Debt-to-Income of the Mortgage Loans

Debt-to-Income (%)	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
Not available	24	$4,882,996.82	0.70%	$203,458.20	7.550%	673	81.07%
0.01 - 10.00	15	1,465,305.37	0.21	97,687.02	8.625	627	77.07
10.01 - 20.00	152	16,769,058.07	2.42	110,322.75	8.253	602	75.58
20.01 - 30.00	558	71,603,199.70	10.33	128,321.15	8.173	601	77.70
30.01 - 40.00	1,229	190,527,932.65	27.50	155,026.80	7.842	619	81.83
40.01 - 50.00	2,041	351,023,829.39	50.66	171,986.20	7.892	614	82.33
50.01 - 70.62	282	56,603,185.86	8.17	200,720.52	7.679	598	80.36
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Gross Margins of the Adjustable-Rate Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
2.250 - 2.500	3	$651,950.74	0.11%	$217,316.91	6.588%	626	87.88%
2.501 - 3.000	8	2,960,514.59	0.50	370,064.32	5.425	671	82.36
3.001 - 3.500	28	8,707,310.20	1.48	310,975.36	5.733	676	81.60
3.501 - 4.000	91	23,929,174.81	4.07	262,957.96	6.201	663	80.75
4.001 - 4.500	223	51,678,410.11	8.79	231,741.75	6.641	633	79.62
4.501 - 5.000	292	59,004,932.37	10.03	202,071.69	7.020	623	79.99
5.001 - 5.500	340	71,465,205.69	12.15	210,191.78	7.177	621	80.81
5.501 - 6.000	541	105,651,392.00	17.96	195,289.08	7.387	617	81.51
6.001 - 6.500	527	100,661,274.55	17.12	191,008.11	7.923	608	82.37
6.501 - 7.000	653	125,135,840.47	21.28	191,632.22	8.725	584	82.91
7.001 - 7.500	144	17,093,817.92	2.91	118,707.07	9.484	563	78.11
7.501 - 8.000	81	9,882,837.81	1.68	122,010.34	9.777	580	78.45
8.001 - 8.500	81	8,222,997.36	1.40	101,518.49	10.429	556	79.17
8.501 - 9.000	20	2,735,622.44	0.47	136,781.12	10.844	566	79.42
9.001 - 9.350	3	362,434.15	0.06	120,811.38	10.208	632	93.55
Total	3,035	$588,143,715.21	100.00%	$193,787.06	7.713%	611	81.35%

Next Rate Adjustment Dates for the Adjustable-Rate Mortgage Loans

Next Rate Adjustment Dates (months)	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
January 2006 to June 2006	3	$435,112.68	0.07%	$145,037.56	9.489%	562	73.14%
July 2006 to December 2006	2	221,425.00	0.04	110,712.50	8.660	596	55.16
January 2007 to June 2007	8	1,777,197.29	0.30	222,149.66	7.450	591	72.36
July 2007 to December 2007	2,623	513,080,712.11	87.24	195,608.35	7.753	608	81.30
January 2008 to June 2008	5	736,483.16	0.13	147,296.63	8.119	620	83.14
July 2008 to December 2008	387	70,262,503.46	11.95	181,556.86	7.436	626	81.95
July 2010 to December 2010	7	1,630,281.51	0.28	232,897.36	6.691	654	87.53
Total	3,035	$588,143,715.21	100.00%	$193,787.06	7.713%	611	81.35%

Maximum Mortgage Rates of the Adjustable-Rate Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
9.250 - 9.500	1	$118,750.00	0.02%	$118,750.00	9.250%	615	95.00%
11.001 - 11.500	1	648,200.00	0.11	648,200.00	5.300	667	68.89
11.501 - 12.000	19	5,569,617.17	0.95	293,137.75	5.826	663	75.83
12.001 - 12.500	100	28,552,274.10	4.85	285,522.74	6.231	649	80.49
12.501 - 13.000	197	58,068,972.33	9.87	294,766.36	6.528	647	80.54
13.001 - 13.500	317	79,364,598.15	13.49	250,361.51	6.970	634	82.55
13.501 - 14.000	482	112,337,226.84	19.10	233,064.79	7.192	617	81.46
14.001 - 14.500	406	80,644,856.77	13.71	198,632.65	7.615	612	82.06
14.501 - 15.000	410	70,799,497.99	12.04	172,681.70	8.057	601	82.01
15.001 - 15.500	308	49,907,736.53	8.49	162,038.11	8.543	588	81.69
15.501 - 16.000	316	44,674,110.69	7.60	141,373.77	8.964	576	82.04
16.001 - 16.500	170	22,234,686.14	3.78	130,792.27	9.449	566	79.93
16.501 - 17.000	167	20,487,609.18	3.48	122,680.29	9.887	561	79.07
17.001 - 17.500	69	6,387,898.43	1.09	92,578.24	10.421	561	78.08
17.501 - 18.000	65	7,320,990.72	1.24	112,630.63	10.842	549	74.43
18.001 - 18.500	6	976,763.32	0.17	162,793.89	11.210	552	81.23
18.501 - 18.550	1	49,926.85	0.01	49,926.85	11.550	534	78.13
Total	3,035	$588,143,715.21	100.00%	$193,787.06	7.713%	611	81.35%

Minimum Mortgage Rates of the Adjustable-Rate Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
2.250 - 2.500	3	$651,950.74	0.11%	$217,316.91	6.588%	626	87.88%
2.501 - 3.000	8	2,960,514.59	0.50	370,064.32	5.425	671	82.36
3.001 - 3.500	28	8,707,310.20	1.48	310,975.36	5.733	676	81.60
3.501 - 4.000	91	23,929,174.81	4.07	262,957.96	6.201	663	80.75
4.001 - 4.500	216	49,419,534.80	8.40	228,794.14	6.683	632	79.93
4.501 - 5.000	273	53,095,314.46	9.03	194,488.33	7.126	621	80.50
5.001 - 5.500	248	45,081,020.62	7.66	181,778.31	7.577	609	81.12
5.501 - 6.000	263	45,987,813.37	7.82	174,858.61	7.633	605	80.60
6.001 - 6.500	339	63,103,616.40	10.73	186,146.36	7.578	611	80.63
6.501 - 7.000	368	69,660,428.15	11.84	189,294.64	7.575	617	80.45
7.001 - 7.500	370	71,984,260.17	12.24	194,552.05	7.837	608	82.10
7.501 - 8.000	283	59,799,640.66	10.17	211,306.15	8.117	604	82.22
8.001 - 8.500	216	37,711,435.72	6.41	174,589.98	8.776	593	83.76
8.501 - 9.000	143	24,300,751.92	4.13	169,935.33	9.026	580	83.70
9.001 - 9.500	74	13,789,048.95	2.34	186,338.50	9.286	574	84.97
9.501 - 10.000	64	9,259,185.34	1.57	144,674.77	9.802	553	82.61
10.001 - 10.500	25	4,650,468.41	0.79	186,018.74	10.109	545	80.61
10.501 - 11.000	15	2,502,465.24	0.43	166,831.02	10.833	528	75.58
11.001 - 11.500	5	701,351.57	0.12	140,270.31	11.411	506	69.29
11.501 - 11.900	3	848,429.09	0.14	282,809.70	11.774	513	62.43
Total	3,035	$588,143,715.21	100.00%	$193,787.06	7.713%	611	81.35%

Initial Periodic Rate Caps of the Adjustable-Rate Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
1.500	50	$6,969,674.63	1.19%	$139,393.49	9.002%	595	79.42%
2.000	22	3,346,475.61	0.57	152,112.53	8.234	607	84.34
3.000	2,963	577,827,564.97	98.25	195,014.37	7.695	611	81.36
Total	3,035	$588,143,715.21	100.00%	$193,787.06	7.713%	611	81.35%
___________________
(1) Relates solely to initial rate adjustments.

Subsequent Periodic Rate Caps of the Adjustable-Rate Mortgage Loans(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
1.000	1,248	$281,022,403.96	47.78%	$225,178.21	7.706%	613	82.35%
1.500	1,776	305,227,707.75	51.90	171,862.45	7.720	609	80.45
2.000	11	1,893,603.50	0.32	172,145.77	7.808	609	77.73
Total	3,035	$588,143,715.21	100.00%	$193,787.06	7.713%	611	81.35%
___________________
(1) Relates to all rate adjustments subsequent to initial rate adjustments.

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
2/28 Hybrid ARMS	2,560	$496,278,688.74	71.63%	$193,858.86	7.758%	608	81.10%
Fixed	911	84,252,180.17	12.16	92,483.18	8.648	622	77.40
3/27 Hybrid ARMS	363	65,301,320.09	9.42	179,893.44	7.417	626	81.66
30/15 Fixed Balloon	345	19,124,697.05	2.76	55,433.90	10.282	649	99.33
2/28 Hybrid ARMS Balloon	73	19,024,680.66	2.75	260,612.06	7.593	630	85.55
3/27 Hybrid ARMS Balloon	27	5,252,206.53	0.76	194,526.17	7.723	626	85.92
5/25 Hybrid Balloon	7	1,630,281.51	0.24	232,897.36	6.691	654	87.53
40/30 Fixed Balloon	10	1,354,915.43	0.20	135,491.54	7.639	622	81.32
Six-Month LIBOR ARMs	5	656,537.68	0.09	131,307.54	9.210	574	67.08
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Lien Type on Mortgage Loans

Lien Type	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
First Lien	3,677	$660,515,913.16	95.33%	$179,634.46	7.771%	612	80.58%
Second Lien	624	32,359,594.70	4.67	51,858.32	10.494	645	97.42
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Index of the Mortgage Loans

Index	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
Six-Month LIBOR	3,032	$587,491,764.47	84.79%	$193,763.77	7.715%	611	81.34%
One-Year LIBOR	3	651,950.74	0.09	217,316.91	6.588	626	87.88
Fixed	1,266	104,731,792.65	15.12	82,726.53	8.933	627	81.46
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Prepayment Penalty Status of the Mortgage Loans

Prepayment Penalty Status	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
Has a Prepayment Penalty	2,576	$470,439,628.94	67.90%	$182,624.08	7.770%	610	81.40%
Has no Prepayment Penalty	1,725	222,435,878.92	32.10	128,948.34	8.169	621	81.31
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Prepayment Penalty Term of the Mortgage Loans

Prepayment Term (months)	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
6	1	$314,441.90	0.05%	$314,441.90	7.300%	624	90.00%
12	96	25,419,776.87	3.67	264,789.34	7.482	631	78.42
24	1,192	249,209,463.81	35.97	209,068.34	7.764	613	82.80
26	1	30,632.01	0.00	30,632.01	8.990	703	100.00
36	1,284	195,058,455.04	28.15	151,914.68	7.813	602	79.96
60	2	406,859.31	0.06	203,429.66	8.362	607	85.21
No Prepayment Penalty	1,725	222,435,878.92	32.10	128,948.34	8.169	621	81.31
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Interest-Only Terms of the Mortgage Loans

Original IO Term (months)	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
24	52	$21,096,642.54	3.04%	$405,704.66	7.203%	636	84.86%
36	1	327,999.65	0.05	327,999.65	5.890	665	80.00
60	586	155,411,095.76	22.43	265,206.65	6.922	652	81.77
120	8	1,589,674.89	0.23	198,709.36	7.280	657	80.45
None	3,654	514,450,095.02	74.25	140,790.94	8.224	600	81.11
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Servicer of the Mortgage Loans

Servicer	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
Wells Fargo	3,861	$562,307,072.35	81.16%	$145,637.68	7.897%	616	81.38%
Chase	437	129,680,953.78	18.72	296,752.75	7.903	599	81.42
Option One	3	887,481.73	0.13	295,827.24	7.336	548	68.03
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

Historical Delinquency of the Mortgage Loans Since Origination

Historical Delinquency	Number of Mortgage Loans	Unpaid Principal Balance	% of Pool Unpaid Principal Balance	Average Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original CLTV
1x30	999	$156,886,329.64	22.64%	$157,043.37	7.913%	620	83.01%
1x60	103	15,296,749.09	2.21	148,512.13	8.194	589	80.20
1x90	2	107,641.16	0.02	53,820.58	11.346	554	86.02
2x30	254	40,713,439.29	5.88	160,289.13	8.004	616	85.27
2x60	8	1,161,939.56	0.17	145,242.45	8.360	610	82.71
3x30	38	5,943,650.12	0.86	156,411.85	8.017	606	83.30
4x30	11	1,781,790.85	0.26	161,980.99	7.718	631	84.33
5x30	4	786,608.15	0.11	196,652.04	7.094	615	68.25
No Delinquent History	2,882	470,197,360.00	67.86	163,149.67	7.872	611	80.50
Total	4,301	$692,875,507.86	100.00%	$161,096.37	7.898%	613	81.37%

ANNEX III

ASSUMED MORTGAGE LOAN CHARACTERISTICS

Product Type	Aggregate Principal Balance ($)	Gross Mortgage Rate (%)	Remaining AmortizationTerm to Maturity (months)	Stated Remaining Term to Maturity (months)	Age (months)	Index	Gross Margin (%)	Minimum Mortgage Rate (%)	Maximum Mortgage Rate (%)	Months to Next Adjustment Date	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Remaining Interest Only Term (months)	Rate Adjustment Frequency (Months)
6 Month ARM	119,284.74	7.90000	355	355	5	6 Month LIBOR	6.00000	6.00000	14.90000	1	1.50000	1.50000	N/A	6
6 Month ARM	199,316.99	9.85000	355	355	5	6 Month LIBOR	7.95000	7.95000	16.85000	1	1.50000	1.50000	N/A	6
6 Month ARM	116,510.95	10.50000	351	351	9	6 Month LIBOR	7.60000	7.60000	16.00000	3	1.50000	1.50000	N/A	6
6 Month ARM	154,124.00	8.25000	352	352	8	6 Month LIBOR	6.85000	6.85000	15.25000	4	1.50000	1.50000	N/A	6
6 Month ARM	67,301.00	9.60000	353	353	7	6 Month LIBOR	8.10000	8.10000	16.60000	5	1.50000	1.50000	N/A	6
Fixed Balloon	5,843,689.91	10.53789	353	175	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	105,806.83	8.48023	473	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	3,065,753.53	9.87583	355	175	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	261,641.32	8.29759	476	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	148,654.44	9.44663	356	175	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	45,874.40	9.90000	355	175	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	96,059.01	10.31020	356	175	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	187,710.96	7.00000	476	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	87,118.26	8.72500	476	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	116,266.23	10.63396	299	174	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	38,928.64	9.90000	356	175	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	5,815,780.29	10.52706	355	175	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	252,359.68	6.55000	476	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	2,704,766.04	9.64462	355	175	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	30,632.01	8.99000	356	175	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	27,354.93	10.40000	356	175	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	354,160.06	7.64203	477	356	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	47,267.31	10.66779	363	175	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	20,810.64	9.75000	356	175	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	628,642.90	10.75693	355	174	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	106,118.32	8.00000	476	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed Balloon	494,216.77	10.06392	355	174	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	488,306.13	9.84472	113	115	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	2,478,731.94	9.35527	175	175	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	127,122.82	8.50000	210	211	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	2,032,649.00	10.40298	234	235	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	91,653.86	7.80000	272	273	3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	360,566.11	9.51407	295	295	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	127,945.12	7.75000	308	308	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	18,430,028.93	9.37012	354	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	51,943.91	8.55000	79	79	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	304,074.57	8.24989	114	114	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	1,180,933.29	8.42765	175	175	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	63,347.82	7.95000	190	190	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	882,950.32	8.31326	235	235	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	189,979.45	7.38119	294	294	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	4,930,888.91	8.60062	355	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	69,879.44	7.35000	78	78	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	208,164.65	6.80000	164	164	16	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	146,093.94	9.10000	354	354	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	125,256.14	10.22886	114	114	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	1,903,489.26	9.27381	354	354	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	167,582.68	8.52520	235	235	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	743,380.23	7.31172	355	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	23,415.58	10.25000	234	234	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	2,200,072.82	9.11236	355	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	137,795.79	7.50000	175	175	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	2,168,239.15	8.37209	352	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	94,194.52	8.25000	354	354	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	43,491.24	8.67500	174	174	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	94,144.83	7.02500	235	236	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	3,925,147.03	8.00152	353	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	1,991,873.31	6.55786	354	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	79,892.93	10.00000	356	356	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	261,225.48	8.95000	355	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	62,245.90	10.50000	114	114	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	66,918.09	8.99000	234	234	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	346,144.00	9.90718	355	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	134,746.01	10.78884	354	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	167,699.48	8.90000	174	174	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	179,145.60	9.65628	235	235	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	826,970.35	9.97636	355	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	49,405.74	8.00000	175	175	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	245,768.28	7.77953	354	354	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	82,263.39	9.20000	115	115	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	64,854.74	7.75000	175	175	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	53,626.73	9.75000	235	235	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	1,884,349.85	9.55799	355	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	297,581.62	7.39032	355	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	142,377.87	8.60000	211	211	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	2,813,696.21	8.38923	355	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	234,468.21	10.18128	355	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	49,795.61	9.80000	236	236	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	57,245.69	8.99000	114	114	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	1,192,535.42	8.50804	175	175	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	58,194.54	8.85000	180	180	3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	761,242.18	10.16717	235	235	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	62,866.84	7.99000	297	297	3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	15,474,239.63	8.80256	355	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	637,765.52	6.94955	175	175	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	778,388.68	7.51447	236	236	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	6,005,918.11	7.48337	355	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed	99,335.78	6.65000	353	353	7	N/A	N/A	N/A	N/A	N/A	N/A	N/A	113	N/A
Fixed	580,800.00	7.10551	355	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	115	N/A
Fixed	500,000.00	7.28000	356	356	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	116	N/A
Fixed	136,000.00	6.80000	356	356	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	116	N/A
Fixed	130,972.00	7.10000	356	356	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	116	N/A
Fixed	283,500.00	6.25000	354	354	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	54	N/A
Fixed	370,254.00	6.70000	354	354	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	54	N/A
Fixed	147,556.23	6.87500	354	354	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	54	N/A
Fixed	318,147.17	7.10000	354	354	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	54	N/A
Fixed	255,000.00	6.00000	354	354	6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	54	N/A
Fixed	875,000.00	6.99000	355	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	55	N/A
Fixed	1,109,999.50	7.56598	355	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	55	N/A
Fixed	432,600.00	5.99000	355	355	5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	55	N/A
Fixed	158,100.00	6.95000	356	356	4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	56	N/A
2/28 ARM Balloon	2,556,450.71	8.27043	475	355	5	6 Month LIBOR	6.79191	8.27043	14.27043	19	3.00000	1.00000	N/A	6
2/28 ARM Balloon	1,068,929.00	7.26092	475	355	5	6 Month LIBOR	6.26092	7.26092	13.26092	19	3.00000	1.00000	N/A	6
2/28 ARM Balloon	455,577.50	9.28702	476	356	4	6 Month LIBOR	6.95000	9.28702	15.28702	20	3.00000	1.00000	N/A	6
2/28 ARM Balloon	179,085.20	8.05000	475	355	5	6 Month LIBOR	6.95000	8.05000	14.05000	19	3.00000	1.00000	N/A	6
2/28 ARM Balloon	204,699.06	7.20000	475	355	5	6 Month LIBOR	6.20000	7.20000	13.20000	19	3.00000	1.00000	N/A	6
2/28 ARM Balloon	422,867.17	8.59263	475	355	5	6 Month LIBOR	6.89362	8.59263	14.59263	19	3.00000	1.00000	N/A	6
2/28 ARM Balloon	332,175.01	9.40000	476	356	4	6 Month LIBOR	6.95000	9.40000	15.40000	20	3.00000	1.00000	N/A	6
2/28 ARM Balloon	95,796.11	6.65000	474	354	6	6 Month LIBOR	5.65000	6.65000	12.65000	18	3.00000	1.00000	N/A	6
2/28 ARM Balloon	9,687,672.27	7.29138	475	355	5	6 Month LIBOR	6.23611	7.29138	13.29138	19	3.00000	1.00000	N/A	6
2/28 ARM Balloon	2,288,498.13	6.90007	475	355	5	6 Month LIBOR	5.90007	6.90007	12.90007	19	3.00000	1.00000	N/A	6
2/28 ARM Balloon	1,075,030.04	9.22360	476	356	4	6 Month LIBOR	6.95000	8.95960	15.22360	20	3.00000	1.00000	N/A	6
2/28 ARM Balloon	343,458.56	6.92500	475	355	5	6 Month LIBOR	5.92500	6.92500	12.92500	19	3.00000	1.00000	N/A	6
2/28 ARM Balloon	314,441.90	7.30000	475	355	5	6 Month LIBOR	6.30000	7.30000	13.30000	19	3.00000	1.00000	N/A	6
2/28 ARM	277,289.63	6.37500	347	347	13	6 Month LIBOR	5.37500	6.37500	13.37500	11	2.00000	1.00000	N/A	6
2/28 ARM	106,749.55	8.58000	350	350	10	6 Month LIBOR	6.70000	6.70000	15.58000	14	3.00000	1.00000	N/A	6
2/28 ARM	187,780.13	9.79000	351	351	9	6 Month LIBOR	9.25000	9.25000	16.79000	15	3.00000	1.00000	N/A	6
2/28 ARM	168,005.30	9.58658	352	352	8	6 Month LIBOR	7.35833	8.68445	16.06138	16	3.00000	1.23740	N/A	6
2/28 ARM	2,736,742.78	8.20415	353	353	7	6 Month LIBOR	6.17560	6.64755	15.11865	17	3.00000	1.36350	N/A	6
2/28 ARM	819,861.58	7.57715	353	353	7	6 Month LIBOR	6.03222	6.44860	14.57715	17	3.00000	1.26342	N/A	6
2/28 ARM	20,187,738.82	8.09729	354	354	6	6 Month LIBOR	5.87043	5.92153	15.07633	18	2.97558	1.45878	N/A	6
2/28 ARM	4,149,508.76	7.58086	354	354	6	6 Month LIBOR	5.64223	6.03280	14.35606	18	2.98557	1.32791	N/A	6
2/28 ARM	48,293,415.36	8.51006	355	355	5	6 Month LIBOR	6.29212	6.66506	15.38836	19	2.99465	1.38500	N/A	6
2/28 ARM	8,686,305.84	7.54352	355	355	5	6 Month LIBOR	5.52856	6.09522	14.32984	19	3.00000	1.30072	N/A	6
2/28 ARM	11,946,540.42	8.52752	356	356	4	6 Month LIBOR	6.33984	6.96496	15.50269	20	3.00000	1.30390	N/A	6
2/28 ARM	3,187,350.14	7.60917	356	356	4	6 Month LIBOR	5.38263	5.80949	14.60917	20	3.00000	1.36334	N/A	6
2/28 ARM	118,042.39	10.12201	357	357	3	6 Month LIBOR	7.42201	7.42201	17.12201	21	3.00000	1.50000	N/A	6
2/28 ARM	94,704.37	9.40000	357	357	3	6 Month LIBOR	6.70000	6.70000	16.40000	21	3.00000	1.50000	N/A	6
2/28 ARM	65,595.95	9.20000	356	356	4	6 Month LIBOR	6.20000	9.20000	16.20000	20	3.00000	1.00000	N/A	6
2/28 ARM	454,916.78	8.20098	354	354	6	6 Month LIBOR	6.00098	6.00098	15.20098	18	3.00000	1.50000	N/A	6
2/28 ARM	531,272.74	8.37837	355	355	5	6 Month LIBOR	5.97837	5.97837	15.37837	19	3.00000	1.50000	N/A	6
2/28 ARM	229,033.40	9.40000	355	355	5	6 Month LIBOR	7.00000	7.00000	16.40000	19	3.00000	1.50000	N/A	6
2/28 ARM	119,731.14	7.50000	356	356	4	6 Month LIBOR	5.10000	5.10000	14.50000	20	3.00000	1.50000	N/A	6
2/28 ARM	362,767.96	7.25000	353	353	7	6 Month LIBOR	6.00000	7.25000	13.25000	17	3.00000	1.00000	N/A	6
2/28 ARM	1,363,910.58	8.02937	354	354	6	6 Month LIBOR	6.67095	7.47767	14.26475	18	3.00000	1.11769	N/A	6
2/28 ARM	2,797,771.90	7.65714	355	355	5	6 Month LIBOR	5.77716	6.27199	14.24573	19	3.00000	1.29429	N/A	6
2/28 ARM	762,474.49	8.14540	355	355	5	6 Month LIBOR	6.54994	7.62920	14.36049	19	3.00000	1.10754	N/A	6
2/28 ARM	2,068,349.73	8.55110	356	356	4	6 Month LIBOR	6.33231	7.90973	14.80796	20	3.00000	1.12843	N/A	6
2/28 ARM	75,214.48	11.50000	349	349	11	6 Month LIBOR	9.00000	11.50000	17.50000	13	3.00000	1.00000	N/A	6
2/28 ARM	736,927.24	9.34763	355	355	5	6 Month LIBOR	6.88731	8.61166	15.46274	19	2.88489	1.00000	N/A	6
2/28 ARM	56,021.75	8.47500	355	355	5	6 Month LIBOR	6.95000	8.47500	14.47500	19	3.00000	1.00000	N/A	6
2/28 ARM	376,703.84	9.02799	356	356	4	6 Month LIBOR	6.22034	7.31487	15.66248	20	2.36551	1.00000	N/A	6
2/28 ARM	67,224.93	8.80000	352	352	8	6 Month LIBOR	5.55000	8.80000	15.80000	16	3.00000	1.00000	N/A	6
2/28 ARM	503,121.16	8.63069	353	353	7	6 Month LIBOR	5.85671	8.63069	15.63069	17	3.00000	1.00000	N/A	6
2/28 ARM	998,515.18	7.62632	354	354	6	6 Month LIBOR	5.99594	7.33763	14.51257	18	2.77970	1.00000	N/A	6
2/28 ARM	62,797.36	6.50000	354	354	6	6 Month LIBOR	5.70000	6.50000	13.50000	18	3.00000	1.00000	N/A	6
2/28 ARM	6,878,496.54	8.27931	355	355	5	6 Month LIBOR	6.22417	8.01671	15.12661	19	2.90588	1.00000	N/A	6
2/28 ARM	1,576,052.28	7.56965	355	355	5	6 Month LIBOR	6.21351	7.56965	14.52822	19	3.00000	1.00000	N/A	6
2/28 ARM	7,401,652.98	7.91040	356	356	4	6 Month LIBOR	6.14211	7.54552	14.89437	20	3.00000	1.00660	N/A	6
2/28 ARM	620,696.08	7.80235	356	356	4	6 Month LIBOR	6.13450	7.28152	14.80235	20	3.00000	1.00000	N/A	6
2/28 ARM	106,703.73	8.50000	353	353	7	6 Month LIBOR	6.50000	6.50000	15.50000	17	3.00000	1.00000	N/A	6
2/28 ARM	151,844.76	7.90000	353	353	7	6 Month LIBOR	5.90000	5.90000	14.90000	17	3.00000	1.00000	N/A	6
2/28 ARM	731,251.47	8.43045	355	355	5	6 Month LIBOR	6.63432	8.43045	14.43045	19	3.00000	1.00000	N/A	6
2/28 ARM	227,339.01	8.20569	355	355	5	6 Month LIBOR	6.76073	8.20569	14.20569	19	3.00000	1.00000	N/A	6
2/28 ARM	159,642.79	8.95000	355	355	5	6 Month LIBOR	4.05000	4.05000	15.95000	19	3.00000	1.50000	N/A	6
2/28 ARM	58,473.21	9.50000	353	353	7	6 Month LIBOR	7.30000	7.30000	16.50000	17	3.00000	1.50000	N/A	6
2/28 ARM	322,369.93	8.30033	354	354	6	6 Month LIBOR	6.05024	6.05024	15.30033	18	3.00000	1.50000	N/A	6
2/28 ARM	112,300.55	10.05000	355	355	5	6 Month LIBOR	7.65000	7.65000	17.05000	19	3.00000	1.50000	N/A	6
2/28 ARM	132,640.98	8.31812	356	356	4	6 Month LIBOR	5.91812	5.91812	15.31812	20	3.00000	1.50000	N/A	6
2/28 ARM	67,316.67	9.10000	354	354	6	6 Month LIBOR	6.70000	6.70000	16.10000	18	3.00000	1.50000	N/A	6
2/28 ARM	118,962.49	6.80000	354	354	6	6 Month LIBOR	4.40000	4.40000	13.80000	18	3.00000	1.50000	N/A	6
2/28 ARM	121,186.87	8.25000	355	355	5	6 Month LIBOR	5.85000	5.85000	15.25000	19	3.00000	1.50000	N/A	6
2/28 ARM	708,297.37	6.95000	348	348	12	6 Month LIBOR	4.82000	6.95000	12.95000	12	3.00000	1.00000	N/A	6
2/28 ARM	149,896.25	7.72000	349	349	11	6 Month LIBOR	6.72000	7.72000	13.72000	13	3.00000	1.00000	N/A	6
2/28 ARM	640,589.40	7.50000	352	352	8	6 Month LIBOR	6.25000	7.50000	13.50000	16	3.00000	1.00000	N/A	6
2/28 ARM	2,414,226.68	7.72273	353	353	7	6 Month LIBOR	6.45230	7.38268	13.90036	17	3.00000	1.12311	N/A	6
2/28 ARM	21,630,063.17	7.99542	354	354	6	6 Month LIBOR	6.41345	7.77661	14.08942	18	3.00000	1.04612	N/A	6
2/28 ARM	2,771,977.05	7.10233	354	354	6	6 Month LIBOR	5.82021	6.83034	13.22596	18	3.00000	1.06182	N/A	6
2/28 ARM	46,085,528.25	7.99031	355	355	5	6 Month LIBOR	6.39628	7.75401	14.08560	19	3.00000	1.04764	N/A	6
2/28 ARM	6,623,270.07	7.22772	355	355	5	6 Month LIBOR	5.76614	6.75470	13.42481	19	3.00000	1.09855	N/A	6
2/28 ARM	36,604,834.59	8.50125	356	356	4	6 Month LIBOR	6.58037	8.39759	14.54335	20	3.00000	1.02105	N/A	6
2/28 ARM	4,158,844.56	7.16734	356	356	4	6 Month LIBOR	5.67688	6.76184	13.33630	20	3.00000	1.08448	N/A	6
2/28 ARM	269,006.14	6.45000	355	355	5	6 Month LIBOR	3.90000	3.90000	13.45000	19	3.00000	1.50000	N/A	6
2/28 ARM	75,471.69	9.10000	355	355	5	6 Month LIBOR	6.55000	6.55000	15.10000	19	3.00000	1.00000	N/A	6
2/28 ARM	170,068.92	9.46089	354	354	6	6 Month LIBOR	7.18267	7.18267	16.46089	18	3.00000	1.50000	N/A	6
2/28 ARM	160,620.16	8.01709	355	355	5	6 Month LIBOR	5.61709	5.61709	15.01709	19	3.00000	1.50000	N/A	6
2/28 ARM	182,785.89	6.74517	355	355	5	6 Month LIBOR	4.34517	4.34517	13.74517	19	3.00000	1.50000	N/A	6
2/28 ARM	108,354.43	10.55000	353	353	7	6 Month LIBOR	8.35000	8.35000	17.55000	17	3.00000	1.50000	N/A	6
2/28 ARM	862,634.02	7.92621	354	354	6	6 Month LIBOR	5.66241	5.66241	14.92621	18	3.00000	1.50000	N/A	6
2/28 ARM	1,965,503.01	8.65171	355	355	5	6 Month LIBOR	6.28226	6.28226	15.65171	19	3.00000	1.50000	N/A	6
2/28 ARM	503,884.69	9.20390	356	356	4	6 Month LIBOR	6.71237	6.71237	16.20390	20	3.00000	1.50000	N/A	6
2/28 ARM	103,277.19	7.70000	356	356	4	6 Month LIBOR	5.30000	5.30000	14.70000	20	3.00000	1.50000	N/A	6
2/28 ARM	717,812.41	8.17241	354	354	6	6 Month LIBOR	5.91768	5.91768	15.17241	18	3.00000	1.50000	N/A	6
2/28 ARM	1,439,380.70	8.52616	355	355	5	6 Month LIBOR	6.19094	6.19094	15.52616	19	3.00000	1.50000	N/A	6
2/28 ARM	335,761.52	7.25545	356	356	4	6 Month LIBOR	4.60000	4.60000	14.25545	20	3.00000	1.50000	N/A	6
2/28 ARM	132,149.53	7.99000	356	356	4	6 Month LIBOR	5.59000	5.59000	14.99000	20	3.00000	1.50000	N/A	6
2/28 ARM	204,398.14	7.82375	354	354	6	6 Month LIBOR	5.64833	5.64833	14.82375	18	3.00000	1.50000	N/A	6
2/28 ARM	385,653.60	8.04932	355	355	5	6 Month LIBOR	5.73995	5.73995	15.04932	19	3.00000	1.50000	N/A	6
2/28 ARM	53,887.28	7.90000	356	356	4	6 Month LIBOR	5.50000	5.50000	14.90000	20	3.00000	1.50000	N/A	6
2/28 ARM	2,862,258.31	7.99597	353	353	7	6 Month LIBOR	5.93989	5.93989	14.99597	17	3.00000	1.50000	N/A	6
2/28 ARM	72,162.40	8.40000	353	353	7	6 Month LIBOR	6.20000	6.20000	15.40000	17	3.00000	1.50000	N/A	6
2/28 ARM	25,266,053.97	7.73545	354	354	6	6 Month LIBOR	5.45972	5.45972	14.73545	18	3.00000	1.50824	N/A	6
2/28 ARM	829,764.37	7.28270	354	354	6	6 Month LIBOR	4.95071	4.95071	14.28270	18	3.00000	1.50000	N/A	6
2/28 ARM	53,745,672.99	7.86731	355	355	5	6 Month LIBOR	5.48101	5.48101	14.86731	19	3.00000	1.50000	N/A	6
2/28 ARM	1,885,802.98	7.41150	355	355	5	6 Month LIBOR	5.01150	5.01150	14.41150	19	3.00000	1.50000	N/A	6
2/28 ARM	8,320,633.59	8.46871	356	356	4	6 Month LIBOR	6.08018	6.08018	15.45623	20	3.00000	1.49376	N/A	6
2/28 ARM	997,053.07	7.22898	356	356	4	6 Month LIBOR	4.82174	4.82174	14.22898	20	3.00000	1.50000	N/A	6
2/28 ARM	241,253.16	9.95000	357	357	3	6 Month LIBOR	7.55000	7.55000	16.95000	21	3.00000	1.50000	N/A	6
2/28 ARM	187,248.46	8.20000	355	355	5	6 Month LIBOR	6.95000	8.20000	14.20000	19	3.00000	1.00000	N/A	6
2/28 ARM	219,610.85	8.50000	355	355	5	6 Month LIBOR	6.95000	8.50000	14.50000	19	3.00000	1.00000	N/A	6
2/28 ARM	142,567.11	9.05000	353	353	7	6 Month LIBOR	6.95000	9.05000	15.05000	17	3.00000	1.00000	113	6
2/28 ARM	239,898.79	7.25000	352	352	8	6 Month LIBOR	6.00000	7.25000	13.25000	16	3.00000	1.00000	16	6
2/28 ARM	377,999.36	7.00000	353	353	7	6 Month LIBOR	5.75000	7.00000	13.00000	17	3.00000	1.00000	17	6
2/28 ARM	637,500.00	7.25000	354	354	6	6 Month LIBOR	6.00000	7.25000	13.25000	18	3.00000	1.00000	18	6
2/28 ARM	4,505,786.85	7.45400	354	354	6	6 Month LIBOR	6.18390	7.45400	13.45400	18	3.00000	1.00000	18	6
2/28 ARM	1,519,209.96	6.66183	354	354	6	6 Month LIBOR	5.41183	6.66183	12.66183	18	3.00000	1.00000	18	6
2/28 ARM	135,400.00	7.45000	355	355	5	6 Month LIBOR	6.20000	7.45000	13.45000	19	3.00000	1.00000	19	6
2/28 ARM	436,000.00	8.60000	355	355	5	6 Month LIBOR	6.20000	8.60000	15.60000	19	3.00000	1.00000	19	6
2/28 ARM	4,588,913.00	7.26245	355	355	5	6 Month LIBOR	6.00573	7.26245	13.26245	19	3.00000	1.00000	19	6
2/28 ARM	2,288,900.00	7.20024	355	355	5	6 Month LIBOR	5.95983	7.20024	13.20024	19	3.00000	1.00000	19	6
2/28 ARM	504,000.00	5.75000	356	356	4	6 Month LIBOR	4.50000	5.75000	11.75000	20	3.00000	1.00000	20	6
2/28 ARM	3,270,717.34	7.31500	356	356	4	6 Month LIBOR	5.96955	7.31500	13.31500	20	3.00000	1.00000	20	6
2/28 ARM	2,592,317.24	6.88705	356	356	4	6 Month LIBOR	5.63705	6.88705	12.88705	20	3.00000	1.00000	20	6
2/28 ARM	103,969.88	6.95000	349	349	11	6 Month LIBOR	4.90000	6.95000	12.95000	13	3.00000	1.00000	49	6
2/28 ARM	168,000.00	6.25000	351	351	9	6 Month LIBOR	5.25000	6.25000	12.25000	15	3.00000	1.00000	51	6
2/28 ARM	383,387.79	6.96784	352	352	8	6 Month LIBOR	5.37864	6.28239	13.96784	16	3.00000	1.17136	52	6
2/28 ARM	80,000.00	6.90000	352	352	8	6 Month LIBOR	5.90000	6.90000	12.90000	16	3.00000	1.00000	52	6
2/28 ARM	369,000.00	7.60000	352	352	8	6 Month LIBOR	6.60000	7.60000	13.60000	16	3.00000	1.00000	52	6
2/28 ARM	307,825.96	6.58497	353	353	7	6 Month LIBOR	4.97459	5.32836	13.58497	17	3.00000	1.28559	53	6
2/28 ARM	581,152.00	8.14177	353	353	7	6 Month LIBOR	5.58909	7.46973	15.14177	17	3.00000	1.12445	53	6
2/28 ARM	815,427.06	6.74587	353	353	7	6 Month LIBOR	5.31554	5.95693	13.10448	17	3.00000	1.17930	53	6
2/28 ARM	382,611.61	7.20771	353	353	7	6 Month LIBOR	5.97729	6.67411	13.51089	17	2.69682	1.30318	53	6
2/28 ARM	151,996.77	7.05000	353	353	7	6 Month LIBOR	4.85000	4.85000	14.05000	17	3.00000	1.50000	53	6
2/28 ARM	2,992,793.44	7.30516	354	354	6	6 Month LIBOR	5.19460	5.36835	14.13141	18	3.00000	1.41312	54	6
2/28 ARM	1,650,800.00	6.81912	354	354	6	6 Month LIBOR	4.81195	5.09254	13.53853	18	3.00000	1.35970	54	6
2/28 ARM	156,726.31	8.55000	354	354	6	6 Month LIBOR	5.99000	5.99000	15.55000	18	3.00000	2.00000	54	6
2/28 ARM	132,975.00	6.20000	354	354	6	6 Month LIBOR	5.70000	6.20000	13.20000	18	3.00000	1.00000	54	6
2/28 ARM	280,000.00	7.60000	354	354	6	6 Month LIBOR	5.95000	7.60000	14.60000	18	3.00000	1.00000	54	6
2/28 ARM	85,200.00	7.04000	354	354	6	6 Month LIBOR	4.64000	4.64000	14.04000	18	3.00000	1.50000	54	6
2/28 ARM	3,032,787.32	6.84524	354	354	6	6 Month LIBOR	5.08483	5.21886	13.61625	18	3.00000	1.38550	54	6
2/28 ARM	187,991.59	6.65000	354	354	6	6 Month LIBOR	5.65000	6.65000	12.65000	18	3.00000	1.00000	54	6
2/28 ARM	191,600.00	8.25000	354	354	6	6 Month LIBOR	5.85000	5.85000	14.25000	18	3.00000	1.00000	54	6
2/28 ARM	192,000.00	8.50000	354	354	6	6 Month LIBOR	6.30000	6.30000	15.50000	18	3.00000	1.50000	54	6
2/28 ARM	1,625,100.63	6.91759	354	354	6	6 Month LIBOR	4.62661	4.62661	13.91759	18	3.00000	1.50000	54	6
2/28 ARM	776,624.46	6.40409	354	354	6	6 Month LIBOR	4.16425	4.16425	13.40409	18	3.00000	1.50000	54	6
2/28 ARM	18,339,710.02	7.24790	355	355	5	6 Month LIBOR	5.25029	5.59580	13.99492	19	3.00000	1.34967	55	6
2/28 ARM	9,612,590.92	6.88336	355	355	5	6 Month LIBOR	4.90230	5.11210	13.71684	19	3.00000	1.37329	55	6
2/28 ARM	319,891.50	7.75000	355	355	5	6 Month LIBOR	5.35000	5.35000	14.75000	19	3.00000	1.50000	55	6
2/28 ARM	171,987.23	6.85000	355	355	5	6 Month LIBOR	4.45000	4.45000	13.85000	19	3.00000	1.50000	55	6
2/28 ARM	2,966,115.63	6.68604	355	355	5	6 Month LIBOR	5.03368	5.56772	13.15201	19	3.00000	1.23298	55	6
2/28 ARM	3,856,488.13	6.80308	355	355	5	6 Month LIBOR	4.68740	4.89048	13.59999	19	3.00000	1.39846	55	6
2/28 ARM	344,767.24	8.65000	355	355	5	6 Month LIBOR	6.65489	7.76466	14.99719	19	3.00000	1.17360	55	6
2/28 ARM	183,920.00	7.50000	355	355	5	6 Month LIBOR	6.50000	7.50000	13.50000	19	3.00000	1.00000	55	6
2/28 ARM	1,951,904.09	6.74608	355	355	5	6 Month LIBOR	6.01964	6.76641	13.68337	19	3.00000	1.00000	55	6
2/28 ARM	2,093,369.74	6.92529	355	355	5	6 Month LIBOR	6.07112	6.92529	13.92529	19	3.00000	1.00000	55	6
2/28 ARM	23,335,088.14	6.88654	355	355	5	6 Month LIBOR	5.46885	6.21757	13.08311	19	3.00000	1.12786	55	6
2/28 ARM	13,467,382.90	6.69053	355	355	5	6 Month LIBOR	5.24803	5.93133	13.00686	19	3.00000	1.15816	55	6
2/28 ARM	221,460.00	8.10000	355	355	5	6 Month LIBOR	6.95000	6.95000	14.10000	25	3.00000	1.00000	55	6
2/28 ARM	224,000.00	7.70000	355	355	5	6 Month LIBOR	6.70000	7.70000	13.70000	25	3.00000	1.00000	55	6
2/28 ARM	236,000.00	6.55000	355	355	5	6 Month LIBOR	4.15000	4.15000	13.55000	19	3.00000	1.50000	55	6
2/28 ARM	4,580,376.18	6.94001	355	355	5	6 Month LIBOR	4.54001	4.54001	13.94001	19	3.00000	1.50000	55	6
2/28 ARM	5,434,559.82	6.53580	355	355	5	6 Month LIBOR	4.13580	4.13580	13.53580	19	3.00000	1.50000	55	6
2/28 ARM	5,064,084.92	6.97802	356	356	4	6 Month LIBOR	4.85559	4.95739	13.97802	20	3.00000	1.39999	56	6
2/28 ARM	2,091,514.62	7.22087	356	356	4	6 Month LIBOR	4.85074	4.93691	14.22087	20	3.00000	1.45342	56	6
2/28 ARM	312,000.00	5.75000	356	356	4	6 Month LIBOR	3.35000	3.35000	12.75000	20	3.00000	1.50000	56	6
2/28 ARM	1,660,023.80	6.33945	356	356	4	6 Month LIBOR	3.85337	3.85337	13.33945	20	3.00000	1.50000	56	6
2/28 ARM	1,460,290.40	6.90924	356	356	4	6 Month LIBOR	6.06888	6.86523	13.81296	20	3.00000	1.00000	56	6
2/28 ARM	511,753.44	5.99042	356	356	4	6 Month LIBOR	6.00994	6.00994	12.99042	20	3.00000	1.00000	56	6
2/28 ARM	2,501,753.42	7.57953	356	356	4	6 Month LIBOR	5.44225	6.15444	14.24726	20	3.00000	1.33387	56	6
2/28 ARM	2,905,920.25	6.30681	356	356	4	6 Month LIBOR	3.81483	3.81483	13.30681	20	3.00000	1.50000	56	6
2/28 ARM	823,550.00	6.32164	356	356	4	6 Month LIBOR	3.92164	3.92164	13.32164	20	3.00000	1.50000	56	6
2/28 ARM	256,000.00	5.99000	356	356	4	6 Month LIBOR	3.59000	3.59000	12.99000	20	3.00000	1.50000	56	6
3/27 ARM Balloon	2,123,666.22	7.68932	475	355	5	6 Month LIBOR	6.46992	7.68932	13.68932	31	3.00000	1.00000	N/A	6
3/27 ARM Balloon	562,217.60	7.15075	475	355	5	6 Month LIBOR	6.15075	7.15075	13.15075	31	3.00000	1.00000	N/A	6
3/27 ARM Balloon	283,874.58	9.15000	476	356	4	6 Month LIBOR	6.95000	9.15000	15.15000	32	3.00000	1.00000	N/A	6
3/27 ARM Balloon	97,659.05	8.75000	475	355	5	6 Month LIBOR	6.95000	6.95000	14.75000	31	3.00000	1.00000	N/A	6
3/27 ARM Balloon	182,633.17	10.15000	475	355	5	6 Month LIBOR	6.95000	10.15000	16.15000	31	3.00000	1.00000	N/A	6
3/27 ARM Balloon	62,457.14	7.12500	475	355	5	6 Month LIBOR	6.12500	7.12500	13.12500	31	3.00000	1.00000	N/A	6
3/27 ARM Balloon	314,616.63	7.82500	475	355	5	6 Month LIBOR	6.82500	7.82500	13.82500	31	3.00000	1.00000	N/A	6
3/27 ARM Balloon	309,544.24	6.40000	474	354	6	6 Month LIBOR	5.40000	6.40000	12.40000	30	3.00000	1.00000	N/A	6
3/27 ARM Balloon	925,301.51	7.36876	475	355	5	6 Month LIBOR	6.36876	6.88620	13.36876	31	3.00000	1.00000	N/A	6
3/27 ARM Balloon	290,630.54	7.62518	475	355	5	6 Month LIBOR	6.50662	7.62518	13.62518	31	3.00000	1.00000	N/A	6
3/27 ARM Balloon	99,605.85	9.90000	476	356	4	6 Month LIBOR	6.95000	6.95000	15.90000	32	3.00000	1.00000	N/A	6
3/27 ARM	117,557.16	9.20000	352	352	8	6 Month LIBOR	8.10000	8.10000	16.20000	28	1.50000	1.50000	N/A	6
3/27 ARM	1,967,844.61	9.33879	353	353	7	6 Month LIBOR	7.68826	7.68826	16.35818	29	1.55082	1.55082	N/A	6
3/27 ARM	1,831,947.45	8.65028	354	354	6	6 Month LIBOR	6.83032	7.02160	15.45901	30	2.17961	1.40436	N/A	6
3/27 ARM	8,504,725.59	7.91459	355	355	5	6 Month LIBOR	6.34748	7.07872	14.31974	31	2.79275	1.18852	N/A	6
3/27 ARM	2,390,899.21	7.07722	355	355	5	6 Month LIBOR	5.89701	6.83303	13.16573	31	3.00000	1.04426	N/A	6
3/27 ARM	124,549.43	9.00000	356	356	4	6 Month LIBOR	6.95000	9.00000	15.00000	32	3.00000	1.00000	N/A	6
3/27 ARM	120,509.88	7.15000	356	356	4	6 Month LIBOR	6.20000	7.15000	14.15000	32	3.00000	1.00000	N/A	6
3/27 ARM	171,509.69	7.75000	355	355	5	6 Month LIBOR	6.75000	7.75000	13.75000	31	3.00000	1.00000	N/A	6
3/27 ARM	376,013.60	6.50000	354	354	6	6 Month LIBOR	4.10000	4.10000	13.50000	30	3.00000	1.50000	N/A	6
3/27 ARM	164,220.36	7.25000	354	354	6	6 Month LIBOR	5.05000	5.05000	14.25000	30	3.00000	1.50000	N/A	6
3/27 ARM	87,868.37	8.95000	355	355	5	6 Month LIBOR	6.55000	6.55000	15.95000	31	3.00000	1.50000	N/A	6
3/27 ARM	152,190.83	6.35000	355	355	5	6 Month LIBOR	3.95000	3.95000	13.35000	31	3.00000	1.50000	N/A	6
3/27 ARM	60,667.26	10.05000	355	355	5	6 Month LIBOR	7.42000	7.42000	17.05000	31	2.00000	1.00000	N/A	6
3/27 ARM	69,068.52	8.94000	353	353	7	6 Month LIBOR	6.91000	6.91000	15.94000	29	2.00000	1.00000	N/A	6
3/27 ARM	207,406.26	8.45724	355	355	5	6 Month LIBOR	6.31071	6.84220	15.14363	31	2.32707	1.00000	N/A	6
3/27 ARM	393,591.15	7.45173	355	355	5	6 Month LIBOR	6.06773	7.45173	13.45173	31	3.00000	1.00000	N/A	6
3/27 ARM	148,465.03	6.75000	353	353	7	6 Month LIBOR	4.55000	4.55000	13.75000	29	3.00000	1.50000	N/A	6
3/27 ARM	112,579.59	7.55000	354	354	6	6 Month LIBOR	5.35000	5.35000	14.55000	30	3.00000	1.50000	N/A	6
3/27 ARM	487,622.47	8.43416	355	355	5	6 Month LIBOR	6.07797	6.07797	15.43416	31	3.00000	1.50000	N/A	6
3/27 ARM	291,023.16	8.45472	351	351	9	6 Month LIBOR	6.67788	6.67788	15.45472	27	3.00000	1.00000	N/A	6
3/27 ARM	1,034,319.56	8.51234	353	353	7	6 Month LIBOR	6.33774	6.33774	15.51234	29	3.00000	1.50000	N/A	6
3/27 ARM	2,803,781.90	8.13774	354	354	6	6 Month LIBOR	5.96598	5.96598	15.06493	30	3.00000	1.46360	N/A	6
3/27 ARM	96,175.55	6.85000	354	354	6	6 Month LIBOR	4.65000	4.65000	13.85000	30	3.00000	1.50000	N/A	6
3/27 ARM	8,703,862.73	7.64848	355	355	5	6 Month LIBOR	5.37981	5.56224	14.51959	31	3.00000	1.43555	N/A	6
3/27 ARM	1,314,231.31	7.07332	355	355	5	6 Month LIBOR	5.15669	5.58675	13.69272	31	3.00000	1.30970	N/A	6
3/27 ARM	1,480,338.78	7.45884	356	356	4	6 Month LIBOR	4.94861	4.94861	14.45884	32	3.00000	1.50000	N/A	6
3/27 ARM	563,884.34	6.93256	356	356	4	6 Month LIBOR	4.53256	4.53256	13.93256	32	3.00000	1.50000	N/A	6
3/27 ARM	327,999.65	5.89000	354	354	6	6 Month LIBOR	4.64000	5.89000	11.89000	30	3.00000	1.00000	30	6
3/27 ARM	185,000.00	8.40000	352	352	8	6 Month LIBOR	7.30000	7.30000	15.40000	28	1.50000	1.50000	52	6
3/27 ARM	1,221,940.79	8.39253	353	353	7	6 Month LIBOR	7.18715	7.52939	15.39253	29	1.90264	1.36579	53	6
3/27 ARM	83,430.00	7.30000	353	353	7	6 Month LIBOR	5.10000	5.10000	14.30000	29	3.00000	1.50000	53	6
3/27 ARM	634,400.00	7.85113	354	354	6	6 Month LIBOR	5.88638	5.88638	14.85113	30	1.99559	1.50000	54	6
3/27 ARM	651,995.99	7.72261	354	354	6	6 Month LIBOR	5.59577	5.59577	14.72261	30	2.36963	1.50000	54	6
3/27 ARM	158,800.00	6.60000	354	354	6	6 Month LIBOR	4.20000	4.20000	13.60000	30	3.00000	1.50000	54	6
3/27 ARM	747,076.28	7.72550	354	354	6	6 Month LIBOR	5.38879	5.38879	14.72550	30	3.00000	1.50000	54	6
3/27 ARM	914,340.29	6.55305	354	354	6	6 Month LIBOR	4.26683	4.26683	13.55305	30	3.00000	1.50000	54	6
3/27 ARM	6,848,814.77	7.12328	355	355	5	6 Month LIBOR	5.52099	6.13193	13.54227	31	2.93999	1.20949	55	6
3/27 ARM	4,508,871.53	6.87633	355	355	5	6 Month LIBOR	5.40663	6.06725	13.22875	31	3.00000	1.17621	55	6
3/27 ARM	519,990.04	6.07600	355	355	5	6 Month LIBOR	3.67600	3.67600	13.07600	31	3.00000	1.50000	55	6
3/27 ARM	674,551.99	6.70073	355	355	5	6 Month LIBOR	4.30073	4.30073	13.70073	31	3.00000	1.50000	55	6
3/27 ARM	572,694.24	7.00809	355	355	5	6 Month LIBOR	4.60809	4.60809	14.00809	31	3.00000	1.50000	55	6
3/27 ARM	80,800.00	7.32500	355	355	5	6 Month LIBOR	6.32500	7.32500	13.32500	31	3.00000	1.00000	55	6
3/27 ARM	4,184,791.41	6.93144	355	355	5	6 Month LIBOR	4.99578	5.32846	13.59934	31	3.00000	1.33395	55	6
3/27 ARM	5,921,866.53	6.11590	355	355	5	6 Month LIBOR	4.09195	4.23859	12.89812	31	2.97837	1.39111	55	6
3/27 ARM	764,334.00	8.27157	356	356	4	6 Month LIBOR	6.63706	7.18384	14.72478	32	3.00000	1.22661	56	6
3/27 ARM	159,420.00	6.99000	356	356	4	6 Month LIBOR	4.09000	4.09000	13.99000	32	3.00000	1.50000	56	6
3/27 ARM	197,769.96	8.50000	356	356	4	6 Month LIBOR	5.80000	5.80000	15.50000	32	3.00000	1.50000	56	6
3/27 ARM	1,708,212.93	6.94594	356	356	4	6 Month LIBOR	4.46782	4.46782	13.94594	32	3.00000	1.50000	56	6
3/27 ARM	457,365.90	7.04752	356	356	4	6 Month LIBOR	4.47702	4.47702	14.04752	32	3.00000	1.50000	56	6
5/25 ARM	651,950.74	6.58796	355	355	5	1 Year LIBOR	2.25000	2.25000	12.58796	55	2.00000	2.00000	N/A	12
5/25 ARM	166,429.47	7.77500	355	355	5	6 Month LIBOR	6.15000	7.77500	14.77500	55	3.00000	1.00000	N/A	6
5/25 ARM	121,901.30	6.82500	355	355	5	6 Month LIBOR	6.15000	6.82500	13.82500	55	3.00000	1.00000	N/A	6
5/25 ARM	120,000.00	7.70000	355	355	5	6 Month LIBOR	5.95000	7.70000	14.70000	55	3.00000	1.00000	55	6
5/25 ARM	570,000.00	6.25000	356	356	4	6 Month LIBOR	5.00000	6.25000	12.25000	56	3.00000	1.00000	56	6

ANNEX  IV

CAP SCHEDULE

Period	Notional Balance ($)	Period	Notional Balance ($)
1	$ 2,682,812	33	$ 650,010
2	$ 2,634,468	34	$ 623,097
3	$ 2,580,184	35	$ 597,174
4	$ 2,520,147	36	$ 572,205
5	$ 2,454,589	37	$ 572,205
6	$ 2,383,801	38	$ 572,205
7	$ 2,308,274	39	$ 553,514
8	$ 2,229,513	40	$ 533,396
9	$ 2,152,204	41	$ 514,016
10	$ 2,077,468	42	$ 495,348
11	$ 2,005,224	43	$ 477,364
12	$ 1,935,332	44	$ 460,040
13	$ 1,867,633	45	$ 443,352
14	$ 1,802,149	46	$ 427,276
15	$ 1,738,855	47	$ 411,788
16	$ 1,677,590	48	$ 396,868
17	$ 1,618,050	49	$ 382,493
18	$ 1,557,485	50	$ 368,645
19	$ 1,480,685	51	$ 355,304
20	$ 1,349,262	52	$ 342,450
21	$ 1,212,873	53	$ 330,066
22	$ 1,092,601	54	$ 318,135
23	$ 995,839	55	$ 306,638
24	$ 943,840	56	$ 295,556
25	$ 906,017	57	$ 284,848
26	$ 869,643	58	$ 274,526
27	$ 834,617	59	$ 264,582
28	$ 800,886
29	$ 768,399
30	$ 737,110
31	$ 706,975
32	$ 677,953

Strike = 4.95% for all periods.

Mortgage Pass-Through Certificates

Mortgage-Backed Notes

(Issuable in Series)

CITIGROUP MORTGAGE LOAN TRUST INC.

Depositor

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

The Securities:

Citigroup Mortgage Loan Trust Inc., as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates or mortgage-backed notes. Each issue of securities will have its own series designation and will evidence either:

●	the ownership of trust fund assets, or
●	debt obligations secured by trust fund assets.

The Trust Fund and its Assets

The assets of a trust fund will primarily include any combination of:

●             one- to four-family residential first and junior lien mortgage loans, multifamily residential mortgage loans, cooperative apartment loans, installment loan agreements, home equity revolving lines of credit, including partial balances of those lines of credit, or beneficial interests,

●             installment or conditional sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes, or

●             pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, or pass-through or participation certificates or other mortgage-backed securities issued or guaranteed by private entities.

Credit Enhancement

The assets of the trust fund for a series of securities may also include pool insurance policies, letters of credit, reserve funds, or other types of credit support, or any combination thereof, and cash flow agreements and other financial assets, or any combination thereof as provided herein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the securities may be made through one or more different methods, including through underwriters as described in “Methods of Distribution” in the related prospectus supplement. All certificates will be distributed by, or sold through underwriters managed by:

CITIGROUP

The date of this Prospectus is September 29, 2005

TABLE OF CONTENTS

RISK FACTORS

THE TRUST FUNDS

The Mortgage Loans

Revolving Credit Loans

The Contracts

Agency Securities

Private Mortgage-Backed Securities

USE OF PROCEEDS

YIELD CONSIDERATIONS

MATURITY AND PREPAYMENT CONSIDERATIONS

THE DEPOSITOR

MORTGAGE LOAN PROGRAM

Underwriting Standards

Qualifications of Originators and Mortgage Loan Sellers

Representations by or on Behalf of Mortgage Loan Sellers; Repurchases

DESCRIPTION OF THE SECURITIES

General

Assignment of Trust Fund Assets

Deposits to Certificate Account

Payments on Mortgage Loans and Contracts

Payments on Agency Securities and Private Mortgage-Backed Securities

Distributions

Interest on the Securities

Principal of the Securities

Pre-Funding Account

Allocation of Losses

Advances in Respect of Delinquencies

Reports to Securityholders

Collection and Other Servicing Procedures

Sub-Servicing

Realization upon Defaulted Mortgage Loans

Realization upon Defaulted Contracts

Retained Interest; Servicing or Administration Compensation and Payment of Expenses

Evidence as to Compliance

Certain Matters Regarding the Master Servicer and the Depositor

Events of Default and Rights upon Events of Default

Amendment

Termination

Duties of the Trustee

Description of the Trustee

Description of Credit Support

Subordination

Letter of Credit

Mortgage Pool Insurance Policy

Special Hazard Insurance Policy

Bankruptcy Bond

Financial Guarantee Insurance

Reserve Fund

Overcollateralization

Cross-Support Features

Cash Flow Agreements

Description of Primary Insurance Policies

Primary Mortgage Insurance Policies

Primary Hazard Insurance Policies on Mortgage Loans

Standard Hazard Insurance Policies on Manufactured Homes

FHA Insurance

VA Guarantees

LEGAL ASPECTS OF MORTGAGE LOANS

General

Single-Family Loans and Multifamily Loans

Leases and Rents

Cooperative Loans

Contracts

Foreclosure on Mortgages

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

Foreclosure on Cooperative Shares

Repossession with Respect to Contracts

Notice of Sale; Redemption Rights with Respect to Manufactured Homes

Rights of Redemption with Respect to Single-Family Properties and Multifamily Properties

Anti-Deficiency Legislation and Other Limitations on Lenders

For Cooperative Loans

Junior Mortgages

Consumer Protection Laws with Respect to Contracts

Other Limitations

Enforceability of Provisions

Single-Family Loans and Multifamily Loans

Transfer of Manufactured Homes

Prepayment Charges and Prepayments

Subordinate Financing

Applicability of Usury Laws

Alternative Mortgage Instruments

Formaldehyde Litigation with Respect to Contracts

Servicemembers' Civil Relief Act

Environmental Legislation

Forfeitures in Drug and Rico Proceedings

Negative Amortization Loans

FEDERAL INCOME TAX CONSEQUENCES

General

REMICS

Taxation of Owners of REMIC Regular Certificates

Taxation of Owners of REMIC Residual Certificates

Sales of REMIC Certificates

Notes

Grantor Trust Funds

Characterization of Investments in Grantor Trust Certificates
Taxation of Owners of Grantor Trust Strip Certificates

Sales of Grantor Trust Certificates

Partnership Trust Funds

Taxation of Owners of Partnership Certificates

Tax Return Disclosure and Investor List Requirements

STATE AND OTHER TAX CONSEQUENCES

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Investors Affected

Fiduciary Standards for ERISA Plans and Related Investment Vehicles

Prohibited Transaction Issues for ERISA Plans, Keogh Plans, IRAs and Related Investment

Vehicles

Possible Exemptive Relief

Consultation with Counsel

Government Plans

Representation from Plans Investing in Notes with Substantial Equity Features or Certain

Securities

Tax Exempt Investors

LEGAL INVESTMENT

METHODS OF DISTRIBUTION

LEGAL MATTERS

FINANCIAL INFORMATION

RATING

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

GLOSSARY

RISK FACTORS

The offered securities are not suitable investments for all investors. In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the offered securities.

You should carefully consider, among other things, the following factors in connection with the purchase of the securities offered by this prospectus:

The Securities Will Have Limited Liquidity So Investors May Be Unable to Sell Their Securities or May Be Forced to Sell Them at a Discount from Their Initial Offering Price.

There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities.

Even if a resale market does develop, it may not provide securityholders with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price. The securities offered by this prospectus will not be listed on any securities exchange.

The Securities Will Be Limited Obligations of the Related Trust Fund and Not of Any Other Party.

The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit support, and will not have any claims against the assets of any other trust fund or recourse to any other party. The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the securities, any mortgage loan or any other trust fund asset will be the repurchase or substitution obligations, if any, of the depositor pursuant to certain limited representations and warranties made with respect to the mortgage loans or other trust fund assets and the master servicer's servicing obligations under the related servicing agreement, including, if and to the extent described in the related prospectus supplement, its limited obligation to make certain advances in the event of delinquencies on the mortgage loans or other trust fund assets.

Neither the securities nor the underlying mortgage loans or other trust fund assets will be guaranteed or insured by any governmental agency or instrumentality, by the depositor, the master servicer or any of their respective affiliates or by any other person. Although payment of principal and interest on agency securities will be guaranteed as described in this prospectus and in the related prospectus supplement by GNMA, Fannie Mae or Freddie Mac, the securities of any series including agency securities will not be so guaranteed.

Credit Support May Be Limited; the Failure of Credit Support to Cover Losses on the Trust Fund Assets Will Result in Losses Allocated to the Related Securities

Credit support is intended to reduce the effect of delinquent payments or losses on the underlying trust fund assets on those classes of securities that have the benefit of the credit support. With respect to each series of securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus supplement. Regardless of the form of credit support provided, the amount of coverage will usually be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to particular types of losses or risks, and may provide no coverage as to other types of losses or risks. If losses on the trust fund assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities. See “Description of Credit Support.”

The Types of Loans Included in the Trust Fund Related to Your Securities May Be Especially Prone to Defaults Which May Expose Your Securities to Greater Losses

The securities will be directly or indirectly backed by mortgage loans or by conditional or installment sales contracts or installment loan agreements, referred to as contracts, secured by manufactured homes. The types of mortgage loans or contracts included in a trust fund may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure. You should be aware that if the mortgaged properties or manufactured homes fail to provide adequate security for the mortgage loans or contracts, as applicable, included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The depositor cannot assure you that the values of the mortgaged properties or manufactured homes have remained or will remain at the appraised values on the dates of origination of the related mortgage loans or contracts. Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios, that the market value of the manufactured home or home may be lower than the principal amount outstanding under the related contract. The prospectus supplement for each series of securities will describe the mortgage loans and contracts which are to be included in the trust fund related to your security and risks associated with those mortgage loans which you should carefully consider in connection with the purchase of your security.

Negatively Amortizing Loans. In the case of mortgage loans that are subject to negative amortization, the principal balances of these mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. To the extent that these losses are not covered by any reserve fund or instrument of credit support in the related trust fund, holders of securities of the series evidencing interests in these mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

Buydown Mortgage Loans. Buydown mortgage loans are subject to temporary buydown plans pursuant to which the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

●          an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account,

●	investment earnings on the amount, if any, contributed by the borrower, or

●          additional buydown funds to be contributed over time by the mortgagor's employer or another source.

Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the buydown funds have been depleted and, for certain buydown mortgage loans, during the initial buydown period. The inability of a mortgagor to make larger monthly payments could lead to losses on these mortgage loans, and to the extent not covered by credit support, may adversely affect the yield to maturity on the related securities.

Balloon Loans. Some mortgage loans, particularly those secured by multifamily properties, may not be fully amortizing, or may not amortize at all, over their terms to maturity and, thus, will require substantial payments of principal and interest, balloon payments, at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment.

The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including:

●	the value of the related mortgaged property,
●	the level of available mortgage rates at the time of sale or refinancing,
●	the mortgagor's equity in the related mortgaged property,
●	prevailing general economic conditions,
●	the availability of credit for loans secured by comparable real properties and,

●          in the case of multifamily properties, the financial condition and operating history of the mortgagor and the related mortgaged property, tax laws and rent control laws.

Non-owner-occupied Properties. It is anticipated that some or all of the mortgage loans included in any trust fund, particularly mortgage loans secured by multifamily properties, will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of these recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

Multifamily Loans. Mortgage loans made on the security of multifamily properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single family properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from the property. If the net operating income of the property is reduced , for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase, the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of mortgage loans secured by multifamily properties may be greater than for a pool of mortgage loans secured by single family properties of comparable aggregate unpaid principal balance because the pool of mortgage loans secured by multifamily properties is likely to consist of a smaller number of higher balance loans.

Non-conforming Loans. Non-conforming mortgage loans are mortgage loans that do not qualify for purchase by government sponsored agencies such as the Fannie Mae and the Freddie Mac due to credit characteristics that to not satisfy the Fannie Mae and Freddie Mac guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy the Fannie Mae and Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other derogatory credit items. Accordingly, non-conforming mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. The principal differences between conforming mortgage loans and non-conforming mortgage loans include:

●	the applicable loan-to-value ratios,
●	the credit and income histories of the related mortgagors,
●	the documentation required for approval of the related mortgage loans,
●	the types of properties securing the mortgage loans, the loan sizes, and
●	the mortgagors' occupancy status with respect to the mortgaged properties.

As a result of these and other factors, the interest rates charged on non-conforming mortgage loans are often higher than those charged for conforming mortgage loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming mortgage loans as compared to conforming mortgage loans.

High LTV Loans. Mortgage loans with loan-to-value ratios in excess of 80% and as high as 125% and not insured by primary mortgage insurance policies are designated by the depositor as high LTV loans. High LTV loans with combined loan-to-value ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower. If these mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%. Any losses of this kind, to the extent not covered by credit enhancement, may affect the yield to maturity of the related securities.

Junior Lien Mortgage Loans. The trust funds may contain mortgage loans secured by junior liens and the related senior liens may not be included in the trust fund. An overall decline in the residential real estate market could adversely affect the values of the mortgaged properties securing the mortgage loans with junior liens such that the outstanding principal balances, together with any senior financing thereon, exceeds the value of the mortgaged properties. Since mortgage loans secured by junior liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, such a decline would adversely affect the position of the related junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of the mortgaged property and other factors may also have the effect of reducing the value of the mortgaged property from the value at the time the junior lien mortgage loan was originated. As a result, the loan-to-value ratio may exceed the ratio in effect at the time the mortgage loan was originated. An increase of this kind may reduce the likelihood that, in the event of a default by the related mortgagor, liquidation or other proceeds will be sufficient to satisfy the junior lien mortgage loan after satisfaction of any senior liens and the payment of any liquidation expenses.

Other factors may affect the prepayment rate of junior lien mortgage loans, such as the amounts of, and interest on, the related senior mortgage loans and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durable such as automobiles. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments that traditional senior lien mortgage loans. In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may further increase the rate of prepayments on junior lien mortgage loans.

Manufactured Homes. Each contract included in a trust fund will be secured by a security interest in a manufactured home. Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the master servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a manufactured home securing a manufactured housing contract could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

Puerto Rico and Guam Loans. The risk of loss on mortgage loans secured by properties located in Puerto Rico and Guam may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. In particular, the procedure for the foreclosure of a real estate mortgage under the laws of the Commonwealth of Puerto Rico varies from the procedures generally applicable in each of the fifty states of the United States which may affect the satisfaction of the related mortgage loan. In addition, the depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on these loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

Certain of the types of loans which may be included in a trust fund may involve additional uncertainties not present in traditional types of loans. You should carefully consider the prospectus supplement describing the mortgage loans which are to be included in the trust fund related to your security and the risks associated with these mortgage loans.

Declining Property Values and Geographic Concentration of Mortgaged Properties may Present a Greater Risk of Loss

An investment in securities such as the securities which represent, in general, interests in mortgage loans and/or contracts may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. The depositor cannot assure you that values of the mortgaged properties or manufacture homes, as applicable, have remained or will remain at the appraised values on the dates of origination of the related mortgage loans and contracts. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular trust fund become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Mortgaged properties subject to high loan-to-value ratios are at greater risk since these properties initially have less equity than mortgaged properties with low loan-to-value ratios and therefore a decline in property values could dissipate equity more quickly. Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios, that the market value of the manufactured home or home may be lower than the principal amount outstanding under the related contract. Delinquencies, foreclosures and losses due to declining values of mortgaged properties or manufactured homes, especially those with high loan-to-value ratios, would cause losses to the related trust fund and, to the extent not covered by credit support, would adversely affect your yield to maturity on the securities.

Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans underlying a series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Varying Underwriting Standards of Unaffiliated Mortgage Loan Sellers May Present a Greater Risk of Loss

Mortgage loans and contracts to be included in a trust fund will have been purchased by the depositor, either directly or indirectly from mortgage loan sellers. The mortgage loans will generally have been originated in accordance with underwriting standards acceptable to the depositor and generally described under “Mortgage Loan Program—Underwriting Standards” as more particularly described in the underwriting criteria included in the related prospectus supplement. Nevertheless, in some cases, particularly those involving unaffiliated mortgage loan sellers, the depositor may not be able to establish the underwriting standards used in the origination of the related mortgage loans. In those cases, the related prospectus supplement will include a statement to this effect and will reflect what, if any, re-underwriting of the related mortgage loans was completed by the depositor or any of its affiliates. To the extent the mortgage loans cannot be re-underwritten or the underwriting criteria cannot be verified, the mortgage loans might suffer losses greater than they would had they been directly underwritten by the depositor or an affiliate thereof. Any losses of this kind, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

Foreclosure of Loans May Result in Limitations or Delays in Recovery and Losses Allocated to the Related Securities

Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In several states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. The master servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. If any mortgaged properties fail to provide adequate security for the mortgage loans in the trust fund related to your security and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a master servicer takes the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance loan than would be the case with a larger principal balance loan.

Mortgaged Properties Are Subject to Certain Environmental Risks and the Cost Of environmental Clean-up May Increase Losses on the Related Mortgage Loans

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on the property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner's or operator's ability to sell the property. Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, mortgage loans contained in a trust fund may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The master servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property. However, to the extent the master servicer errs and forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.

The Ratings of Your Securities May Be Lowered or Withdrawn Which May Adversely affect the Liquidity or Market Value of Your Security

It is a condition to the issuance of the securities that each series of securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance to you that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of securities. If any rating is revised or withdrawn, the liquidity or the market value of your security may be adversely affected.

Failure of the Mortgage Loan Seller to Repurchase or Replace a Loan May result in Losses Allocated to the Related Securities

Each mortgage loan seller will have made representations and warranties in respect of the mortgage loans and contracts sold by the mortgage loan seller and evidenced by a series of securities. In the event of a breach of a mortgage loan seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or contract, the related mortgage loan seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or contract as described under “Mortgage Loan Program-Representations as to Mortgage Loans to be made by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation”. However, there can be no assurance that a mortgage loan seller will honor its obligation to cure, repurchase or, if permitted, replace any mortgage loan or contract as to which a breach of a representation or warranty arises. A mortgage loan seller's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

In instances where a mortgage loan seller is unable, or disputes its obligation, to purchase affected mortgage loans or contracts, the master servicer may negotiate and enter into one or more settlement agreements with the mortgage loan seller that could provide for the purchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans or contracts which would be borne by the related securities. Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan or contract if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that the mortgage loan sellers will carry out their purchase obligations. A default by a mortgage loan seller is not a default by the depositor or by the master servicer. Any mortgage loan or contract not so purchased or substituted for shall remain in the related trust fund and any related losses shall be allocated to the related credit support, to the extent available, and otherwise to one or more classes of the related series of securities.

All of the representations and warranties of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan or contract was purchased from the mortgage loan seller by or on behalf of the depositor which will be a date prior to the date of initial issuance of the related series of securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the mortgage loan seller's purchase obligation, or, if specified in the related prospectus supplement, limited replacement option, will not arise if, during the period after the date of sale by the mortgage loan seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or contract. The occurrence of events during this period that are not covered by a mortgage loan seller's purchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

Book-Entry Registration May Affect Liquidity of the Securities

Because transfers and pledges of securities registered in the name of a nominee of the DTC can be effected only through book entries at DTC through participants, the liquidity of the secondary market for DTC registered securities may be reduced to the extent that some investors are unwilling to hold securities in book entry form in the name of DTC and the ability to pledge DTC registered securities may be limited due to the lack of a physical certificate. Beneficial owners of DTC registered securities may experience delay in the receipt of payments of principal and interest since payments will be forwarded by the related trustee to DTC who will then forward payment to the participants who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC registered securities are recorded, the ability of beneficial owners to obtain timely payment and—if the limits of applicable insurance coverage is otherwise unavailable—ultimate payment of principal and interest on DTC registered securities may be impaired.

The Yield to Maturity on Your Securities Will Depend on a Variety of Factors including Prepayments

The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

●          the extent of prepayments on the underlying mortgage loans and contracts in the trust fund or, if the trust fund is comprised of underlying securities, on the mortgage loans backing the underlying securities;

●          how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

●          if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

●	the rate and timing of defaults and losses on the assets in the related trust fund;

●          repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, master servicer or mortgage loan seller and

●          with respect to a trust fund containing revolving credit loans, additional draws on under the related credit line agreements.

Prepayments on mortgage loans and contracts are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The rate of prepayment of the mortgage loans and contracts included in or underlying the assets in each trust fund may affect the yield to maturity of the securities. In general, if you purchase a class of offered securities at a price higher than its outstanding principal balance and principal distributions on that class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

The yield to maturity on certain types of classes of securities including Strip Securities, Accrual Securities, securities with an interest rate which fluctuates inversely with an index or certain other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related mortgage loans and contracts than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities.

To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans or contracts, holders of the securities may receive an additional prepayment.

See “Yield Considerations” and “Maturity and Prepayment Considerations.”

The Exercise of an Optional Termination Right Will Affect the Yield to Maturity on the Related Securities

If so specified in the related prospectus supplement, certain parties will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. Upon the purchase of the securities or at any time thereafter, at the option of the party entitled to termination, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold.

The prospectus supplement for each series of securities will set forth the party that may, at its option, purchase the assets of the related trust fund if the aggregate principal balance of the mortgage loans and other trust fund assets in the trust fund for that series is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other trust fund assets at the cut-off date for that series. The percentage will be between 25% and 0%. The exercise of the termination right will effect the early retirement of the securities of that series. The prospectus supplement for each series of securities will set forth the price to be paid by the terminating party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

In addition to the repurchase of the assets in the related trust fund as described in the paragraph above, the related prospectus supplement may permit that, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the option to terminate as described in the paragraph above becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. In this case, the call class must remit to the trustee for distribution to the holders of the related securities offered by this prospectus a price equal to 100% of the principal balance of their securities offered by this prospectus as of the day of the purchase plus accrued interest thereon at the applicable interest rate during the related period on which interest accrues on their securities. If funds equal to the call price are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, the termination will constitute a “qualified liquidation” under Section 860F of the Internal Revenue Code. In connection with a call by the call class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders. A trust fund may also be terminated and the certificates retired upon the master servicer's determination, if applicable and based upon an opinion of counsel, that the REMIC status of the trust fund has been lost or that a substantial risk exists that the REMIC status will be lost for the then current taxable year.

The termination of a trust fund and the early retirement of securities by any party would decrease the average life of the securities and may adversely affect the yield to holders of some or all classes of the related securities.

Considerations for Benefit Plan Investors

If you are buying the offered securities on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. These rules are described in general in this prospectus under the caption “ERISA Considerations.” However, due to the complexity of regulations that govern these plans, if you are subject to the ERISA you are urged to consult your own counsel regarding any consequences under ERISA of the acquisition, ownership and disposition of the securities of any series offered by this prospectus and the related prospectus supplement.

Violations of Consumer Protection Laws May Result in Losses on the Mortgage Loans and the Securities Backed by Those Mortgage Loans

Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

●	regulate interest rates and other charges on mortgage loans;
●	require specific disclosures to borrowers;
●	require licensing of originators; and
●	regulate generally the origination, servicing and collection process for the mortgage loans.

Depending on the specific facts and circumstances involved, violations may limit the ability of a trust fund to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, like a trust fund, or the initial servicer or a subsequent servicer, as the case may be. In particular, it is possible that mortgage loans included in a trust fund will be subject to the Home Ownership and Equity Protection Act of 1994. The Homeownership Act adds additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Homeownership Act have annual percentage rates over 8 percentage points for first lien loans or 10 percentage points for subordinate lien loans greater than the yield on Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $480. The $480 amount is adjusted annually based on changes in the Consumer Price Index for the prior year. The provisions of the Homeownership Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, like a trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan. Recently, class action lawsuits under the Homeownership Act have been brought naming as a defendant securitization trusts like the trust funds described in this prospectus with respect to the mortgage loans.

In addition, amendments to the federal bankruptcy laws have been proposed that could result in (1) the treatment of a claim secured by a junior lien in a borrower's principal residence as protected only to the extent that the claim was secured when the security interest was made and (2) the disallowance of claims based on secured debt if the creditor failed to comply with specific provisions of the Truth in Lending Act (15 U.S.C. ss.1639). These amendments could apply retroactively to secured debt incurred by the debtor prior to the date of effectiveness of the amendments.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originator's failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

The depositor will represent that all applicable federal and state laws were complied with in connection with the origination of the mortgage loans. If there is a material and adverse breach of a representation, the depositor will be obligated to repurchase any affected mortgage loan or to substitute a new mortgage loan into the related trust fund. See “Legal Aspects of Mortgage Loans”.

Modification of a Mortgage Loan by The Master Servicer May Reduce The Yield On the Related Securities

In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, the master servicer, if it determines it is in the best interests of the related securityholders, may permit modifications of the mortgage loan rather than proceeding with foreclosure. Modification may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan retained in the related trust fund may result in reduced collections from that mortgage loan and, to the extent not covered by the related credit support, reduced distributions on one or more classes of the related securities. Any mortgage loan modified to extend the final maturity of the mortgage loan may result in extending the final maturity of one or more classes of the related securities. See “Collection and Other Servicing Procedures Employed by the Master Servicer”.

Additional Risk Factors Will Be Set Forth in the Prospectus Supplement Related to a Series of Securities

The prospectus supplement relating to a series of offered securities will set forth additional risk factors pertaining to the characteristics or behavior of the assets to be included in a particular trust fund and, if applicable, legal aspects of trust fund assets as well as any risk factors pertaining to the investment in a particular class of offered securities.

Several capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. All of the capitalized terms used in this prospectus are defined in the glossary in this prospectus.

THE TRUST FUNDS

The trust fund for each series will be held by the trustee for the benefit of the related securityholder. Each trust fund will consist of:

●          a segregated pool of various types of one- to four-family residential first and junior lien mortgage loans including closed-end home equity loans, one- to four-family first or junior lien home equity revolving lines of credit, multifamily residential mortgage loans, cooperative apartment loans or installment loan agreements, or beneficial interests therein,

●          installment or conditional sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes,

●          pass-through or participation certificates issued or guaranteed by the GNMA, Fannie Mae or Freddie Mac, commonly referred to as agency securities, or

●          pass-through or participation certificates or other mortgage-backed securities issued or guaranteed by private entities.

The Mortgage Loans

General

The mortgage loans, home equity loans or revolving credit loans included in a trust fund may be secured by any of the following:

●	first or junior liens on by one- to four-family residential properties

●          rental apartments or projects, including apartment buildings owned by cooperative housing corporations, containing five or more dwelling units

●          shares in a private cooperative housing corporation that give the owner thereof the right to occupy a particular dwelling unit in the cooperative

●	manufactured homes that have been permanently attached to real estate, or
●	real property acquired upon foreclosure or comparable conversion of then mortgage loans.

Any of these loan types may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The mortgaged properties may include leasehold interests in residential properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the mortgage note by at least five years.

In connection with a series of securities backed by revolving credit loans, if the accompanying prospectus supplement indicates that the pool consists of certain balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

Each mortgage loan will have been originated by a person not affiliated with the depositor. Each mortgage loan will be selected by the depositor for inclusion in a mortgage pool from among those purchased, either directly or indirectly, on or before the date of initial issuance of the related securities, from a prior holder thereof, which prior holder may not be the originator thereof and may be an affiliate of the depositor. See “Mortgage Loan Program—Underwriting Standards”.

All of the mortgage loans or home equity loans will have individual principal balances at origination of not more than $5,000,000, monthly payments due on the first day of each month, original terms to maturity of not more than 40 years and be one of the following types of mortgage loans:

●          fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

●          fully amortizing mortgage loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index;

●          ARM Loans that provide for an election, at the borrower's option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

●          ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

●          fully amortizing mortgage loans with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

●          fixed interest rate mortgage loans providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term;

●	revolving credit loans; or
●	another type of mortgage loan described in the related prospectus supplement.

Junior Lien Mortgage Loans

If provided in the related prospectus supplement, the mortgage pools may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first, to the payment of court costs and fees in connection with the foreclosure, second, to real estate taxes and third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens.

The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the mortgage loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a mortgage loan than would be the case in a typical pool of first priority mortgage loans.

Unless otherwise specified in the related prospectus supplement, the following requirements as to the loan-to-value ratio of each junior lien mortgage loan shall apply. The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property. The value of a single-family property, multifamily property or cooperative unit, other than with respect to refinance loans, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. Refinance loans are mortgage loans made to refinance existing loans. The value of the mortgaged property securing a refinance loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the refinance loan. Unless otherwise specified in the related prospectus supplement, for purposes of calculating the loan-to-value ratio of a contract relating to a new manufactured home, the value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including “accessories” identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related prospectus supplement, with respect to a used manufactured home, the value is the least of the sale price, the appraised value, and the national automobile dealer's association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

A mortgaged property may have been subject to secondary financing at origination of the mortgage loan, but, unless otherwise specified in the related prospectus supplement, the total amount of primary and secondary financing at the time of origination of the mortgage loan did not produce a combined loan-to-value ratio in excess of 90%, in the case of a mortgage loan secured by an owner-occupied primary residence or 80%, in the case of a mortgage loan secured by a vacation or second home.

If so provided in the related prospectus supplement certain or all of the single family loans may have loan-to-value ratios in excess of 80% and as high as 125% that are not insured by primary mortgage insurance policies.

Occupancy Status of the Related Mortgaged Property

With respect to each mortgaged property, unless otherwise provided in the related prospectus supplement, the borrower will have represented that the dwelling is either an owner-occupied primary residence or a vacation or second home that is not part of a mandatory rental pool and is suitable for year-round occupancy.

With respect to a vacation or second home, no income derived from the property will be considered for underwriting purposes.

Condominiums

Unless otherwise specified in the related prospectus supplement, with respect to mortgage loans secured by condominium units, the related condominium project will generally have characteristics that satisfy the Fannie Mae guidelines. See “Mortgage Loan Program—Representations by or on behalf of Mortgage Loan Sellers; Repurchases” for a description of certain other representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

Buydown Mortgage Loans

If provided in the related prospectus supplement, certain of the mortgage pools may contain mortgage loans subject to temporary buydown plans, pursuant to which the monthly payments made by the borrower in the early years of the mortgage loan, the buydown period, will be less than the scheduled monthly payments on the mortgage loan. The resulting difference is to be made up from buydown funds equal to an amount contributed by the borrower, the seller of the mortgaged property, or another source and placed in a custodial account and unless otherwise specified in the prospectus supplement, investment earnings on the buydown funds.

Generally, the borrower under each buydown mortgage loan will be qualified at the applicable buydown mortgage rate. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger level monthly payments after the buydown funds have been depleted and, for certain buydown mortgage loans, during the buydown period. See “Mortgage Loan Program—Underwriting Standards” for a discussion of loss and delinquency considerations relating to buydown mortgage loans.

Primary Mortgage Insurance

Except in the case of high loan-to-value loans and as otherwise specified in the related prospectus supplement, each mortgage loan having a loan-to-value ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This insurance must remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See “Description of Primary Insurance Policies—Primary Mortgage Insurance Policies”.

Mortgage Loan Information in Prospectus Supplement

Each prospectus supplement will contain information, as of the date of the related prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans, agency securities, private mortgage-backed securities contained in the related trust fund, including:

●          the aggregate outstanding principal balance, the largest, smallest and average outstanding principal balance of the trust fund assets as of the applicable cut-off date, and, with respect to mortgage loans secured by a junior lien, the amount of the related senior liens,

●           the type of property securing the mortgage loans (e.g., one- to four-family houses, multifamily residential dwellings, shares in cooperatives and the related proprietary leases or occupancy agreements, condominium units and other attached units, new or used manufactured homes and vacation and second homes),

●	the original terms to maturity of the mortgage loans,
●	the earliest origination date and latest maturity date,

●          the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate principal balance of mortgage loans having combined loan-to-value ratios exceeding 80%,

●          the interest rates or range of interest rates borne by the mortgage loans or mortgage loans underlying the agency securities or private mortgage-backed securities,

●	the geographical distribution of the mortgage loans on a state-by-state basis,
●	the number and aggregate principal balance of buydown mortgage loans, if any,
●	the weighted average retained interest, if any,

●          with respect to adjustable rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variation at the time of any adjustment and over the life of the adjustable rate mortgage loan, and,

●          with respect to the high loan-to-value mortgage loans of the type described above, whether the loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust.

If specific information respecting the trust fund assets is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance thereof and will be filed, together with the related pooling and servicing agreement or trust agreement, with respect to each series of certificates, or the related servicing agreement, trust agreement and indenture, with respect to each series of notes, as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after initial issuance of the series.

The composition and characteristics of a pool containing revolving credit loans may change from time to time as a result of any draws made after the related cut-off date under the related credit line agreements that are included in the mortgage pool. If assets of the trust fund are added or deleted from the trust fund after the date of the accompanying prospectus supplement other than as a result of any draws, the addition or deletion will be noted in the Form 8-K.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures or repossessions and losses could be higher than those now generally experienced by institutional lenders. Manufactured homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of housing properties. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans and, accordingly, the rates of delinquencies, foreclosures or repossessions and losses with respect to any mortgage pool. To the extent that these losses are not covered by credit support, these losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series offered by this prospectus.

Assignment of the Mortgage Loans

The depositor will cause the mortgage loans comprising each trust fund to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the mortgage loans, either directly or through other loan servicing institutions pursuant to a pooling and servicing agreement or servicing agreement among the depositor, itself and the trustee, and will receive a fee for such services. See “Mortgage Loan Program” and “Description of the Securities”. With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement as if the master servicer alone were servicing the mortgage loans.

The depositor will make certain representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. See “Description of the Securities— Assignment of Trust Fund Assets”.

The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to enforce certain purchase and other obligations of sub-servicers or mortgage loan sellers, or both, as more fully described under “Mortgage Loan Program —Representations by or on behalf of Mortgage Loan Sellers; Repurchases” and “Description of the Securities—Sub-Servicing” and”—Assignment of Trust Fund Assets”) and, unless otherwise provided in the related prospectus supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in amounts described under “Description of the Securities—Advances in respect of Delinquencies”. Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided and in the related prospectus supplement.

The single-family loans will be evidenced by promissory notes, the mortgage notes, secured by first mortgages or first deeds of trust creating a first lien on the single-family properties. The single-family properties will consist of one- to four-family residences, including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Single-family loans may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement.

The multifamily loans will be evidenced by mortgage notes secured by mortgages creating a first lien on the multifamily properties. The multifamily properties will consist of rental apartments or projects, including apartment buildings owned by cooperative housing cooperatives, containing five or more dwelling units. Multifamily properties may include high-rise, mid-rise and garden apartments. Multifamily loans may be conventional loans or FHA insured loans as specified in the related prospectus supplement.

The cooperative loans will be evidenced by promissory notes secured by security interests in shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

Revolving Credit Loans

General

The revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle. The billing cycle in most cases will be the calendar month preceding a due date. Each revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of the index on the day specified in the accompanying prospectus supplement, and the gross margin specified in the related mortgage note, which may vary under circumstances if stated in the accompanying prospectus supplement, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. If specified in the prospectus supplement, some revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin.

The borrower for each revolving credit loan may draw money in most cases with either checks or credit cards, subject to applicable law, on such revolving credit loan at any time during the period in which a draw may be made under the related credit line agreement, the draw period. Unless specified in the accompanying prospectus supplement, the draw period will not be more than 15 years. Unless specified in the accompanying prospectus supplement, for each revolving credit loan, if the draw period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any draw during the repayment period. Prior to the repayment period, or prior to the date of maturity for loans without repayment periods, the borrower for each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the finance charge for each billing cycle as described in the second following paragraph. In addition, if a revolving credit loan has a repayment period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any draw for any revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the draw. Draws will be funded by the master servicer or servicer or other entity specified in the accompanying prospectus supplement.

Unless specified in the accompanying prospectus supplement, for each revolving credit loan:

●          the finance charge for any billing cycle, in most cases, will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by 365 multiplied by that day's principal balance,

●          the account balance on any day in most cases will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related draws funded on that day and outstanding at the beginning of that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges, collectively known as additional charges, that are due on the revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any draws on that day, and

●          the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the revolving credit loan.

Payments made by or on behalf of the borrower for each revolving credit loan, in most cases, will be applied first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related draws outstanding.

The mortgaged property securing each revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related draw or portion thereof, if any, that is not included in the related pool, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage relating to the revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the revolving credit loan will be allocated as described in the related prospectus supplement among the revolving credit loan and the outstanding principal balance of each draw or portion of draw excluded from the pool. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any draw or portion thereof excluded from the pool. If any entity with an interest in a draw or portion thereof excluded from the pool or any other excluded balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan over the objection of the trust fund and the securityholders. If that occurs, delays and reductions in payments to the trust fund and the securityholders could result.

In most cases, each revolving credit loan may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment made for the revolving credit loan. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary due-on-sale clause.

As to each revolving credit loan, the borrower's rights to receive draws during the draw period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

●	a materially adverse change in the borrower's financial circumstances;

●          a decline in the value of the mortgaged property significantly below its appraised value at origination; or

●	a payment default by the borrower.

However, as to each revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances. The master servicer or the servicer, as applicable, will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, at the discretion of the master servicer or servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

●	the borrower's failure to make any payment as required;

●          any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

●	any fraud or material misrepresentation by a borrower in connection with the loan.

The master servicer or servicer will have the option to allow an increase in the credit limit applicable to any revolving credit loan in certain limited circumstances. In most cases, the master servicer or servicer will have an unlimited ability to allow increases provided that the specified conditions are met including a new appraisal or other indication of value is obtained and the new combined LTV ratio is less than or equal to the original combined LTV ratio.

If a new appraisal is not obtained and the other conditions in the preceding sentence are met, the master servicer or servicer will have the option to allow a credit limit increase for any revolving credit loan subject to the limitations described in the related agreement.

The proceeds of the revolving credit loans may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

Allocation of Revolving Credit Loan Balances

For any series of securities backed by revolving credit loans, the related trust fund may include either:

●          the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to daws made after the related cut-off date, or

●          a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to such balance, and may not include some portion of the principal balance attributable to draws made after the cut-off date.

The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the trust balance and any portion of the principal balance of a revolving credit loan, if any, not included in the trust balance at any time, which will include balances attributable to draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, the excluded balance. Typically, the provisions may:

●          provide that principal payments made by the borrower will be allocated as between the trust balance and any excluded balance either on a pro rata basis, or first to the trust balance until reduced to zero, then to the excluded balance, or according to other priorities specified in the accompanying prospectus supplement, and

●          provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any realized losses, will be allocated between the trust balance and any excluded balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

Even where a trust fund initially includes the entire principal balance of the revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the trust fund may not include balances attributable to additional draws made thereafter. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

The Contracts

The contracts included in a trust fund may be conditional or installment sales contracts or installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. The contracts may be conventional manufactured housing contracts or contracts insured byt he FHA or parially guaranteed by the VA. Each secured will be secured by a new or used unit of manufactured housing. The manufactured homes securing the contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a manufactured home as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

The depositor will cause the contracts to be assigned and/or pledged to the trustee named in the related prospectus supplement for the benefit of the related securityholders. The master servicer will service the contracts, either by itself or through other servicers, pursuant to the pooling and servicing or servicing agreement.

Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a current report on Form 8-K to be filed with the Commission, will specify, for the contracts contained in the related contract pool, among other things:

●	the dates of origination of the contracts;
●	the weighted average annual percentage rate on the contracts;
●	the range of outstanding principal balances as of the cut-off date;
●	the average outstanding principal balance of the contracts as of the cut-off date;
●	the weighted average term to maturity as of the cut-off date; and
●	the range of original maturities of the contracts.

Agency Securities

The agency securities evidenced by a series of certificates will consist of:

●          mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related prospectus supplement, ultimate payment of principal by the Freddie Mac certificates,

●          guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by the Fannie Mae certificates,

●          fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the GNMA certificates,

●          stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the principal distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all such distributions) on certain Freddie Mac, Fannie Mae or GNMA certificates and, unless otherwise specified in the prospectus supplement, guaranteed to the same extent as the underlying securities,

●          another type of guaranteed pass-through certificate issued or guaranteed by GNMA, Fannie Mae or Freddie Mac and described in the related prospectus supplement or

●	a combination of such agency securities.

All GNMA certificates will be backed by the full faith and credit of the United States. No Freddie Mac or Fannie Mae certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

The agency securities may consist of pass-through securities issued under Freddie Mac's Cash or Guarantor Program, the GNMA I Program, the GNMA II Program or another program specified in the prospectus supplement. The payment characteristics of the mortgage loans underlying the agency securities will be described in the related prospectus supplement.

Government National Mortgage Association

GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of the Housing Act, authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at anytime sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

GNMA Certificates

Each GNMA certificate held in a trust fund, which may be issued under either the GNMA I Program or the GNMA II Program, will be a “fully modified pass-through” mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA certificates will consist of FHA Loans and/or VA Loans. Each of these mortgage loans is secured by a one- to four-family residential property. GNMA will approve the issuance of each GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will be required to advance its own funds in order to make timely payments of all amounts due on each GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans or VA Loans underlying each GNMA certificate are less than the amounts due on each GNMA certificate.

The full and timely payment of principal of and interest on each GNMA certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each GNMA certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA issuer to the registered holder of the GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the GNMA certificate and liquidation proceeds in the event of a foreclosure or other disposition of any FHA Loans or VA Loans.

If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of the GNMA certificate. In the event no payment is made by a GNMA issuer and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of the GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular GNMA I certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on such GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II certificate, except for pools of mortgage loans secured by manufactured homes.

Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

GNMA certificates may be backed by graduated payment mortgage loans or by buydown mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA certificates backed by pools containing buydown mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether the GNMA certificates are backed by graduated payment mortgage loans or buydown mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

If specified in a prospectus supplement, GNMA certificates may be backed by multifamily mortgage loans having the characteristics specified in such prospectus supplement.

Federal Home Loan Mortgage Corporation

Freddie Mac is a corporate instrumentality of the United States created pursuant to the Freddie Mac Act. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates

Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans, referred to together as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

Mortgage loans underlying the Freddie Mac certificates held in a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the Guarantor Program, any such Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received.

Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

●	30 days following foreclosure sale,
●	30 days following payment of the claim by any mortgage insurer, or

●          30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal.

In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on such mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage, required by Freddie Mac. The required yield, which includes a minimum, servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

Federal National Mortgage Association

Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates

Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae certificates held in a trust fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option, pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If specified in the prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on such mortgage loans.

Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates, as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

Stripped Mortgage-Backed Securities

Agency securities may consist of one or more stripped mortgage-backed securities, each as described in the related prospectus supplement. Each such agency security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae or GNMA certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or GNMA, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or GNMA will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security, unless otherwise specified in the related prospectus supplement.

Other Agency Securities

If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae or Freddie Mac. The characteristics of any such mortgage pass-through certificates will be described in such prospectus supplement. If so specified, a combination of different types of agency securities may be held in a trust fund.

Private Mortgage-Backed Securities

General

Private mortgage-backed securities may consist of mortgage participations or pass-through certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Any private mortgage-backed securities underlying any securities will (i) either (a) have been previously registered under the Securities Act of 1933, as amended, or (b) will be eligible for sale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) will be acquired in secondary market transactions from persons other than the issuer or its affiliates. Alternatively, if the private mortgage-backed securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the private mortgage-backed securities will be registered under the Securities Act of 1933, as amended, at the same time as the securities.

$661,696,000  (Approximate)

Citigroup Mortgage Loan Trust 2006-HE1
Issuing Entity

Citigroup Mortgage Loan Trust Inc.
Depositor

Citigroup Mortgage Loan Trust Inc.
Asset-Backed Pass-Through Certificates, Series 2006-HE1

Prospectus Supplement
Dated March 28, 2006

Citigroup Global Markets Realty Corp.
Sponsor

Wells Fargo Bank, N.A.
JPMorgan Chase Bank, National Association
Servicers

Citibank, N.A.
Trust Administrator

Citigroup

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates offered hereby in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days following the date of this prospectus supplement.